UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

KREIDO BIOFUELS, INC.
(f/k/a Gemwood Productions, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-130606	20-3240178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1140 Avenida Acaso
Camarillo, CA	93012
(Address of principal executive offices)	(Zip Code)

(805) 389-3499
(Registrant’s telephone number, including area code)

88 West 44th Avenue, Vancouver, British Columbia, V5Y 2V1, Canada
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and are based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

On November 2, 2006, Gemwood Productions, Inc., a Nevada corporation (“Gemwood”), changed its name to Kreido Biofuels, Inc. On January 12, 2007 Gemwood completed a reverse merger (the “Merger”) whereby Kreido Acquisition Corp., a California corporation and a wholly-owned subsidiary of Gemwood (“Acquisition Sub”), merged with and into Kreido Laboratories, a California corporation (“Kreido”). Gemwood acquired the business of Kreido pursuant to the Merger and will continue the existing business operations of Kreido, its wholly-owned subsidiary, as a publicly-traded company under the name Kreido Biofuels, Inc. (the “Company”).

The terms “the Company,” “we,” “us,” and “our” refer to Kreido Biofuels, Inc. and its wholly-owned subsidiary, Kreido Laboratories, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “Gemwood” refers to Kreido Biofuels, Inc. (f/k/a Gemwood Productions, Inc.) before giving effect to the Merger, and the term “Kreido” refers to Kreido Laboratories before giving effect to the Merger. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

On January 12, 2007, the Company completed the Merger. For a description of the Merger and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.01(a)-(e). Completion of Acquisition or Disposition of Assets.

THE MERGER AND RELATED TRANSACTIONS

The Merger

On January 12, 2007 (the “Closing Date”), Gemwood, the Acquisition Sub and Kreido entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) and on the same date consummated the Merger. Before their entry into the Merger Agreement, no material relationship existed between Gemwood (or its subsidiaries) and Kreido. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Merger Agreement, on the Closing Date, the Acquisition Sub, a wholly-owned subsidiary of Gemwood, merged with and into Kreido, with Kreido remaining as the surviving entity. Gemwood acquired the business of Kreido pursuant to the Merger and will continue the existing business operations of Kreido as a publicly-traded company under the name Kreido Biofuels, Inc. As a result of the Merger, Kreido is a wholly-owned subsidiary of the Company.

On the Closing Date and in connection with the Merger, the holders of Kreido’s issued and outstanding common stock before the Merger (the “Kreido Shareholders”) surrendered all of their issued and outstanding common stock of Kreido and received common stock of the Company, par value $0.001 per share (“Common Stock”).

On the Closing Date, all of the issued and outstanding options to purchase shares of Kreido common stock that were issued under Kreido’s 1997 Stock Compensation Program (the “1997 Program”) were exchanged for options (the “New Options”) to purchase shares of the Company’s Common Stock. Also on the Closing Date, holders of all of the issued and outstanding warrants to purchase shares of Kreido’s capital stock prior to the Merger received warrants (the “New Warrants”) to purchase shares of the Company’s Common Stock. The number of shares of Common Stock issuable under, and the price per share upon exercise of, the New Options and New Warrants were calculated based upon the terms of the original options and warrants of Kreido, as adjusted by the conversion ratio in the Merger, which is described in the Merger Agreement. The New Options will be administered under the 1997 Program, which was assumed by the Company in the Merger.

An aggregate of 27,000,000 shares of Common Stock was issuable to Kreido Shareholders and the holders of outstanding Kreido options and warrants on the Closing Date, of which 25,263,683 shares of Common Stock were issued to Kreido Shareholders, and an aggregate of 1,736,317 shares of Common Stock was reserved for issuance upon the exercise of the New Warrants and New Options. The Kreido Shareholders who received Common Stock in the Merger have agreed not to engage, directly or indirectly, in certain Prohibited Transactions (as defined in the Merger Agreement) beginning on the Closing Date and ending on the first anniversary thereof. The stockholders of Gemwood before the Merger (the “Gemwood Stockholders”) retained 8,750,000 shares of Common Stock.

The Merger Agreement contains customary representations, warranties and covenants of Gemwood, Kreido and, as applicable, Acquisition Sub, for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions. The Merger Agreement contains a post-closing adjustment to the number of shares of Common Stock issued to the Kreido Shareholders in an amount up to 2,000,000 shares of Common Stock, issued on a pro rata basis, for any breach of the Merger Agreement by Gemwood discovered during the two-year period following the Closing Date. In order to secure the indemnification obligations of the Kreido Shareholders pursuant to the Merger Agreement, 5% of the shares of Common Stock to which the Kreido Shareholders are entitled in exchange for their shares of Kreido in connection with the Merger will be held in escrow for a period of two years pursuant to an Escrow Agreement, a copy of which agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Gemwood before the Merger will be replaced with the historical financial statements of Kreido before the Merger in all future filings with the SEC.

On the Closing Date, Stephen B. Jackson and Victor Manuel Savceda, constituting all of the directors of Gemwood before the Merger, appointed Betsy Wood Knapp, Joel A. Balbien, G.A. Ben Binninger and Joseph Marks to fill vacancies on the Board of Directors (the “Board”). Also on the Closing Date, Messrs. Jackson and Savceda resigned from the Board, and the then-current officer of Gemwood resigned and new executive officers designated by Kreido were appointed. The current officers and directors of the Company are identified on page 47 under “Directors and Executive Officers.”

Before the Merger, the 2006 Equity Incentive Plan (the “2006 Plan”) was adopted by the Board and the Gemwood Stockholders. As of the Closing Date, 3,850,000 shares of Common Stock were reserved for issuance under the 2006 Plan as incentive awards for executive officers, key employees, consultants and directors.

The parties have taken all actions necessary to ensure that the Merger is treated as a “tax free exchange” under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Offering and Bridge Financing

Concurrently with the closing of the Merger, the Company consummated a private offering (the “Offering”) of 18,518,519 units of its securities (the “Units”), at a purchase price of $1.35 per Unit, each Unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock (the “Investor Warrants”). The Investor Warrants are exercisable for a period of five (5) years from the date of issuance at an exercise price of $1.85 per share, provided that the holder provides the Company written notice at least 61 days prior to the intended date of exercise. The Investor Warrants are callable by the Company under certain circumstances. The Offering was made only to accredited investors as defined under Regulation D, Rule 501(a) promulgated by the SEC.

In November and December 2006, to facilitate the completion of the Merger and to enable Kreido to meet specific working capital requirements, certain shareholders of Kreido provided bridge financing (the “Bridge Financing”) to Kreido. The Bridge Financing was evidenced by unsecured promissory notes, as amended (the “Bridge Notes”), in the aggregate face amount of $370,004 which were scheduled to mature on January 10, 2007 and bore no interest. The holders of the Bridge Notes issued in November agreed to convert their Bridge Notes into Units in the Offering at the rate of one Unit for each $1.35 of debt (such November Bridge Notes hereinafter referred to as the “Converting Bridge Notes”). The holders of the Bridge Notes issued in December were repaid in full at Closing from the proceeds of the Offering.

On the Closing Date, investors in the Offering, including the holders of the Converting Bridge Notes, collectively purchased 18,518,519 Units for a total consideration of $24,749,996 in cash and $250,004 in cancelled indebtedness pursuant to those certain Subscription Agreements dated as of the Closing Date, the form of which Subscription Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The sale of the Units in the Offering was exempt from registration under Section 4(2) of the Securities Act, and Rule 506 of Regulation D as promulgated by the SEC. In the Offering, no general solicitation was made by us or any person acting on our behalf. The Units were sold pursuant to transfer restrictions, and the certificates for shares of Common Stock and Investor Warrants underlying the Units sold in the Offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption therefrom.

Pursuant to the Subscription Agreements entered into on the Closing Date between the Company and each investor in the Offering, the Company is obligated to notify investors in the Offering at least 15 business days prior to the closing of any subsequent financing of the Company which occurs within two years of the Closing Date, and the investors have the right to participate in any such subsequent financing on the same terms, conditions and price provided for in such subsequent offering. The notice requirements and terms of the investors’ participation in the subsequent financings are described in more detail in the Subscription Agreement.

Sanders Morris Harris, Inc. acted as a placement agent in connection with the Offering and received fees of $359,460. Gamma Capital Partners, LLC and Capitol Securities Management, Inc. provided financial advisory services to the Company in connection with the Offering and received fees of $400,000 and $14,000.

The form of the Company’s Investor Warrant issued in the Offering is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger, the Offering and the other transactions related thereto are collectively referred to herein as the “Transactions.”

Registration Rights

On the Closing Date, the Company entered into a Registration Rights Agreement with the investors in the Offering. Under the terms of the Registration Rights Agreement, the Company has committed to file a Registration Statement covering the resale of the Common Stock underlying the Units (including the Common Stock issuable upon exercise of the Investor Warrants) within 60 days from the Closing Date and is obligated to use commercially reasonable efforts to cause such Registration Statement to become effective no later than 90 days after the date filed (or 120 days if such Registration Statement is subject to a review by the SEC).  Also pursuant to the Registration Rights Agreement, the Company is obligated to use commercially reasonable efforts to maintain the effectiveness of this Registration Statement until all of the Common Stock covered by such Registration Statement has been sold or may be sold under Rule 144(k) of the Securities Act. The Company will be liable for penalties payable under the Registration Rights Agreement in shares of its Common Stock as follows:

·
5% of the shares sold in the Offering if the Registration Statement is not filed or does not become effective on the date by which the Company is required to cause it to be filed or to become effective, consistent with the terms and provisions of the Registration Rights Agreement;

·	an additional 5% payable if the Registration Statement is not filed within 90 days after the Closing Date;
·
an additional 5% payable if the Registration Statement is not filed within 120 days after the Closing Date, for a maximum penalty of 15% with respect to the Registration Statement not being filed by the date on which the Company is required to cause it to be filed;

·	an additional 5% payable if effectiveness does not occur within 120 days after filing, if not reviewed by the SEC, or within 150 days after filing, if reviewed by the SEC; and
·
an additional 5% payable if effectiveness does not occur within 150 days after filing, if not reviewed by the SEC, or within 180 days after filing, if reviewed by the SEC, for a maximum penalty of 15% with respect to the Registration Statement not becoming effective by the date on which the Company is required to cause it to become effective.

The form of Registration Rights Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Split-Off Agreement

Contemporaneously with the closing of the Merger, the Company split-off its wholly-owned subsidiary, Gemwood Leaseco, Inc., a Nevada corporation (“Leaseco”), through the sale of all of the outstanding capital stock of Leaseco (the “Split-Off”). On the Closing Date, the Company executed a Split-Off Agreement with Victor Manuel Savceda and Leaseco, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreements

On the Closing Date, each of the officers and directors of the Company, and each Kreido Shareholder holding more than 1% of Kreido’s outstanding common stock prior to the Merger has agreed not to offer, sell, contract to sell or otherwise dispose of or transfer title to any of the shares of Common Stock acquired pursuant to or in connection with the Merger Agreement, during the period commencing on the Closing Date and ending on the 12-month anniversary of the Closing Date, without the prior written consent of the Company and Tompkins Capital Group. Such agreements are set forth in written Lock-Up Agreements dated as of the Closing Date. A form of the Lock-Up Agreement entered into by the officers, directors and principal Kreido Shareholders is attached as Exhibit 4.2 to this Current Report on Form 8-K.

Pro Forma Ownership

Immediately after giving effect to the Merger, there were issued and outstanding on a fully diluted basis (including the shares of Common Stock underlying the warrants and options, and the shares authorized for issuance under the Company’s 2006 Plan), 76,637,038 shares of Common Stock, as follows:

·
the Kreido Shareholders (including former holders of Kreido stock options and warrants) beneficially owned 27,000,000 shares of Common Stock, of which approximately 25,263,683 shares were issued and outstanding (including the shares held in escrow to satisfy indemnification obligations under the Merger Agreement);

·	the Gemwood Stockholders held 8,750,000 shares of Common Stock;

·
the investors in the Offering (including the holders of the Kreido Converting Bridge Notes who received Units in exchange for the cancellation of indebtedness) held 18,518,519 shares of Common Stock and Investor Warrants to acquire 18,518,519 shares of Common Stock; and

·	the 2006 Plan authorized 3,850,000 shares of Common Stock for issuance, of which options for the purchase of 1,205,384 shares were outstanding.

Item 2.01(f).

PART I

1. DESCRIPTION OF BUSINESS
Company Overview

Immediately following the Merger, the business of Kreido became the business of the Company. Kreido was founded in 1995 to develop proprietary technology for building micro-composite materials for electronic applications. We thereafter sought to develop the technology to improve the speed, completeness and efficiency of certain chemical reactions, including esterifications and transesterifications, in the pharmaceutical and special chemical industries. The U.S. Environmental Protection Agency (the “EPA”) has been using our STT® Reactor-based technology in one of its largest laboratories since 2004 to develop and evaluate new chemical processes and optimize protocols for use of the STT® Reactor by public and private entities.  Beginning in the last quarter of 2005, we began to evaluate the advantages of the STT® Reactor specifically for the production of biodiesel. We have developed a lower-cost, higher output system for the production of diesel motor fuel that is derived from vegetable oils rather than petroleum and is classified under industry standards as biodiesel. Our business goal is to commercialize our proprietary equipment system for biodiesel production on an industrial scale and to become a leading provider of biodiesel in the United States and elsewhere. In the first quarter of 2006, we elected to focus exclusively on the biodiesel industry and began to prepare and execute our current business plan. See “Risk Factors--Risks Related to Our Contemplated Conduct of Our Business” and “Competition.” We expect to execute our business plan by generating revenues from multiple sources - by building and operating our own STT® Reactor-based Biodiesel Production Units with an anticipated aggregate capacity of 90 million gallons annually (“MMgpy”) by 2008, by licensing our STT® Reactor-based technology to others and, in the longer term, by investing in businesses that will develop or use our STT® Reactor-based technology for production of biodiesel.

Biodiesel fuel is a sustainable, renewable transportation fuel with a growing market in the United States and internationally. Under current and projected market conditions, there are significant amounts of unsatisfied demand for biodiesel. As an alternative to petrodiesel and other petroleum-based fuels, biodiesel has several advantages, including:

·	extending domestic diesel fuel supplies;
·	reducing dependence on foreign crude oil supplies;
·	expanding markets for domestic and international agricultural products;
·	reducing emissions of greenhouse gases and other gases that are regulated by the EPA; and
·	being usable by existing diesel engines, while extending their useful lives.

As a result of the benefits that are expected from the widespread use of biodiesel, legislation, as well as taxation and public policy, favor and, in some jurisdictions, require the increasing use of biodiesel instead of petrodiesel. Concurrently, we believe that diesel will increasingly replace gasoline as a transportation fuel.

To address the anticipated unsatisfied market demand for biodiesel, we have developed our STT® 30G Biodiesel Production Unit (the “STT® Production Unit”), a system of chemical processing equipment based on a highly efficient fluid dynamics-based process. This process permits accelerated rates of transesterification and increased yields over shortened production cycles, among other advantages. Our STT® Reactor-based technology as applied to the production of biodiesel is the subject of four issued U.S. patents (plus one provisional application and one pending application for U.S. patents), as well as international counterparts for most of these patents and applications. These issued patents expire between 2011 and 2021. See “Licensing and Intellectual Property Protection,” and “Risk Factors--Our success will depend in part on our ability to obtain and maintain protection of our intellectual property.” Our STT® Production Unit is made up of four basic components: (1) the feedstock delivery system, (2) our STT® Reactor, (3) the biodiesel/glycerin separator and polishing system and (4) the methanol recovery system. We expect to manufacture the STT® Reactors ourselves and to construct the STT® Production Unit by securing the services of qualified third-party contractors.

The spinning tube-in-tube technology employed in our STT® Reactor optimizes the specific chemical reactions required for transesterification, the process by which biodiesel is produced from vegetable oils. Our STT® Production Unit is based on the STT® Reactor and is “pipe to pipe,” meaning that it includes all the equipment necessary for the manufacturing process, from the ingestion of raw materials, or feedstocks, to the output of finished biodiesel fuel ready to burn. We believe that our STT® Production Unit will reduce the cost of production of biodiesel and make it economically competitive with petroleum-based fuels over a broad range of crude oil prices. We also believe that the design features of the STT® Reactor reduce the time required for manufacturing scale-up and, therefore, result in faster returns on the cost of installation than conventional reactor systems.

We have been developing our technology for 11 years at a total incurred cost of $20 million, principally for use in the pharmaceutical and chemical industries. More recently, we have focused on the application of our system to the large-scale continuous production of biodiesel in commercial quantities. We will use the majority of the proceeds of the Offering to advance the commercialization of our technology. We have constructed two pilot units to demonstrate the commercial potential of our technology. Additionally, we plan to construct three STT® Production Units that we expect to operate on sites shared with bulk liquids distributors. If we are successful in bringing our three plants on line, we will have the capacity as early as 2008 to produce up to 90 MMgpy of biodiesel per year. If we achieve these levels of production, then we are likely to seek to build, install and operate additional production units within the U.S. and license the STT® Production Units primarily to offshore biodiesel producers. We anticipate that completion of these projects will demonstrate that we can build production plants in less time and at lower costs, operate these plants with greater cost efficiencies and produce greater yields than conventional biodiesel plants. We also believe that STT® Production Units will be less toxic to the environment and safer to operate.

We plan to directly market and distribute the biodiesel that we produce in our owned and operated facilities to diesel blenders and other distributors of diesel products through our own team that we plan to recruit and develop with proceeds of the Offering. We plan to use diversified feedstock in our plants.

The Biodiesel Industry

Diesel fuel is the motor fuel that is used in a compression-ignition engine which causes fuel to combust not by igniting the fuel with a spark, but by injecting the fuel into a highly pressurized combustion chamber. There are two principal types of diesel fuel--petrodiesel and biodiesel. Petrodiesel is made from petroleum feedstock and comprises substantially all of the diesel fuel sold in the United States and elsewhere. Diesel fuel made from vegetable oil or animal fat renewable feedstocks is called biodiesel. To be sold and distributed as biodiesel, the fuel must meet governmental standards, such as ASTM D6751-06a in the United States and EN14214:2003 in the European Union.

Petrodiesel currently comprises all but less than 1% of the diesel transportation fuel market. According to the Energy Information Association (“EIA”) of the U.S. Department of Energy (“DOE”),

on-highway petrodiesel consumption in 2005 was approximately 39 billion gallons in the United States, or 22% of all ground transportation fuel currently consumed, and 228 billion gallons globally. Total United States diesel sales in 2005 were $93 billion, nearly double the 2000 level. We believe that on-highway consumption of diesel is growing at over 3% annually,1 and that use of diesel will increase as a percentage of total on-highway ground transportation in the United States for several reasons, including:

·	after compliance with new low-sulfur requirements, diesel will become less toxic;
·	diesel is more fuel efficient than gasoline;
·	use of diesel engines in larger numbers of commercially successful automobiles; and
·	clean diesel light vehicles provide governmentally-owned fleets with an option for increasing vehicle efficiency.

Sales of “clean diesel” vehicles are projected to increase from 43,000 units in 2004 to over 1,500,000 in 2015,2 driving increased diesel fuel sales for those vehicles.

Despite these trends that indicate increased demand for diesel, the price of petrodiesel fuel closely tracks the cost of petroleum crude oil. Significantly since 2002, worldwide demand for petroleum-based products has been growing faster than supply.

Beginning on June 1, 2006, new federal laws went into effect that are likely to significantly affect the market for petrodiesel. These laws limit the amount of sulfur content allowed in diesel fuel, reducing the portion of sulfur allowed in diesel fuel for on-highway use by more than 95%. As a result, ultra low sulfur diesel (“ULSD”) may result in price increases to users of the fuel. Low sulfur diesel imports currently approximate 2 billion gallons per year and are growing.3

Biodiesel is diesel fuel produced from vegetable oils or animal fats. In the U.S., the ASTM biodiesel specification (ASTM D6751-06a) defines biodiesel fuel as a fuel comprised of mono-alkyl esters of long-chain fatty acids derived from vegetable oils or animal fats. In Europe, the biodiesel specification is defined as fatty acid methyl esters. Biodiesel can be used in its pure form, known as B100, or blended in any ratio with conventional petrodiesel fuel. Typical biodiesel blends are 2% (“B2”), 5% (“B5”) and 20% (“B20”). Biodiesel can run in any vehicle that can run on petrodiesel with few or no modifications. According to the National Biodiesel Board, biodiesel is available nationwide. It can be purchased in the U.S. directly from biodiesel producers and marketers, more than 1,259 biodiesel distributors, or at 1,016 retail pumping stations.4

Projected Demand for Biodiesel. Market demand for biodiesel has grown significantly based principally on the advantages of biodiesel over petrodiesel. Those advantages include:

·	Biodiesel is made from renewable resources.

·	When burned, biodiesel results in a substantial reduction of unburned hydrocarbons, carbon monoxide and particulate matter.

·	Biodiesel is biodegradable, nontoxic and not considered a hazardous material when spilled.

1	U.S. Department of Energy’s Energy Information Administration based on U.S. diesel quantity sales from 1999-2004, the last year in which it reported these data.
2	2005 Ricardo diesel report.
3	Department of Energy’s Energy Information Administration.
4	National Biodiesel Board website on November 1, 2006.

·	Biodiesel produces fewer hazardous emissions and unburned hydrocarbons than when burned (with the possible exception of nitrous oxide).

·	Biodiesel is essentially free of sulfur and aromatics.

·	The overall ozone (smog) forming potential of the hydrocarbon exhaust emissions from biodiesel is nearly 50% less than that for petrodiesel fuel.

·
Biodiesel is registered as a fuel and fuel additive with the EPA and meets clean diesel standards established by the California Air Resources Board. B100 biodiesel has been designated as an alternative fuel by the DOE and the U.S. Department of Transportation (“DOT”).

·	Biodiesel is safer to manufacture and handle.

·
Because of its greater lubricity, biodiesel is used as a premium additive to petrodiesel to improve engine performance and durability, to reduce wear on engines and to extend their life. The addition of as little as 1% of biodiesel will significantly increase the reduced lubricity of ULSD fuel.

·	Biodiesel can use domestic feedstock, reducing the $250 billion the United States pays other countries each year for crude oil.

·	Biodiesel is made from renewable resources that can be grown when and where needed.

·
Primarily as a result of higher petroleum crude oil prices, increased petrodiesel refining costs, increased agricultural productivity, improvements in biodiesel processing technology and government subsidies, it has recently become less expensive to produce biodiesel than petrodiesel.

·	Public policy, both as enacted into law and as enunciated by governmental agencies in the United States and elsewhere, favors the production and use of biodiesel fuel.

Based on these advantages, we believe that demand for biodiesel will continue to grow at accelerated rates both in the United States and internationally over the next several years and that biodiesel will account for as much as 4% of all the diesel fuel produced in the U.S. and globally by 2010. Biodiesel was less than 1% of the approximately 39 billion gallons of on-highway diesel fuel consumed in the United States in 2005 and less than .05% of total on-highway fuel consumed in the United States in that year. We expect that governmental incentives and requirements will be a principal driver of the forecasted increase in demand. See “Governmental Legislation.” One of the key biodiesel production legislative incentives in the United States is the Biodiesel Tax Credit of $1.00 per gallon of biodiesel blended with petrodiesel that is part of the Energy Policy Act of 1992 (“EPAct 1992”) and extended to 2008 in the Energy Policy Act of 2005 (“EPAct 2005”). Although this tax credit is due to expire in 2008, there is proposed legislation to extend this tax credit. See “Risk Factors--Both supply and demand in the United States biodiesel industry are highly dependent upon federal and state legislation.”

Another key element of biodiesel that supports this increase in estimated growth is the broad functionality of biodiesel. Biodiesel can be blended with petrodiesel in any ratio. In fact, blends of only 1% biodiesel are often used to improve the lubricity of petrodiesel fuel by as much as 65%, and blends of 99.9% biodiesel are often blended to reap the benefits of “pure” biodiesel while still receiving the maximum tax incentives of “blending” biodiesel with petrodiesel. Since biodiesel can be blended with petrodiesel in any ratio, the potential market size is the $93 billion (39 billion gallons) of on-highway petrodiesel fuel consumed each year in the United States and several times that amount worldwide.

The rising demand for biodiesel may also reflect or track the increasing amounts of biodiesel that are forecasted to be produced through 2010. Although the existence of production capacity does not necessarily result in increased demand, we believe that increased availability of biodiesel as an alternative fuel will result in wider voluntary consumer adoption and increased production of both diesel vehicles capable of burning blends of biodiesel and petrodiesel as well as vehicles that will burn mixes in which biodiesel predominates.

Projected Biodiesel Supply. Biodiesel use is still in its infancy, but its production in the United States is expected to grow substantially and reduce dependency on petrodiesel. In 2010, United States production is expected to be 1.8 Bgpy (billion gallons per year), and global production is expected to be 5.5 Bgpy. Currently, 77 biodiesel plants, concentrated in the Midwest, are in operation in the United States. These plants have a total of 558 MMgpy in existing capacity and 7.2 MMgpy in average capacity. The existing United States biodiesel production capacity of 558 MMgpy is only 1.4% of the total diesel fuel consumed in the United States in 2005 (39 billion gallons). In addition, according to Biodiesel Magazine, 33 new biodiesel plants with 807 MMgpy in additional aggregate capacity and an average capacity of 25 MMgpy currently are under construction.

Economics with Respect to Petrodiesel. The EIA reported that in August 2006 the average refinery gate price for a gallon of petrodiesel fuel produced by the petroleum industry as a whole in the U.S. was $2.32, comprised of $1.64 in crude oil costs and $0.68 in refinery processing costs and profit.5 Assuming crude oil prices of $60 per barrel, the Company estimates that the refinery gate price for a

5	The EIA’s monthly report of diesel fuel cost components history, “What We Pay for a Gallon of Diesel Fuel,” at http://tonto.eia.doe.gov/oog/info/gdu/dieselpump.html.

gallon of petrodiesel would be $2.11.6 To be comparable to biodiesel, additional costs of roughly 5¢ per gallon would be incurred for desulfurization and added lubricity, bringing the refinery gate price per gallon for petrodiesel comparable to biodiesel to be $2.16, excluding the impact of all biodiesel incentives.

According to the Energy Management Institute’s Alternative Fuels Indexsm, the average wholesale price of B100 biodiesel across 52 major metropolitan areas in the United States over the six-month period from June to November 2006 ranged between $2.89 and $3.39 per gallon, while the average wholesale price of petrodiesel ranged between $1.77 and $2.50 per gallon in those same regions over the same time frame (excluding all taxes). Biodiesel sells for a premium to petrodiesel for several reasons. Firstly, B100 biodiesel is sold to fuel blenders, who are entitled to a $1.007 tax credit for each gallon of biodiesel blended with petrodiesel. See “Governmental Legislation.” Secondly, as noted below under “Governmental Legislation,” purchases of biodiesel are subject to legislative usage mandates. Thirdly, biodiesel serves end-users’ desires or requirements to use biodiesel because of lower toxicity, higher lubricity, absence of sulfur and other environmental and operational benefits.

The Company currently estimates the variable cost for a Kreido biodiesel production plant built on a greenfield site to produce a gallon of biodiesel fuel (excluding federal and state tax credits, return on investment, income and other taxes, and depreciation) using its STT® Production Unit to be $2.48. This cost assumes prices per gallon of biodiesel produced of approximately $2.4248 for raw materials, including feedstock, alcohol, catalysts and chemicals, plus approximately $0.0524 per gallon in processing costs (net of a 5¢ per gallon tax incentive for small agri-biodisel producers8). The cost also assumes no incremental transportation cost for the feedstock. Amortization of anticipated plant construction costs would add another $0.0400 per gallon to the economic cost under the assumptions in our model. Thus, the total cost to produce biodiesel using a plant-built STT® Production Unit on a greenfield site is $2.52 per gallon under the above assumptions. With respect to this estimate, see “Cautionary Language Regarding Forward-Looking Statements and Industry Data” and “Risk Factors--We have based our business plan for biodiesel production in substantial part on assumptions regarding financial advantages that are estimates and therefore may not be correct” in this Current Report on Form 8-K.

6
There are 42 gallons in a barrel of crude oil. The EIA’s report that the crude oil cost component of $1.64 per gallon in August 2006 (http://tonto.eia.doe.gov/oog/info/gdu/dieselpump.html) is based on crude oil prices of $68.88 per barrel ($1.64 per gallon x 42 gallons per barrel). $60 per barrel for crude oil equates to a per-gallon cost of $1.43 ($60 per barrel / 42 gallons per barrel). When the EIA’s refining margin estimate of $0.68 per gallon is added, the total refinery gate price of petrodiesel is $2.11 ($1.43 + $0.68). For additional information regarding these estimates, see “Cautionary Language Regarding Forward-Looking Statements and Industry Data” and “Risk Factors--We have based our business plan for biodiesel production in substantial part on assumptions regarding financial advantages that are estimates and therefore may not be correct” in this Current Report on Form 8-K.

7
The $1.00 per gallon credit applies to biodiesel produced from virgin vegetable oil feedstocks that is blended with petrodiesel. Companies that blend biodiesel produced from waste vegetable oil feedstocks, such as so-called yellow grease or brown grease, are entitled to a $0.50 credit per gallon of biodiesel blended with petrodiesel.

8
The tax incentive for small agri-biodiesel producers provides a 10¢ per gallon tax credit on the first 15 million gallons produced each year by biodiesel producers that have an aggregate production capacity of 60 MMgpy or less.

Source: EIA; USDA’s Economic Research Service; and Kreido Laboratories

As shown in the graph above, only recently have crude petroleum prices and petrodiesel refining margins increased to such an extent that, after giving effect to incentives for biodiesel blenders, it has become less costly to produce biodiesel than petrodiesel.

In May of 2002, the EIA began to report monthly on the cost components that make up the retail price of petrodiesel. These cost components include: refiners’ cost plus profit, distribution & marketing, taxes, and crude oil. For May 2002, the EIA reported the refining cost component to be $0.07 per gallon. For August 2006, the EIA reported the refining cost component to be $0.68 per gallon, with steadily increasing values in between. A leading cause for this increase in refining costs relates to reduction of over 95% in sulfur content as mandated by law and described below. See “Governmental Legislation.” Moreover, since sulfur is an important contributor to petrodiesel’s lubricity, some refiners must employ other means to increase the fuel’s lubricity so as to not damage diesel engines. Most petroleum refiners use costly additives to accomplish this, adding further to the ultimate cost of the fuel.

The Biodiesel Production Process

Biodiesel can be made from renewable sources, such as:

·	refined virgin vegetable oils;
·	refined animal fats; and
·	used cooking oils and trap grease.

The choice of feedstock is determined primarily by the price and availability of each feedstock variety and the capabilities of the producer’s biodiesel production technology. In the U.S. the majority of biodiesel historically has been made from domestically produced soybean oil. However, palm oil imported from Malaysia and Indonesia is quickly growing as a viable alternative due to price, availability and expected supply elasticity.

The biodiesel manufacturing process has three distinct steps -- the chemical reaction step, the separation step and the polishing step.

Chemical Reaction. In the chemical reaction step, a mix of biodiesel glycerin and soap is created from the selected feedstock, alcohol and a catalyst. The collection of equipment that performs this chemical reaction step in producing biodiesel is referred to as the “reactor,” and the process typically requires an extended period of time. Depending on the type of reactor used, the mix of biodiesel glycerin and soap produced requires differing degrees of further processing to separate the methyl esters comprising the biodiesel from the glycerin and soap, to clean or “polish” both the biodiesel and glycerin and to recover excess alcohol from both the biodiesel and glycerin. Generally, the more efficient the reactor, the less downstream processing that is required. If the feedstock used is high in free fatty acids, an esterification step is required before in which two chemicals (typically an alcohol and an acid) form an ester.

Separation. The methyl esters are separated from the glycerin and soap from the chemical reaction step effluent.

Polishing. The methyl esters are polished to remove impurities, if any. Any excess water and alcohol is also removed and may be recycled into earlier steps in the production process train.

Biodiesel Feedstocks. Although biodiesel can be made from virgin vegetable oils, animal fats and used cooking oils, most biodiesel producers consider virgin vegetable oils the only viable biodiesel feedstock for large-scale production, due to their relatively homogeneous and consistent compositions and reliable, scalable and abundant supplies. Prices for virgin vegetable oils have demonstrated greater long-term price stability and less short-term price volatility than crude petroleum oil. In addition, vegetable oil prices have remained relatively stable in recent years even as crude oil prices have increased.

The ability to produce biodiesel from various vegetable oils results in biodiesel being more attractive to a fuel producer than a fuel that relies on a single feedstock, such as crude oil. It also makes it that much more important that the fuel producer have a biodiesel production unit that can use a variety of feedstocks and that can switch between them quickly and economically, one of the benefits of our STT® Production Units.

Worldwide biodiesel feedstock production has been increasing steadily. In 2005, worldwide production of palm oil surpassed soybean oil to take the lead as the most abundant vegetable oil produced worldwide. In the future, significant feedstock supplies may also be derived from algae and a small tree known as jatropha carcus.

Source: USDA’s Economic Research Service

Farmers continue to leverage farming technology and methodology improvements to get more yield from their farmland. For example, according to the USDA’s Economic Research Service, soybean crop yields in the U.S. have increased 84% in the last 45 years, from 23.5 bushels per acre in 1960 to 43.3 in 2005.

Our Business Plan

Our business strategy is to exploit our proprietary biodiesel production technology, fast time to market and low-cost leadership advantages to establish us as a leading developer of biodiesel processing technology and a leading biodiesel fuel producer in the world. We plan to do so by generating revenues from diversified sources. Our business model is to own and operate biodiesel production plants in the United States that are equipped with our STT® Production Units and located at bulk liquids handling facilities near developed port facilities. We plan to license our STT® Production Units internationally to third-party plants in exchange for licensing fees, equity interests and royalties. In the near term, as feedstock or biodiesel prices change or as the demand for superior biodiesel production technology increases, we may consider licensing or otherwise supplying STT® Production Units to selected producers in the United States in exchange for additional processing capacity, feedstock supply commitments, equity, licensing fees or production royalties in lieu of or in addition to building our second and third plants as soon as we currently plan. The solutions we offer to third parties range from providing STT® Production Units for greenfield projects to supplying STT® Production Units for brownfield biodiesel sites seeking retrofit or expansion including converted chemical plants.

We believe that it is important for us to have STT® Production Units installed in the field producing biodiesel to prove their merit as commercial biodiesel production units. If our field units are successful, then we may be able to secure bank project financing and insurance for our biodiesel production plants in the U.S. and to license STT® Production Units to third parties.

Internationally, if ownership interests are not appropriate, we will license and supply our STT® Biodiesel Production Units in countries that are subject to the Patent Cooperation Treaty (the “PCT”) or that have progressive policies on protecting foreign intellectual property. We will charge a combination of prepaid and recurring annual license fees and quarterly production royalties with an initial focus on joint ventures with offshore suppliers of feedstock located in Central and South America and Southeast Asia.

We anticipate that we will execute our business strategy with the following actions:

·	place two pilot STT® Production Units in the field, producing ASTM-quality biodiesel;
·	hire additional construction project management, manufacturing, production plant operations, sales, marketing and business development personnel;
·	begin construction of three owned production plants equipped with STT® Production Units; and
·	negotiate licenses for providing STT® Production Units to both domestic and international biodiesel producers.

We are developing three biodiesel production plants, each of which will employ our STT® Production Units. As feedstock and biodiesel prices change or as the demand for superior biodiesel production technology increases, we may determine that it is in our best interest to sell or license our STT® Production Units in the near term in lieu of building our second and third plants as soon as we currently plan. We believe that we will be able to build our biodiesel production plants in less time and for significantly less cost than conventional plants. We expect that our plants will have lower operational and biodiesel production costs, provide greater production yields, emit less toxic waste into the environment and be safer to operate. With respect to these estimates of plant cost and operating costs, see “Cautionary Language Regarding Forward-Looking Statements and Industry Data” and “Risk Factors--We have based our business plan for biodiesel production in substantial part on assumptions regarding financial advantages that are estimates and therefore may not be correct” in this Current Report on Form 8-K. The three plants under development are:

·	Port of Chicago, Chicago, Illinois.
·	Port of Indiana, Burns Harbor, Indiana.
·	Port of Wilmington, Wilmington, North Carolina.

The anticipated combined capacity of these three plants is 90 MMgpy. Further, we anticipate that these three plants may go on line as early as 2008. See “Risk Factors--Risks Related to Our Contemplated Conduct of Our Business.”

To be brought on line, each plant must proceed through the following initial stages of development, among others:

·	identification of specific sites and parcels;
·	receipt of initial proposals from liquids handling partners at each of the plant site locations and negotiations for tolling fees and for the use of terminal infrastructures;
·	construction of STT® Reactors and fabrication of the STT® Production Units;
·	identification of diesel blenders with facilities in proximity to the sites;
·	negotiations with onshore and offshore feedstock providers; and

·	data collection for the permitting process.

We expect to use diversified feedstock in our plants.

We are negotiating agreements for a range of services required for the transport of materials to and from our facilities with major global bulk liquids handling terminal operators for the plants in Illinois, Indiana and North Carolina.

Our Biodiesel Production Technology

The STT® Reactor. We have designed our STT® Reactor to be the heart of our STT® Production Unit. The STT® Reactor is the component of the STT® Production Unit in which the biodiesel transesterification chemical reaction occurs. Using our “spinning tube-in-tube” design configuration, our STT® Reactor employs a flowing film concept instead of the volume-based methodology used in most conventional biodiesel reactor systems. Our flowing film format mixes reactants in an extremely narrow gap that is created between a highly-polished, rapidly-spinning rotor and a non-rotating stator. Reactants placed in this environment experience forces that induce highly efficient mixing at the molecular level. This level of mixing helps to dramatically improve the speed and yield of reactions which occur during the manufacturing process and enhances the quality and uniformity of the end product being produced. The flowing film format also helps to avoid problems and inefficiencies that affect traditional volume-based production, such as large temperature gradients, scale-up constraints, excessive waste and downstream processing.

In tests to date, our STT® Reactor has accelerated the speed of chemical reactions by up to three orders of magnitude and significantly improved yields. It also has enabled the control and quality of chemical processes in real time and dramatically decreased the time required for manufacturing scale-up. With a footprint of less than 30 square feet, our 10 MMgpy STT® Reactor is also relatively compact, allowing for additional cost savings and efficiencies on installation, maintenance and operations.

When producing biodiesel it is essential to precisely control the following reaction variables in the chemical reactor:

·	relative reactant volumes (i.e., ratio of feedstock to alcohol to catalyst);
·	reaction temperature (and ensuring that the temperature is consistent everywhere in the reactor);
·	reactor residence time; and
·	laminar shear field.

The STT® Reactor addresses these controls in the manner which we believe is superior relative to conventional reactor designs and methods.

The favorable characteristics of the STT® Reactor also provide our STT® Production Units with advantages when it is used in building or retrofitting a plant. A 30 MMgpy Production Unit requires just 2,500 square feet versus more than 5,000 square feet for a conventional production unit. As a result, we anticipate that less capital and less time are required to build a plant and to install a STT® Production Unit. We also expect that it will require less time to obtain required permits for plants that use our systems and that these will be greater options for the siting of these plants. With respect to our expectations regarding plant cost and related data, see “Cautionary Language Regarding Forward-Looking Statements and Industry Data” and “Risk Factors--We have based our business plan for biodiesel production in substantial part on assumptions regarding financial advantages that are estimates and therefore may not be correct” in this Current Report on Form 8-K.

The STT® Reactor is protected by issued and pending United States and international patents, including PCT applications. Our issued patents expire between 2011 and 2021. Corresponding foreign patent applications are filed in a number of countries at the proper time in the PCT application process. See “Licensing and Intellectual Property Protection” below.

The STT® Production Unit. The STT® Production Unit is a complete, pipe-to-pipe biodiesel production unit that includes all of the components necessary to take feedstock in on one end and deliver ASTM-quality biodiesel out of the other end. We have designed 10G and 30G STT® Production Units with the capacity to produce up to 10 million and 30 million gallons respectively (or 33,000 and 100,000 metric tons respectively) of biodiesel per year. The biodiesel production unit is made up of four basic components: (1) the feedstock delivery system, (2) the STT® Reactor, (3) the biodiesel/glycerin separator and polishing system and (4) the methanol recovery system.

Based on the favorable advantages of our STT® Reactor, we believe that our STT® Production Unit offers operational advantages, including the following:

·	dramatically reduced biodiesel reactor residence time of less than one second, compared to more than 30 minutes total reactor residence time required by conventional systems;
·	more efficient transesterification process that produces negligible soap and requires less downstream processing;
·	multi-feedstock flexibility that enables switching between alternative feedstocks in a few hours rather than days for conventional production units;
·	lower-cost catalysts;
·	less energy consumption; and
·	absence of contaminated production waste water.

Overview of Our System. The biodiesel manufacturing process begins when the reactant materials comprised of the biodiesel feedstock and an alcohol/catalyst mixture are introduced into the STT® Reactor through ports in the rotor/stator assembly, which is driven by the electric motor unit. These reactants enter the narrow annular zone between the stator and the rapidly spinning rotor where they are thoroughly mixed by high shear forces into a flowing film in a few milliseconds. A heat exchanger jacketing the stator controls the temperature of the mixture.

The end product (i.e., the biodiesel, glycerin and negligible soap) of the reaction exits through a port at the other end of the rotor/stator assembly. Standard sensors for measuring temperature, monitoring reaction progress or gathering other information relative to the manufacturing process are incorporated along the rotor/stator assembly to dynamically monitor the reaction process. The STT® Reactor can also employ the same plumbing, wiring, controls and ancillary equipment (e.g., heaters and chillers) as a conventional stirred tank reactor, facilitating ease of installation in existing production plants.

The STT® Reactor achieves these advantages by inducing a physical phenomenon that is ideal for the mixing of reactants called Couette flow. The STT® Reactor induces Couette flow by mixing reactants in a narrow gap so that the reactants move as a coherent thin film in a high-shear field. We understand that we are the first company that has been able to practically apply Couette flow to chemical manufacturing.

Governmental Regulation

To be sold and distributed as biodiesel, the fuel must meet governmental standards, such as ASTM D6751-06a in the United States and EN14214:2003 in the European Union.

Agencies of the United States government, including the DOE, the EPA, the Internal Revenue Service (the “IRS”), the Department of Agriculture (“USDA”) and more than half of the states and over 15 foreign countries offer biodiesel incentives or have mandates for the use of biodiesel, or both. There are other governmental incentives that do not directly reduce the net cost of producing or blending biodiesel, but that drive the demand for the fuel. For example, the IRS offers tax credits for investment in qualifying refueling property, the EPA will pay 50-100% of the cost for schools to upgrade and/or replace their buses and programs administered by the DOE indirectly require government fleet operators to purchase substantial amounts of biodiesel.

The principal federal incentives that we believe will have the greatest positive effect on our business are the following:

EPAct 1992. The Energy Policy Act of 1992, or EPAct 1992, requires government fleet operators to use a certain percentage of alternatively fueled vehicles (“AFVs”). EPAct 1992 established a goal of replacing 10% of motor fuels with non-petroleum alternatives by 2000, increasing to 30% by the year 2010. Currently, 75% of all federal vehicles purchased are required to have alternative fuel capability to set an example for the private automotive and fuel industries.

Under the Energy Conservation Reauthorization Act of 1998 (which amended Title III of EPAct 1992), vehicle fleets that are required to purchase AFVs can generate credit toward this requirement by purchasing and using biodiesel in a conventional vehicle. Since there are few cost-effective options for purchasing heavy-duty AFVs, federal and state fleet providers can meet up to 50% of their heavy-duty AFV purchase requirements with biodiesel fuel.

The biodiesel fuel use credit allows fleets to purchase and use 450 gallons of biodiesel in vehicles in excess of 8,500 pounds gross vehicle weight instead of AFVs. Fleets must purchase and use the equivalent of 450 gallons of pure biodiesel in a minimum of a 20% blend to earn one AFV credit. Covered fleets earn one vehicle credit for every light-duty vehicle (“LDV”) AFV they acquire annually beyond their base vehicle acquisition requirements. Credits can be banked or sold. Compliance with the requirements under EPAct 1992 is a principal reason underlying the position of the U.S. Department of Defense as the largest domestic purchaser of biodiesel.

The Biodiesel Tax Credit. In October 2004, Congress passed a biodiesel tax incentive, structured as a federal excise tax credit, as part of the American Jobs Creation Act of 2004 (the “JOBS Act”). The credit amounts to a penny for each percentage point of vegetable oil biodiesel that is blended with petroleum diesel (and one-half penny per cent for recycled oils and other non-agricultural biodiesel). Thus, for example, blenders that blend B20 made from soy, canola and other vegetable oils would receive a 20 cent per gallon excise tax credit, while blenders of B5 would receive a 5 cent per gallon excise tax credit. Biodiesel made from recycled restaurant oils (“yellow grease”) would receive half of this credit; for example, B20 blenders would receive a 10 cent per gallon credit and B5 blenders would receive a 2.5 cent per gallon credit.

The tax incentive generally is taken by petroleum distributors and substantially passed on to the consumer. It is designed to lower the cost of biodiesel to consumers in both taxable and tax-exempt markets. The tax credit under the JOBS Act was scheduled to expire at the end of 2006, but was extended in EPAct 2005 to the end of 2008. There are proposals pending in Congress to extend the tax credit to the end of the decade and beyond.

EPAct 2005. Congress enacted the Energy Policy Act of 2005, or EPAct 2005, in August 2005 and included a number of provisions intended to spur the production and use of biodiesel. In particular, EPAct 2005’s provisions include biodiesel as part of the applicable volume in the renewable fuels standard (the “RFS”), although the EPA is directed to determine the share allocated to biodiesel and other details through its rulemaking process. EPAct 2005 also extended the biodiesel tax credit to 2008 and included a new tax credit for renewable diesel.

The RFS requires a specific amount of renewable fuel to be used each year in the nationwide gasoline and diesel pool. The volume increases each year, from 4 billion gallons per year in 2006 to 7.5 billion gallons per year in 2012.

EPAct 2005 requires the EPA, beginning in 2006, to publish by November 30 of each year, “renewable fuel obligations” that will be applicable to refineries, blenders and importers in the contiguous 48 states. There must be no geographic restrictions on where renewable fuel may be used or per-gallon obligations for the use of renewable fuel. The renewable fuel obligations are required to be expressed in terms of a volume percentage of gasoline sold or introduced into commerce and consist of a single applicable percentage that will apply to all categories of refineries, blenders and importers. The renewable fuel obligations are to be based on estimates that the EIA provides to the EPA on the volumes of gasoline it expects will be sold or introduced into commerce.

In terms of implementing the RFS for the year 2006, the EPA recently released a rule determining that the RFS target for 2006, 4.0 billion gallons of renewable fuel in the gasoline and diesel pool, will be considered to be met, given the current expectations of production of both ethanol and biodiesel for this year. If the EPA had determined the 2006 target was not being met, refiners, blenders and importers would be obligated to make up the shortfall in the year 2007. The EPA is expected to release the final rule to implement the RFS by the end of 2006.

Tax Incentives for Small Agri-Biodiesel Producers. EPAct 2005 also creates a new tax credit for small agri-biodiesel producers with production capacity, not in excess of 60 million gallons, of 10 cents per gallon for the first 15 million gallons of agri-biodiesel produced.

Other Incentive Programs Offered at the Federal and State Levels. The federal government offers other programs as summarized in the table below.

Federal Agency that Administers/Oversees	Type of Incentive	Who Receives Incentive	Commonly Known As	Summary
IRS	income tax credit	infrastructure providers	Alternative Fuel Infrastructure Credit	Provides a tax credit in an amount equal to 30% of the cost of any qualified non-residential AFV refueling property placed into service in the United States, subject to limits.
EPA	grant program	school districts	Clean School Bus Program
Clean School Bus USA reduces operating costs and children’s exposure to harmful diesel exhaust by limiting bus idling, implementing pollution reduction technology, improving route logistics and switching to biodiesel. The Energy Bill of 2005 utilizes this EPA program to grant up to a 50% cost share (depending on the age and emissions of original bus) to replace school buses with buses that operate on alternative fuels or low-sulfur diesel, or up to 100% for retrofit projects.

USDA	grant program	agricultural producers & small businesses	Renewable Energy Systems and Energy Efficiency Improvements Grant
In fiscal year 2005, USDA’s Office of Rural Development made available $22.8 million in competitive grant funds and guaranteed loans for the purchase of renewable energy systems and energy improvements for agricultural producers and small rural businesses. Eligible projects include biofuels, hydrogen, and energy efficiency improvements, as well as solar, geothermal, and wind.

Source: Compiled by the IFQC Biofuels Center, 2005.

Many states are following the federal government’s lead and are offering similar programs and incentives to spur biodiesel production and use. For example, Illinois and Minnesota have mandated the use of B2 in all diesel fuel sold in their respective states subject to certain conditions that include sufficient annual production capacity (defined as at least 8 million gallons). The mandate took effect in Minnesota in September 2005 and in Illinois in July 2006.

Approximately 31 states provide either user or producer incentives for biodiesel. Several provide both types of incentives. A handful of states, currently approximately nine, provide incentives to biodiesel producers to build facilities in their states, typically offering tax credits, grants and other financial incentives. Two states provide fuel rebate programs, and two provide revolving funds for fleet biodiesel purchases.

International Biodiesel Developments and Public Policy Initiatives. Various non-European countries have also instituted public policy initiatives to encourage biodiesel production and use, and have done so generally through a combination of fiscal incentives and mandates or voluntary targets, including Argentina, Australia, Brazil, Canada, Indonesia, Malaysia and New Zealand.

The following eight European countries have duty exemptions and, in most cases, mandates to incent and require the use of biodiesel: Austria, France, Germany, Italy, the Netherlands, Spain, Sweden and the United Kingdom. These countries account for more than 80% of the EU25’s potential biodiesel market.

Environmental Laws. In executing its business plan, the Company intends to comply with all applicable environmental laws relating to the building and operation of its production facilities.

Sales and Marketing

To date, we have conducted all of our business development and sales efforts through our officers and executives who are active in other roles. We intend to build dedicated sales, marketing, and business development teams, which will develop and execute their respective strategies.

Research and Development

We have been developing our technology for 11 years and have incurred total research and development costs of approximately $14,317,027 as of the fiscal year ended December 31, 2005, of which approximately $4,504,437 was incurred in the last two fiscal years. To maintain and expand our technology leadership, if we are able to generate substantial amounts of revenues, we may expand both the capabilities and capacity of our STT® Reactors and our STT® Production Units. We plan to allocate less than 6% of any of the net proceeds of the Offering specifically to research and development.

Engineering and Manufacturing

To date, we have accomplished the development of our STT® Reactor and STT® Production Unit by outsourcing to a professional engineering firm and a manufacturer of engineered packaged systems. Our engineering partner is R.C. Costello & Assoc. Inc. of Redondo Beach, California. This firm provides engineering design and improvements for chemical plants, natural gas plants and refineries, with an emphasis on process intensification. The firm has 11 years’ experience in reaction engineering, distillation and process safety.

Our manufacturing partner is Certified Technical Services L.P. of Pasadena, Texas. This firm has been a heavy industrial contractor and manufacturer of engineered packaged systems for 20 years.

Licensing and Intellectual Property Protection

We rely on and will use a combination of patent, copyright, and trade secret laws and know-how to establish and protect our proprietary technologies and products. Our success depends in part on our ability to obtain patent protection for our products and processes, to preserve our copyrights and trade secrets, to operate without infringing the proprietary rights of third parties and to acquire licenses related to enabling technology or products used with our STT® Reactor-based technology.

Our STT® Reactor as applied to the production of biodiesel is protected by four issued U.S. patents (plus one provisional application and one pending application for U.S. patents), as well as international counterparts for most of those patents and applications. Each patent expires approximately 20 years after its issue date. These issued patents expire between 2011 and 2021. Our principal patents related to our STT® technology and to the production of biodiesel, and their issue and expiration dates are as follows:

Title	U.S. Issue Number U.S. Issue Date	Expiration Date
“METHODS AND APPARATUS FOR TREATING MATERIALS IN LIQUIDS”	US 5,279,463 1/18/1994	1/18/2011
“METHODS AND APPARATUS FOR HIGH-SHEAR MATERIAL TREATMENT”	US 5,538,191 7/23/1996	7/23/2013
“METHODS AND APPARATUS FOR MATERIALS PROCESSING”	US 6,471,392B1 10/29/2002	3/7/2021
“METHODS AND APPARATUS FOR MATERIALS PROCESSING”	US 6,752,529 6/22/2004	3/7/2021
“METHODS AND APPARATUS FOR HIGH-SHEAR MIXING AND REACTING OF MATERIALS”	Pending

We hold approximately 12 additional issued patents on technology not directly related to biodiesel.

STT®, Magellan® and Innovator® are trademarks that we have registered with the U.S. Patent and Trademark Office. We also use Cytovator and Kreido as our trademarks.

Competition

Since our business model calls for us to be both a provider of biodiesel production technology to other companies and also to own and operate our own biodiesel production plants, we compete broadly with companies that provide biodiesel production solutions and companies that produce biodiesel fuel.

We face competition from companies that are developing products similar to those we are developing. The petroleum/fossil fuels industry has spawned a large number of efforts to create technologies to help reduce or eliminate harmful emissions from burning fuels and fuels that utilize non-petroleum feedstock. Fully integrated major oil/chemical companies have substantially greater access to resources needed to successfully enter the emerging alternative fuels market. These companies have significantly greater financial, managerial, marketing, distribution and other infrastructure resources than the Company.

Based on the favorable advantages of our STT® Reactor, we believe that our STT® Production Unit offers operational advantages compared to existing technologies, including the following:

·	dramatically reduced biodiesel reactor residence time of less than one second, compared to more than 30 minutes total reactor residence time required by conventional systems;

·	more efficient transesterification process that produces negligible soap and requires less downstream processing;
·	multi-feedstock flexibility that enables switching between alternative feedstocks in a few hours rather than days for conventional production units;
·	lower-cost catalysts;
·	less energy consumption; and
·	absence of contaminated production waste water.

Employees

As of the Closing Date, we had eight full-time employees. None of our employees is represented by a labor union, and we consider our employee relations to be good. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

RISK FACTORS

An investment in shares of Common Stock is highly speculative and involves a high degree of risk. Only those investors who can bear the risk of loss of their entire investment should participate. Prospective investors should carefully consider the following risk factors in evaluating an investment in the Company.

RISKS RELATED TO OUR CONTEMPLATED CONDUCT OF OUR BUSINESS

We have had no operating history as a producer of biodiesel or as a producer of equipment systems for the biodiesel industry. Our anticipated results of operation and financial condition are planned and estimated on the basis of our assumptions with respect to our anticipated operations.

We have no operating history in our contemplated biodiesel production business and, to date, have not earned any revenues in connection with that business. We have no experience operating, selling, or licensing processing equipment or complete systems to the biodiesel or other fuel industry. We have only recently, in the fourth quarter of 2005, begun to pursue commercial applications for the STT® Reactor in the biodiesel industry. Accordingly, it may be difficult for investors to evaluate our business prospects or our ability to achieve our business objectives. If our efforts do not result in both revenues and profits, we may be forced to cease operations and liquidate, and investors may lose their entire investment.

If we cannot successfully address these risks, our contemplated business and the anticipated results of our contemplated operations and financial condition would suffer.

We have been a development stage company since 1995 and have a history of significant operating losses. We may not ever achieve or maintain profitability.

We have incurred significant operating losses since our inception, and, as of September 30, 2006, we have accumulated a deficit of approximately $22,100,000. We may continue to incur operating losses, depending largely upon the commercial success of our STT® Reactor and STT® Production Units. To date, we have neither sold nor licensed any commercial-scale products. We will need to generate revenues in excess of our expenses to become profitable, and we may be unable to do so. If we do not become profitable, the value of the Common Stock may decline.

Our operating losses may increase as we continue to incur costs for manufacturing, sales and marketing, research and development and legal and general corporate activities. Whether we achieve and maintain profitability depends in part upon our ability, alone or with others, to successfully complete the development of biodiesel production facilities, to sell biodiesel at a profit, to successfully complete the development of our equipment systems and to sell or license those equipment systems at prices that enable us to generate a profitable return.

We may be required to implement our business plan other than as described herein.

We may find it necessary or advisable to substantially alter or materially change our commercialization activities to respond to changes that occur in the future.

Although our core business model is to own and operate biodiesel production plants in the United States for our own account, part of our contemplated business strategy is to license STT® Production Units to others. The portion of our contemplated business model that calls for us to license STT® Production Units to others is dependent on the market’s willingness to adopt a new biodiesel production technology. Our STT® Production Unit has been developed to the commercial stage but we may never gain acceptance from the biodiesel market, which would put in jeopardy that portion of our business model that relies on licensing STT® Production Units to others. This risk is amplified by the fact that, although we are currently building our first commercial-scale STT® Production Units, we have not completed building our first such unit. None of our products are currently being used to produce biodiesel on a commercial scale.

Should biodiesel producers fail to adopt our STT® Biodiesel Production Units, or should a superior competing technology be developed, it may not be possible to fund our operations as expected. The degree of market acceptance of our STT® Biodiesel Production Units will depend on numerous factors, including the effectiveness of our product and the biodiesel market’s willingness to use a new processing technology.

Our ability to execute our business plan is dependent on the growth and maintenance of substantial demand for biodiesel in the United States. It is impossible to predict what the current demand for biodiesel is since so little of it is currently being produced and all that is being produced is being sold. Accordingly, the failure of a biodiesel market to develop could adversely affect our anticipated results of operations and financial condition.

We have not produced or operated any commercial-scale STT® Reactors or STT® Production Units.

We have designed, built, and sold several STT® Reactors to the specialty chemical and pharmaceutical markets. We have designed and built smaller-scale STT® Reactors and have designed a commercial STT® Production Unit for producing biodiesel. We have yet to license our first STT® Production Unit or install one in our own biodiesel production plant. We do not know if our commercial-scale STT® Production Unit will produce biodiesel fuel to ASTM standard in the volumes that we anticipate or whether our equipment systems will gain commercial acceptance in the biodiesel industry. Therefore, we are uncertain whether we will be able to sell, license, or lease any STT® Biodiesel Production Units to any third parties. If we are unable to produce and operate our equipment systems on a commercial scale and generate biodiesel to ASTM standard, then we may be forced to cease operations or to raise additional capital to further develop our equipment systems. Additional capital may not be available on terms acceptable to us or at all.

We may require additional funding to execute our business plan, and additional funding may not be available. If additional funding is available, it may not be offered to us on terms that are satisfactory to our Board of Directors.

We plan to require additional capital in the future to sufficiently fund our operations. We may not be able to obtain additional capital on terms favorable to us or at all. We have consumed substantial amounts of capital to date, and we expect to increase our operating expenses over the coming years as we expand our facilities, infrastructure, and commercialization activities.

Based upon our projected activities, we believe an additional $30 million from the sale of our equity securities in the third quarter of 2007 will be sufficient to support our current operating plan. However, if this plan changes, we may require additional financing at an earlier time. Financing may not be available on terms acceptable to us or our investors, and may be available only on terms that would negatively affect the existing shareholders. If adequate funds are not available, we may not be successful in executing our business plan as anticipated and, as a result, we may be forced to cease operations and liquidate, in which case investors may not be able to receive any return of their invested capital.

We cannot be certain that additional financing will not be needed beyond our current and projected needs or will be available when required and, if available, that it will be on terms satisfactory to us. Future financings may be dilutive to existing stockholders. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet our funding requirements, this would adversely affect our anticipated results of operations and financial condition.

We have based our business plan for biodiesel production in substantial part on assumptions regarding financial advantages that are estimates and therefore may not be correct.

We have projected that our STT® Production Units will produce biodiesel with a 13.4¢ per gallon advantage over conventional production units, producing gross margin that is 4% more than the gross margin of conventional plants. In calculating these differences, we have relied on historical costs for process inputs, such as feedstocks and other materials used in the production process. These historical costs may not remain at or below the levels that we project through 2008, which is the time at which we expect that our facilities will begin to produce biodiesel. If the costs of these inputs increase, then the costs advantages that we believe may not be present, and we may not be able to achieve our expected profits or any profits at all.

It also is possible that the costs that we project to construct our three planned production facilities may be greater than expected. If this were to be the case, it would adversely affect the amortization of our capital costs. This in turn would decrease or eliminate certain of our anticipated costs advantages with respect to conventional plants.

Moreover, in comparing the projected market price of biodiesel to the price of petrodiesel, we have estimated that the wholesale price for B100 when we project that our plants will first come on line will be $3.00 per gallon. This estimate is based in part on the range of B100 prices over the six-month period between June and November 2006. During that period, as reported by Energy Management Institute’s Alternative Fuel Index, the per gallon price for B100 ranged between $2.89 and $3.39. It is possible that this price range will not remain the relevant price range for biodiesel until 2008. It is possible that potential oversupply conditions may adversely affect the price level or that demand for biodiesel may not be as strong as forecasted. If the wholesale price for biodiesel does not remain at a level that permits us to generate revenues in excess of our costs, after taking into account tax incentives and credits, then we may not become or remain profitable, in which case we might be forced to cease operations and liquidate.

Our ability to execute our business plan depends on conditions the satisfaction of which is not under our control.

Our ability to successfully execute our business plan depends on the satisfaction of several conditions, including:

·
obtaining all required permits and consents from government agencies and other third parties for our anticipated construction and operation of owned biodiesel production plants and related facilities, as well as for the future operation of those facilities;

·	entering into satisfactory agreements to acquire or otherwise participate in planned biodiesel production plants which may or may not have sufficient permits and consents at the time of acquisition;
·	entering into satisfactory licensing agreements with domestic and international biodiesel producers for licensing STT® Production Units;
·	successfully commercializing the STT® Reactor technology for biodiesel;

·	availability of reasonably priced insurance to cover operating risks and other adverse outcomes which could impair the business; and
·	market conditions in the market for fuels that make biodiesel a competitively priced product.

Since we have yet to begin full operation as a business, there is no certainty that we will be able to achieve satisfaction of any or all of the above conditions. If we fail to do so, we may be forced to cease operations and to liquidate, in which case investors may not be able to receive any return of their invested capital.

We are dependent upon our officers for management and direction, and the loss of any of these persons could adversely affect our anticipated results of operations and financial condition.

We are dependent upon our officers for implementation of our proposed expansion strategy and execution of our contemplated business objectives. The loss of any of our officers could have a material adverse effect upon the anticipated results of our contemplated operations and financial condition. We do not maintain “key person” life insurance for any of our officers. The loss of any of our officers could delay or prevent the achievement of our contemplated business objectives.

We may be unable to effectively manage our growth.

Our strategy envisions expanding our business beyond our status as a development stage company. We anticipate significant expansion in our manpower, facilities and infrastructure in the future and expect that greater expansion will be necessary to address potential growth in our customer base and market opportunities. To manage the expected growth of our operations and personnel, we will need to improve our transaction processing, operational and financial systems, procedures and controls. The current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. We may be unable to hire, train, retain and manage required personnel or to identify and take advantage of existing and potential strategic relationships and market opportunities.

If we fail to effectively manage our growth, our anticipated results of operation and financial condition could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes, and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure that if we do expand our business that we will be able to:

·	meet our capital needs;
·	expand our systems effectively, efficiently or in a timely manner;
·	allocate our human resources optimally;
·	identify and hire qualified employees or retain valued employees; or
·	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

We may be unable to attract and retain key personnel.

Our development and success is dependent upon our management’s ability to effectuate our transition into a biodiesel technology-development and production company. Our anticipated product development and manufacturing efforts capability will require additional management not yet part of us. There is intense competition for qualified management, research, development and manufacturing personnel in the chemical, engineering and biofuels fields. Therefore, we may not be successful in attracting and retaining the qualified personnel necessary to develop our business.

The loss of any key personnel or the material diversion of the time commitment of that personnel to matters other than those relating to us could have an adverse effect on our performance. Furthermore, our failure to recruit additional key scientific, technical and managerial personnel in a timely manner would harm our product development programs, our ability to manage day-to-day operations, build biodiesel production plants, license STT® Biodiesel Production Units, attract and retain other employees and generate revenues and could adversely affect our anticipated results of operations and financial condition. Our contemplated competitive position, financial condition and anticipated results of operations may be adversely affected by technological advances.

The development and implementation of new technologies may result in a significant reduction in the costs of biodiesel production. For instance, any technological advances in catalysis and/or large scale micro-channel reactor systems could have an adverse effect on our contemplated business. We cannot predict whether new technologies may become available, the rate of acceptance of new technologies by competitors or the costs associated with new technologies. In addition, advances in the development of alternatives to biodiesel could significantly reduce demand for or eliminate the need for biodiesel.

Any advances in technology that require significant capital expenditures to remain competitive or that reduce demand or prices for biodiesel could adversely affect our anticipated results of operations and financial condition.

Strategic relationships with feedstock suppliers, fabricators, building contractors, equipment suppliers and other unrelated third parties on which we rely are subject to change.

Our ability to develop our business will depend on our ability to identify feedstock suppliers, construction contractors, equipment fabricators and customers and to enter into suitable commercial arrangements with those suppliers, contractors, fabricators and customers and on maintaining close working relationships with these and other industry participants. Our success in this area will also depend on our ability to select and evaluate suitable projects, as well as to consummate transactions in a highly competitive environment.

The demand for construction and contract manufacturing companies that are qualified to build biodiesel production plant and equipment has increased. Some companies report that their construction backlogs are as many as four years. We do not have the capability in-house to construct and fabricate our own biodiesel production plant and equipment and intend to rely on strategic relationships with third-party construction and fabrication companies, some of which we have not yet developed. Furthermore, the recent growth in biodiesel plant construction has caused a backlog on certain specialized equipment. One example of such specialized equipment is centrifuges, for which there is a reported backlog of six months for some models. The failure to secure agreements with construction companies and/or for the requisition of such specialized equipment may adversely affect our anticipated results of operations and financial condition.

To develop our business, we plan to use the business relationships of our management to form strategic relationships. These relationships may take the form of joint ventures with other private parties or local government bodies, contractual arrangements with other companies, including those that supply feedstock that we will use in our business, or minority investments from third parties. We may not be able to establish these strategic relationships, or, if established, we may not be able to maintain these relationships, particularly if members of the management team leave us. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to incur or undertake to fulfill our obligations to these partners or maintain these relationships. If we do not successfully establish or maintain strategic relationships, we may not be able to achieve our business goals and that could adversely affect our anticipated results of operations and financial condition.

Our anticipated production, sale, and distribution of biodiesel is dependent on the sufficiency of necessary infrastructure, which may not be put into place on a timely basis, if at all. In this case, our anticipated results of operations and financial condition would be adversely affected by these infrastructure disruptions.

Substantial development of infrastructure will be required by persons and entities outside our control for our operations, and the biodiesel industry generally, to grow. Areas requiring expansion include, but are not limited to:

·	adequate rail capacity, including sufficient numbers of dedicated tanker cars;
·	sufficient storage facilities for feedstock and biodiesel;
·	increases in truck fleets capable of transporting biodiesel within localized markets; and
·	expansion of blending facilities and pipelines to handle biodiesel.

Substantial investments required for these infrastructure changes and expansions may not be made or may not be made on a timely basis. Any delay or failure in making the changes to or expansion of infrastructure could hurt the demand and/or prices for our products, impede our delivery of products, impose additional costs on us or otherwise have a material adverse effect on our anticipated results of operations or financial condition. Our business is dependent on the continuing availability of infrastructure, and any infrastructure disruptions could adversely affect our anticipated results of operations and financial condition.

We may be unable to locate suitable properties and obtain the development rights needed to build and expand our business, in which case we will not be able to produce our anticipated results of operations and financial condition.

Our business plan focuses in part on designing, building and operating biodiesel production plants for our own account within existing liquids handling terminals adjacent to river, lake and seaports. Our ability to secure quality and reliable properties to locate plants in the future may be unpredictable and we may be required to delay construction of our facilities, which may create unanticipated costs and delays. If we are not successful in identifying and obtaining development rights on suitable properties for building and operating biodiesel production plants, our future prospects for profitability will likely be substantially limited, and adversely affect our anticipated results of operations and financial condition.

We may be adversely affected by environmental, health and safety laws, regulations and requirements, any of which could require us to pay or satisfy costs or incur expenses substantially in excess of our business plan.

As we pursue our business plan, we will become subject to various federal, state, local and foreign environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require our contemplated facilities to operate under permits that are subject to renewal and/or modification. These laws, regulations and permits often require expensive pollution control equipment and/or operational changes to limit actual and/or potential impacts to the environment. A violation of these laws, regulations and/or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

Furthermore, upon effecting our plan, we may become liable for the investigation and cleanup of environmental contamination at each of the properties that we own or operate and at off-site locations where we may arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require expending significant amounts for investigation, cleanup, or other costs.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at biodiesel production plants. Current and future environmental laws and regulations (and interpretations thereof) applicable to biodiesel operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on the anticipated results of our contemplated operations and financial condition.

The hazards and risks associated with producing and transporting biodiesel (such as fires, natural disasters, explosions and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on the anticipated results of our contemplated operations and financial condition.

Our anticipated results of operation and financial condition will suffer if we cannot obtain or maintain governmental permits or licenses that are necessary for the operation of our biodiesel production units by us or by our anticipated licensees.

Our operations, and the operations of third parties to whom we grant licenses, will require licenses, permits and, in some cases, renewals of these licenses and permits from various governmental authorities. We believe that we will be able to obtain all necessary licenses and permits to carry on the activities that we contemplate, and that we will be able to obtain the licenses and permits necessary for our future biodiesel production plants and operations. However, our ability to obtain, sustain, or renew such licenses and permits on acceptable terms are subject to change, as, among other things, the regulations and policies of applicable governmental authorities may change. Our inability to obtain, loss or denial of extension as to any of these licenses or permits may have a material adverse effect on our anticipated results from operations and financial condition.

Our success will depend in part on our ability to obtain and maintain protection of our intellectual property.

Our success, competitive position and future revenues will depend in large part on our ability, and to some extent on our partners’ abilities, to obtain, secure and defend patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing on the proprietary rights of third parties. Our interest in these rights is complex and uncertain.

We hold four issued patents (plus one provisional application and one pending application for U.S. patents) on our STT® technology for biodiesel production in the United States and internationally. These issued patents expire between 2011 and 2021. We will also seek to obtain additional patents that we believe may be required to commercialize our products, technologies and methods. We also have patent applications pending in several foreign jurisdictions. We anticipate filing additional patent applications both in the United States and in other countries, as appropriate. However, we cannot predict:

·	the degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our patents;
·	if and when patents will issue;
·	if our issued patents will be valid or enforceable;
·	whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications; or
·	whether we will need to initiate litigation or administrative proceedings which may be costly whether we win or lose.

Even issued patents may later be found unenforceable, or be restricted or invalidated in proceedings instituted by third parties before various patent offices and courts. Changes in either the patent laws or in the interpretation of patent laws in the United States and other countries may diminish the value of our intellectual property. We are therefore unable to predict the scope of any patent claims in our or in third-party patents that may be issued or may be enforceable.

Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors as well as our licensors and contractors. To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. To this end, we require all of our employees, consultants and advisors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

It is also possible that our technologies may infringe on patents or other intellectual property rights of others. A dispute regarding the infringement or misappropriation of our proprietary rights or the proprietary rights of others could be costly and result in delays in our commercialization activities. Our success depends, in part, on our ability to operate without infringing on or misappropriating the property rights of others.

Any legal action against us, or our partners, claiming damages or seeking to enjoin commercial activities relating to the affected products, methods, and processes could require us, or our partners, to obtain a license to continue to use, manufacture or market the affected products, methods or processes, which may not be available on commercially reasonable terms, if at all, or could prevent us from making, using or selling the subject matter claimed in patents held by others and subject us to potential liability damages or could consume a substantial portion of our managerial and financial resources whether we win or lose.

The Company may have liabilities arising from the prior business of Gemwood. If material, these liabilities may adversely affect our anticipated results of operation and financial condition.

Simultaneous with the closing of the Offering, the Company acquired Kreido’s business pursuant to the Merger and, with the proceeds of the Offering, will continue Kreido’s existing business operations as a publicly-traded company. There is a risk that not all of Gemwood’s liabilities were identified or known at the time of the Merger and that those liabilities may impair the Company’s future financial performance or condition.

We may incur significant fees in connection with transactions that are not consummated.

In many instances, we will engage outside consultants and advisers, including legal, financial and technical advisors, to assist us in connection with making, operating or disposing of our investments. The costs of providing these services are expected to be material. There can be no assurance that we will close all transactions on which material costs are incurred. All such costs for deals not consummated will be expensed. These amounts may be significant and could have an adverse impact on our anticipated results of operations and financial condition.

RISKS RELATED TO OUR PARTICIPATION IN THE BIODIESEL INDUSTRY

Increases in the construction of biodiesel production plants may cause excess biodiesel production capacity in the market. Excess capacity may adversely affect the price at which we are able to sell the biodiesel that we produce and may also adversely affect our anticipated results of operation and financial condition.

In 2005, only 66 million gallons of biodiesel were produced in the United States. Currently, there is a reported 558 MMgpy of biodiesel production capacity in the United States, with another 807 MMgpy under construction (for a total of 1,365 MMgpy).9

With such an increase in biodiesel production capacity in the United States, compared to historical production levels, there is risk that there will be a significant amount of excess biodiesel production capacity. Although this existing and pending capacity growth is very large compared to historical production levels, we believe that the market will purchase as much biodiesel as is available, so long as the prices for biodiesel (net of the impact of tax credits and other similar incentives) are competitive with those of petrodiesel.

Our anticipated results of operations, financial condition and business outlook will be highly dependent on commodity prices and the availability of supplies, both of which are subject to significant volatility and uncertainty.

Our results are substantially dependent on commodity prices, especially prices for feedstock, biodiesel, petroleum diesel, equipment and materials used in the construction and operation of our biodiesel production plants. As a result of the volatility of the prices and the scarcity of these items, our results may fluctuate substantially, and we may experience periods of declining prices for our products and increasing costs for our raw materials, which could result in operating losses. Although we may attempt to offset a portion of the effects of fluctuations in prices by entering into forward contracts to supply biodiesel or purchase feedstock or other items or by engaging in transactions involving exchange-traded futures contracts, the amount and duration of these hedging and other risk mitigation activities may vary substantially over time, and these activities also involve substantial risks.

[9]	Biodiesel Magazine as of October 30, 2006.

The price of feedstock is influenced by market demand, weather conditions, animal processing and rendering plant decisions, and factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors. These factors include government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The significance and relative effect of these factors on the price of feedstock is difficult to predict.

Any event that tends to negatively affect the supply of feedstock, such as increased demand, adverse weather or crop disease, could increase feedstock prices and potentially harm our business. In addition, we may also have difficulty, from time to time, in physically sourcing feedstock on economical terms due to supply shortages. Such a shortage could require us to suspend operations until feedstock is available at economical terms, which would have a material adverse effect on our business, anticipated results of operations and financial condition. The price we pay for feedstock at a facility could increase if an additional multi-feedstock biodiesel production plant is built in the same general vicinity or if alternative uses are found for lower cost feedstock.

Biodiesel fuel is a commodity whose price is determined based in part on the price of petroleum diesel, world demand, supply and other factors, all of which are beyond our control. World prices for biodiesel fuel have fluctuated widely in recent years. We expect that prices will continue to fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return on our investment in biodiesel production plants and our general financial condition. Price fluctuations for biodiesel fuel may also impact the investment market and our ability to raise investor capital. Although market prices for biodiesel fuel rose to near-record levels during 2005, there is no assurance that these prices will remain at current levels. Future decreases in the prices of biodiesel or petroleum diesel fuel may have a material adverse effect on our financial condition and anticipated results of operations.

Both supply and demand in the United States biodiesel industry are highly dependent upon federal and state legislation.

The production of biodiesel is made significantly more competitive by federal and state tax incentives. The federal excise tax incentive program for biodiesel was originally enacted as part of the American Jobs Creation Act of 2004 (the “JOBS Act”) but is scheduled to expire on December 31, 2008. This program provides blenders, generally distributors, with a one cent tax credit for each percentage point of virgin vegetable oil-derived biodiesel blended with petroleum diesel. For example, distributors that blend virgin soybean-derived biodiesel with petroleum diesel into a B20 blend biodiesel would receive a 20 cent per gallon excise tax credit. The program also provides blenders of recycled oils, such as yellow grease from restaurants, with a one-half cent tax credit for each percentage point of recycled oil-derived biodiesel blended with petroleum diesel. For example, distributors that blend recycled oil-derived biodiesel with petroleum diesel into a B20 blend biodiesel would receive a 10 cent per gallon excise tax credit. In addition, approximately 31 states provide mandates, programs and other incentives to increase biodiesel production and use, such as mandates for fleet use or for overall use within the state, tax credits, financial grants, tax deductions, financial assistance, tax exemptions and fuel rebate programs. These incentives are meant to lower the end-users’ cost of biodiesel in comparison to petroleum diesel. The elimination or significant reduction in the federal excise tax incentive program or state incentive programs benefiting biodiesel could adversely affect our anticipated results of operations and financial condition.

Reductions in support of biodiesel from government, consumer or special interest groups could adversely impact our business plan and our anticipated results of operation and financial condition.

Federal and state governments in the United States and governments abroad have implemented incentives and mandates in support of biodiesel. Similarly, there has been support from consumers and special interest groups, such as agricultural and environmental groups. Support has even come from the petroleum industry itself, such as BP’s (formerly known as British Petroleum) “beyond petroleum” marketing campaign, and the automobile industry, such as General Motors’ “live green, go yellow” flex-fuel ethanol marketing campaign. The loss of these incentives, including the failure to renew incentives that terminate, could adversely affect our anticipated results of operations and financial condition.

We may be unable to effectively compete in the biodiesel industry.

In many instances, our competitors and potential competitors have, or will have, substantially greater financial, technical, research, and other resources and larger, more established marketing, sales, distribution, and service organizations than we have. Moreover, competitors may have greater name recognition than we have, and competitors may offer discounts as a competitive tactic. Our competitors may succeed in developing or marketing technologies or products that are more effective or commercially attractive than our products, or that would render our technologies and products obsolete. Also, we may not have the financial resources, technical expertise, or marketing, distribution, or support capabilities to compete successfully in the future.

We anticipate that competition for the licensing of biodiesel reactors will come primarily from companies that offer competing novel biodiesel production technologies. To compete effectively in licensing biodiesel production technology, we will need to demonstrate the advantages of our STT® Reactor over well-established, traditional chemical reactors, as well as novel technologies and systems. We will also experience competition from other producers of biodiesel.

We also face competition from other biodiesel producers with respect to procuring feedstock, obtaining suitable properties for constructing biodiesel production plants and selling biodiesel and related products. Competition will likely increase as energy prices on the commodities market, including biodiesel and petrodiesel, rise as they have in recent years. This increased competition may also have an adverse impact on our ability to obtain additional capital from investors.

A substantial reduction in crude petroleum oil prices could have an adverse impact on our contemplated business plan by making biodiesel fuel relatively more expensive compared to petrodiesel. Were such a reduction to occur, it would likely adversely affect our anticipated results of operation and financial condition.

With the current elevated prices compared to historical prices of crude petroleum oil, and by extension, petrodiesel, biodiesel can be produced for a cost that is economically practical when compared to the cost to produce petrodiesel. However, if the price of crude petroleum oil should drop substantially, this could have a material adverse effect on the entire biodiesel industry and us.

RISKS RELATED TO INVESTMENT IN OUR COMMON STOCK

We have broad discretion over the use of a significant portion of the net proceeds of the Offering. Our management will determine, with our Board of Directors, but without the need for stockholder approval, how to allocate a significant portion of these proceeds. If we do not wisely allocate the proceeds, our business plan could be seriously impacted.

We have broad discretion to allocate a significant portion of the net proceeds of the Offering, subject to certain limitations imposed by the parties who arranged the Offering. The timing and amount of our actual expenditures are subject to change and will be based on many factors, including:

·	competition, market and other developments;
·	our ability to attract and retain quality employees;

·	our ability to implement our sales, marketing, product development, manufacturing and investor/public relations plans; and
·	the on-going accounting, legal and other costs of being a publicly-traded company.

The offering price of the Units was arbitrarily determined.

The offering price for the Units should not be considered an indication of the actual value of the Units and was not based on the Company’s expected net worth or expected earnings.

Investors may be liable as underwriters for selling or distributing the securities purchased in the Offering.

Investors who purchased Units in the Offering with a view to sell or otherwise distribute those securities may be considered to be underwriters, subjecting the investors to potential liability under Section 11 of the Securities Act. Further, if deemed an underwriter, the investor could not rely on Rule 144 of the Securities Act to sell or otherwise distribute the securities purchased in the Offering. We have agreed to indemnify the investors for liabilities to which they may become subject in connection with the Offering, but the indemnification rights of the investors may not be enforceable against us as a matter of public policy. Additionally, if an investor is considered an underwriter and seeks to sell or otherwise distribute the Units purchased in the Offering, then the investor would be obligated to deliver a prospectus in accordance with the rules promulgated under the Securities Act.

If the SEC does not declare a registration statement effective, the investors may not be able to sell shares in the amounts or at the times they might otherwise wish to do so.

We and the investors entered into a Registration Rights Agreement on the Closing Date. Under the Registration Rights Agreement, we are obligated to file a registration statement providing for the resale of all, or a portion of, the shares included in the Units and all, or a portion of, the shares underlying the warrants that are included in the Units within 60 days after the Closing Date. If the registration statement that we have filed does not become effective within 90 days after the date on which we have filed it (or 120 days if such Registration Statement is subject to a review by the SEC), then we must pay liquidated damages. Although we believe that we and our advisors will be able to take all steps necessary to permit the SEC to declare our registration statement effective, it is possible that the SEC may, by application of policies or procedures that vary from past policies and procedures, delay the effectiveness of the registration statement or make it impractical for us to respond to the SEC in a manner which permits it to declare the registration statement effective. If we are not able to bring the registration statement effective, then investors will need to rely on exemptions from the registration requirements of the Securities Act, such as Rule 144. Such exemptions typically limit the amount of shares that an investor can sell, require that the shares be sold in certain types of transactions, require that an investor have held the shares to be sold for a minimum period of time and limit the number of times that an investor may sell its shares.

There is no active public market for our Common Stock and investors may not be able to resell their shares at or above the offering price, if at all.

Although the Company’s Common Stock is currently quoted for trading on the OTC Bulletin Board, there currently is no active public market for the Common Stock. An active public market for the Common Stock may not develop or be sustained. The offering price of the Offering is not indicative of future market prices.

Investors purchasing shares of Common Stock in the Offering did not pay a price that was established in a competitive market. The public market may not agree with or accept the valuation, in which case investors may not be able to sell their Common Stock at or above the offering price, if at all. The market price of the Common Stock may fluctuate significantly in response to factors, some of which are beyond our control, including the following:

·	actual or anticipated variations in operating results;
·	the limited number of holders of the Common Stock, and the limited liquidity available through the OTC Bulletin Board;
·	changes in financial estimates by securities analysts;
·	changes in the economic performance and/or market valuations of other energy companies;
·	our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
·	additions or departures of key personnel;
·	sales or other transactions involving our capital stock;
·	changes in the market for biodiesel fuel commodities or the capital markets generally, or both;
·	changes in the availability of feedstock on commercially economic terms;
·	changes in the demand for biodiesel fuel, including changes resulting from the expansion of other alternative fuels;
·	changes in the social, political and/or legal climate;
·	announcements of technological innovations or new products available to the biodiesel production industry; and/or
·	announcements by relevant domestic and foreign government agencies related to incentives for alternative energy development programs.

Although becoming public by means of a reverse merger with an existing company, we may not be able to attract the attention of major brokerage firms and, as a public company, will incur substantial expenses.

Additional risks may exist since we became public through a “reverse merger.” Because we have not yet actively commenced business, security analysts of major brokerage firms may not provide coverage of us. Moreover, brokerage firms may not desire to provide coverage, to provide financial advisory services or to conduct secondary offerings on our behalf in the future.

We are subject to the information and reporting requirements of United States securities laws. These securities laws require, among other things, review, audit, and public reporting of the Company’s financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they were before we entered into the Merger. In addition, we will incur substantial expenses in connection with the preparation of the registration statement to register the securities issued in the Offering and related documents with respect to the registration of the securities issued in the Offering. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

The Common Stock may be considered “a penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Initially, the market price of the Common Stock is likely to be less than $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect the ability of investors to sell their shares. In addition, since the Common Stock is currently traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A significant number of our shares will be eligible for sale, and their sale could depress the market price of our stock.

Sales of a significant number of shares of the Common Stock in the public market following the Offering could harm the market price of the Common Stock. As additional shares of the Common Stock become available for resale in the public market pursuant to the registration of the Common Stock issued in the Offering, and otherwise, the supply of the Common Stock will increase, which could decrease our price. Some or all of the shares of Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of Common Stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market Common Stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once every three months, and any of the restricted shares may be sold by a non-affiliate after they have been held for two years.

The securities sold in the Offering were “restricted” securities that have not been registered under federal or state securities laws and are not freely transferable. Purchasers of these securities must be prepared to bear the economic risks of investment for an indefinite period of time since the securities cannot be sold unless they are subsequently registered or an exemption from registration is available. We entered into a Registration Rights Agreement with each investor in the Offering pursuant to which we granted certain registration rights under the Securities Act with respect to the Common Stock sold in the Offering, which registration rights are described in this Current Report on Form 8-K.

Our principal stockholders will have significant voting power and may take actions that may not be in the best interests of other stockholders.

Our officers, directors, principal stockholders, and their affiliates control a significant percentage of the outstanding Common Stock. If these stockholders act together, they will be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the Common Stock. This concentration of ownership may not be in the best interests of all our stockholders.

Investors should not anticipate receiving cash dividends on our stock.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

Our management team does not have extensive experience in public company matters.

Our management team has had limited public company management experience and responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and effect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Even though the Company is not a California corporation, your Common Stock could still be subject to a number of key provisions of the California General Corporation Law.

Under Section 2115 of the California General Corporation Law (the “CGCL”), corporations not organized under California law may still be subject to a number of key provisions of the CGCL. This determination is based on whether the corporation has significant business contacts with California and if more than 50% of its voting securities are held of record by persons having addresses in California. In the immediate future, we will continue the business and operations of Kreido and a majority of the business operations, revenue and payroll will be conducted in, derived from, and paid to residents of California. Therefore, depending on the Company’s ownership, we could be subject to certain provisions of the CGCL. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters’ and appraisal rights and inspection of corporate records.

2. MANAGEMENT’S DISCUSSION AND ANALYSIS

The following Management’s Discussion and Analysis should be read in conjunction with the Company’s financial statements and the related notes thereto. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Current Report on Form 8-K. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

As the result of the Merger, the Split-Off and the change in the business and operations of the Company from a day spa and salon services company to a technology company focusing on the production of biofuel, a discussion of the past financial results of Gemwood is not pertinent and the financial results of Kreido, the accounting acquirer, are considered the financial results of the Company on a going forward basis.

Kreido Laboratories is a corporation founded to develop proprietary technology for building micro-composite materials for electronic applications. In 1995, we began to develop the technology used in the design and assembly of our STT® Reactor. We thereafter sought to develop the technology to improve the speed, completeness and efficiency of certain chemical reactions, including esterifications and transesterifications, in the pharmaceutical and special chemical industries. One of the EPA’s largest laboratories has been using our STT® Reactor-based technology since 2004 to develop and evaluate new chemical processes and develop and optimize protocols for use of the STT® Reactor by public and private entities. Beginning in the last quarter of 2005, we began to evaluate the advantages of the STT® Reactor specifically for the production of biodiesel. In the first quarter of 2006, we elected to focus exclusively on the biodiesel industry and began to prepare and execute our current business plan. See “Risk Factors--Risks Related to Our Contemplated Business” and “Competition.”

Plan of Operations

We plan to commercialize our proprietary equipment system for biodiesel production on an industrial scale and to become a leading provider of biodiesel in the United States and elsewhere. We expect to execute our business plan by generating revenues from multiple sources - by building and operating our own STT® Reactor-based Biodiesel Production Units with an anticipated aggregate capacity of 90 million gallons annually (“MMgpy”) by 2008, by licensing our STT® Reactor-based technology to others and, in the longer term, by investing in businesses that will develop or use our STT® Reactor-based technology for production of biofuels.

Because of the benefits that are expected to result from the widespread use of biodiesel, legislation, as well as taxation and public policy, favor and, in some jurisdictions, require the increasing use of biodiesel instead of petrodiesel. Concurrently, we believe that diesel will increasingly replace gasoline as a transportation fuel.

To address the anticipated unsatisfied market demand for biodiesel, we have developed our STT® Production Unit, a system of chemical processing equipment based on a highly efficient fluid dynamics-based process. This process permits accelerated rates of transesterification and increased yields over shortened production cycles, among other advantages. We expect to manufacture the STT® Reactors ourselves and to construct the STT® Production Unit by securing the services of qualified third-party contractors.

We plan to directly market and distribute the biodiesel that we produce in our owned and operated facilities to diesel blenders and other distributors of diesel products through our own team that we plan to recruit and develop with proceeds of the Offering. We plan to use diversified feedstock in our plants.

We anticipate that we will execute our business strategy with the following actions:

·	place two pilot STT® Production Units in the field, producing ASTM-quality biodiesel;
·	hire additional construction project management, manufacturing, production plant operations, sales, marketing and business development personnel;
·	begin construction of three owned production plants equipped with STT® Production Units; and

·	negotiate licenses for providing STT® Production Units to both domestic and international biodiesel producers.

We are developing three biodiesel production plants, each of which will employ our STT® Production Units. The development of the biodiesel production plants will require significant expenditures on equipment and materials and we expect to use approximately $15,000,000 of the proceeds of the Offering in the development of such plants. As feedstock and biodiesel prices change or as the demand for superior biodiesel production technology increases, we may determine that it is in our best interest to sell or license our STT® Production Units in the near term in lieu of building our second and third plants as soon as we currently plan. We believe that we will be able to build our biodiesel production plants in less time and for significantly less cost than conventional plants. We expect that our plants will have lower operational and biodiesel production costs, provide greater production yields, emit less toxic waste into the environment and be safer to operate. In the execution of our business plan, we anticipate that we will increase our number of employees in the next 12 months to approximately 85 employees.

The three plants under development are:

·	Port of Chicago, Chicago, Illinois.
·	Port of Indiana, Burns Harbor, Indiana.
·	Port of Wilmington, Wilmington, North Carolina.

We believe that the Company can satisfy its cash requirements for at least the next 12 months.

Results of Operations for the Nine Months Ended September 30, 2006

Operating Expenses

Loss from operations for the nine-month period ended September 30, 2006 was $1,696,779, resulting from $1,135,297 of research and development expenses and $561,482 of general and administrative expenses.

Other Income (Expense)

Other income (expense) for the nine months ended September 30, 2006 was ($561,455), comprised principally of interest expense of $652,855, offset by other income.

Net Loss

Net loss for the nine months ended September 30, 2006 was $2,259,034, equivalent to a loss of $0.08 per common share.

Comparison of Years ended December 31, 2005 and 2004

Operating Expenses

Operating expenses totaled $2,543,445 for the year ended December 31, 2005, compared to operating expenses of $3,453,372 for the year ended December 31, 2004.

Other Income (Expense)

Other income (expense) for 2005 and 2004 was ($654,112) and ($2,023) respectively. In 2005, other expense was comprised principally of interest expense of $534,269 and loss from retirement of assets of $275,163, offset by other income. In 2004, other expense was comprised of interest expense of $233,640, offset by other income.

Net Loss

Net loss for the year ended December 31, 2005 was $3,198,357, compared to net loss of $3,456,195 for the year ended December 31, 2004. There were no net sales or gross profit for the years ended December 31, 2005 and 2004.

Liquidity and Capital Resources

Net cash used by operating activities for the nine months ended September 30, 2006 and the years ended December 31, 2005 and 2004 was $1,455,963, $2,065,427 and $2,972,729, respectively.

Net cash used by investing activities for the nine months ended September 30, 2006 and the years ended December 31, 2005 and 2004 was $174,589, $167,275 and $310,298, respectively.

Net cash provided by financing activities for the nine months ended September 30, 2006 and the years ended December 31, 2005 and 2004 was $694,734, $3,152,959 and $3,325,808, respectively. The cash inflow for the year ended December 31, 2005 primarily resulted from the issuance of long-term debt, while the cash inflow for the year ended December 31, 2004 resulted from the issuance of Series B1 preferred stock and long-term debt.

The Company has issued convertible Series A1 Preferred Stock and Series B1 Preferred Stock. For the year ended December 31, 2005, the Company issued Series A1 and Series B1 Convertible Preferred Stock in the aggregate principal amounts of $3,628,369 and $10,011,355, respectively. Each fiscal year, the shareholders of Series B1 Preferred Stock, before any dividends are paid or declared and set aside from the Series A1 Preferred Stock or the Common Stock, and the shareholders of Series A1 Preferred Stock, before any dividends are paid or declared and set aside from the Common Stock, are entitled to receive out of funds legally available for that purpose, cumulative dividends at a rate of eight percent (8%) per annum. Such cumulative dividends accrue from the date of issuance and are calculated through the earliest of (i) the conversion of the preferred stock into common stock, (ii) the redemption of the preferred stock or (iii) the liquidation, dissolution or winding up of the Company. The holders of the Series B1 Preferred Stock and Series A1 Preferred Stock are entitled to participate, on an as-converted basis, in all dividends, whether payable in cash, property or stock, that are declared on any of the Common Stock. Cumulative dividends for Series B1 Preferred Stock as of December 31, 2005 and 2004 were $1,353,864 and $552,956, respectively. Cumulative dividends for Series A1 Preferred Stock as of December 31, 2005 and 2004 were $534,267 and $218,209, respectively.

Related Party Transactions

During 2005 and 2004, law firms, of which certain members were shareholders of Kreido, were paid $53,765 and $97,955 for legal services performed on behalf of Kreido. As of December 31, 2005 and 2004, amounts due to the law firms were $892 and $0, respectively.

Summary of Significant Accounting Policies

Basis of Presentation - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Revenue Recognition - The Company’s revenues are expected to be derived from licensing its patented processes, leasing its patented equipment to carry out the licensed processes providing on-going technical support and know-how, and in the future, the sale of biodiesel. Revenues from product sales will be recorded upon shipment. Revenues from technology licensing will be, based upon the nature of the licensing agreement, recorded upon billing due date established by contractual agreement with the customer or over the term of the agreement. For sales arrangements with multiple elements, the Company will allocate the undelivered elements based on the price charged when an element is sold separately. Through the end of 2005, the Company had recognized no significant commercial or licensing revenue. It is anticipated that once the Company has built and begins operating the commercial biodiesel production plants, the majority of revenue will be based upon the sale of biodiesel to distributors.

Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Use of Estimates - Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods covered by the financial statements and accompanying notes. Actual results could differ from those estimates.

Depreciation and Amortization - Depreciation of property and equipment is calculated on a straight-line method over the estimated useful lives of the related assets, generally ranging from five to seven years. Leasehold improvements are amortized over the shorter of the useful life of the related asset and the lease term.

Patents - Capitalized patent costs consist of direct costs associated with obtaining patents. Patent costs are amortized on a straight-line basis over 15 years, which is the expected life.

Impairment of Long-Lived Assets - The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of long-lived assets may not be recoverable in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted future cash flows over the remaining life of the long-lived assets in measuring whether they are recoverable. If the estimated undiscounted future cash flows exceed the carrying value of the asset, a loss is recorded as the excess of the asset’s carrying value over its fair value. No assets were determined to be impaired in 2005 or 2004.

Income Taxes - The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock-Based Compensation - Stock-based compensation is accounted for under Statement of Financial Accounting Standards No. 123 (“SFAS 123”), Accounting for Stock-Based Compensation. Under SFAS 123, entities either recognize the fair value of all stock-based awards as expense over the vesting period or continue to apply the provisions of APB Opinion No. 25 for financial statement purposes and provide pro forma net income disclosures of the SFAS 123 treatment of such awards. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma information.

If the Company had elected to recognize compensation cost based on the fair value at the date of grant, consistent with the method as prescribed by SFAS 123, net loss would have changed to the pro forma amounts indicated below:

	2005	2004	Period from January 13, 1995 (Inception) to December 31, 2005
Net Loss:
As reported	$(3,198,357)	$(3,456,195)	$(19,858,748)
Add: stock-based employee compensation expense included in reported net loss	33,123	63,710	690,952
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards	(66,422)	(122,883)	(965,336)
Pro forma	$(3,231,656)	$ (3,515,368)	$ (20,133,132)

The fair value of options granted during 2005 and 2004 was determined using a minimum value pricing model with the following assumptions: risk-free interest rates from 3.24% to 4.46%, expected lives of five to ten years and volatility of 0.01%.

Research and Development - Research and development costs related to the design, development, demonstration, and testing of reactor technology are charged to operations as incurred.

Comprehensive Loss - Except for net loss, the Company has no material components of comprehensive loss, and accordingly, the comprehensive loss is the same as the net loss for all periods presented.

Recent Accounting Pronouncements - In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), which is an interpretation of SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not believe that the adoption of FIN 48 will have a significant effect on its financial statements.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets – An Amendment of FASB Statement No. 140 (“SFAS 156”). SFAS 156 requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. The statement permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006, with earlier adoption permitted. The Company does not believe the adoption of SFAS 156 will have a significant effect on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not believe that the adoption of SFAS 157 will have a significant effect on its financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Item 303(c) of Regulation S-B, promulgated by the SEC.

3. DESCRIPTION OF PROPERTY

Our executive offices are located at 1140 Avenida Acaso, Camarillo, CA 93012 and our phone number is (805) 389-3499. Our executive offices total approximately 7,260 square feet. We currently lease such facilities for $4,525 per month, which lease ends in August 2007.

We also lease 1115 Avenida Acaso, Camarillo, CA 93012, which is approximately 2,800 square feet and which we use primarily for storage. The term of the lease for this location expired in November 2006, and we are currently renting on a month-to-month basis for $2,106 per month. We have requested a one-year extension of the lease on similar terms.

4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Closing Date by (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the Common Stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Kreido Biofuels, Inc., 1140 Avenida Acaso, Camarillo, CA 93012. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the Closing Date are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding[1]
Smart Technology Ventures and affiliates (2)	12,581,775	23.95%
Joseph Marks (3)	12,581,775	23.95%
Betsy Wood Knapp (4)	4,607,550	8.77%
David Mandel	3,530,676	6.72%
David R. Fuchs (5)	4,030,887	7.67%
Joel A. Balbien	0	0%
Ben Binninger (6)	260,683	*
Philip Lichtenberger (7)	463,115	*
Alan McGrevy (8)	328,278	*
Executive Officers and Directors as a Group	18,241,401	34.72%

*	Less than 1%.
[1]	Based on 52,532,202 shares of the Company’s stock issued and outstanding as of the Closing Date.
[2]
Address is 1801 Century Park West, 5th Floor, Los Angeles, CA 90067. Includes shares to be held of record by Smart Technology Ventures Advisors, LLC (“STV Advisors”) and its affiliates, Smart Technology Ventures III SBIC, L.P. (“STV III SBIC”), Smart Technology Ventures, II, LLC, Smart Technology Ventures, III, L.P., and the Y & S Nazarian Revocable Trust. The shares are the same shares that are listed in the table as being beneficially owned by Mr. Marks.

[3]
Mr. Marks currently is a managing member of STV Advisors and as such is the beneficial owner of the 12,581,775 shares of our Common Stock held of record by STV Advisors and its affiliates, and has the investment power over such shares. Before the Merger, Dr. Balbien was also a managing member of STV Advisors and was, therefore, a beneficial owner.

[4]	Shares are held of record by a trust of which Cleon T. Knapp and Betsy Wood Knapp are the trustees.
[5]
Includes 888,146 shares held of record by a charitable trust as to which Mr. Fuchs is a trustee and 567,392 shares held of record by an investment retirement account as to which Mr. Fuchs is a beneficiary.

[6]	Includes 33,848 shares underlying options and 22,683 shares underlying warrants which are exercisable within 60 days of the Closing Date.
[7]	Includes 165,477 shares underlying options and 1,636 shares underlying warrants which are exercisable within 60 days of the Closing Date.
[8]	Includes 165,477 shares underlying options which are exercisable within 60 days of the Closing Date.

5. DIRECTORS AND EXECUTIVE OFFICERS

The following persons are the executive officers and directors of the Company following the Merger and hold the offices set forth opposite their names.

Name	Age	Position
Joel A. Balbien, CFA , Ph.D.	52	President; Chief Executive Officer; Director
G.A. Ben Binninger	58	Chief Operating Officer; Director
Philip Lichtenberger	50	Senior Vice President; Chief Financial Officer
Alan McGrevy	60	Vice President of Engineering
Betsy Wood Knapp	63	Chairperson of the Board; Director
Joseph Marks	41	Director

Joel A. Balbien, CFA, Ph.D., President and Chief Executive Officer, Director. Dr. Balbien joined the Company in 2006 as President, Chief Executive Officer and director. Dr. Balbien has 25 years of experience in the energy technology sector. Since October 2005, Dr. Balbien has served as CEO for Kreido. Dr. Balbien is also a board member of Kreido, a position he has held since 1999. Dr. Balbien is the co-founder, and was a Managing Member from 2000 until the Closing Date, of Smart Technology Ventures Advisors, LLC (“STV Advisors”), a Southern Californian venture capital firm and significant investor in Kreido. Dr. Balbien has been working with early stage growth companies for nearly ten years, and was also a Managing Member of the venture capital fund Smart Technology Ventures III, L.P. He was previously a Manager of Smart Technology Ventures II, LLC and the Chief Financial Officer of Smart Technology Ventures I, LLC. Dr. Balbien has also served on the board of directors of STM Power, Clean Energy Systems, Inc. and Sonics, Inc. Dr. Balbien received M.S. and Ph.D. degrees in Economics from the California Institute of Technology in Pasadena, California, and earned a CFA credential from the CFA Institute.

G.A. Ben Binninger, Chief Operating Officer, Director. Mr. Binninger joined the Company in 2006 as Chief Operating Officer and director. Mr. Binninger has 30 years of experience in the chemicals and fuels industry. Mr. Binninger has hands-on experience leading both large and small technologically sophisticated global process and service businesses with expertise in strategic positioning, profit enhancement, financial restructuring, organizational realignment, mergers and acquisitions, cost control and environmental matters. From 2003 to 2006, Mr. Binninger served as a consultant relating to the development and evaluation of specialty chemical opportunities. Prior to that, from 1993 to 2003, Mr. Binninger served as Senior Vice President of Rio Tinto Borax, which operates California’s largest open pit mine in Boron, California. Mr. Binninger has a B.E. degree in Chemical Engineering from Manhattan College and a M.B.A. from Harvard University.

Philip Lichtenberger, Senior Vice President and Chief Financial Officer.  Mr. Lichtenberger joined the Company in 2006 as Senior Vice President and Chief Financial Officer. Mr. Lichtenberger has 25 years of experience in technology and engineering in senior roles in Fortune 500 companies. Mr. Lichtenberger serves as Executive Vice President and Chief Operating Officer, and as a board member, of Kreido, where he has been employed since 1997. Mr. Lichtenberger’s operations background includes III-V semiconductors, optoelectronics, microelectronics and networking equipment. His technical background includes energy systems design and RF electronics. Mr. Lichtenberger has B.S. degrees in Physics and Philosophy from Beloit College in Beloit, Wisconsin.

Alan McGrevy, Vice President of Engineering.  Mr. McGrevy joined the Company in 2006 as Vice President of Engineering. Mr. McGrevy is a Research and Development Manager with 35 years of experience in commercial engineering in large and small companies. Mr. McGrevy also serves as Vice President of Engineering for Kreido, where he has been employed since 2000. Mr. McGrevy is a major contributor to the Company’s intellectual property and is co-inventor of the STT® Reactor. Mr. McGrevy is named in 11 additional patents outside of his work for Kreido and the Company. He has experience in conducting research and development and in commercializing new technologies.

Betsy Wood Knapp, Chairperson of the Board, Director.  Ms. Knapp joined the Company as Chairperson of the Board in 2006. Ms. Knapp is an entrepreneur who has been investing and supporting early stage growth companies for 33 years. In 1995, Ms. Knapp founded Los Angeles-based BigPicture Investors, LLC to finance West Coast startups with patented enabling technologies. Ms. Knapp also served as BigPicture Investors’ CEO from inception to date. She has also been a founder or CEO of five software and new media companies. Ms. Knapp has extensive management experience in creating strategic direction for business growth. At the Anderson Graduate School of Management at UCLA, she is a founder of the Entrepreneur’s Hall, serves on the Board of Visitors, is a repeat guest lecturer in the MBA program and established the Knapp Competition for excellence in business planning and venture initiation. Ms. Knapp is also a board member of the UCLA Foundation, where she serves as the Chairperson of the Philanthropy Committee. Ms. Knapp is also a founding member of the Committee of 200, a highly selective international organization of women entrepreneurs and corporate executives. She received a B.A. degree in economics from Wellesley College where she also serves as a Trustee.

Joseph Marks, CFA, Director. Mr. Marks joined the Company as director in 2006. He is a Managing Member of STV Advisors and has been employed by STV Advisors since 2000. Mr. Marks also serves on the board of directors of Kreido, Lucix Corporation, Availigent, Inc. and FutureTrade Technologies, and is a board observer of Strategic Data Corp. Mr. Marks graduated with honors receiving a B.A. in Economics from Stanford University and received his J.D. and M.B.A. degrees from UCLA.

There are no family relationships among our above-listed directors and executive officers. Further, they have been neither convicted in any criminal proceeding during the past five years nor parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal of state securities laws or commodities laws. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Pursuant to the Amended & Restated Operating Agreements of Smart Technology Ventures III Management, LLC and Smart Technology Ventures III SBIC Management, LLC, Mr. Marks, a member of such companies, is required to resign from the Board upon (i) the termination of his employment with Smart Technology Ventures, (ii) Mr. Marks’ withdraw as a member of such companies or (iii) the written request of David Nazarian.

Board of Directors and Corporate Governance

The Company expects that its Board of Directors will consist of five members. As of the Closing Date, Betsy Wood Knapp, Joel A. Balbien, G.A. Ben Binninger and Joseph Marks serve on the Company’s Board. The Gemwood Stockholders have the right to appoint the remaining director. We are looking for a qualified candidate to fill the remaining vacancy on the Board. Our directors hold office until the next meeting of the stockholders at which directors are elected, or until the earlier of their death, resignation or removal, or until their successors have been qualified. On the Closing Date, Stephen B. Jackson and Victor Manuel Savceda, constituting all of the directors of Gemwood before the Merger, appointed Betsy Wood Knapp, Joel A. Balbien, G.A. Ben Binninger and Joseph Marks to fill vacancies on the Board.  Also on the Closing Date, Messrs. Jackson and Savceda resigned from the Board.

Board Committees

The Board intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 and the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B, as promulgated by the SEC.  Additionally, the Board is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by the Board, the full Board will undertake the duties of the audit committee, nominating committee and compensation committee. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Code of Ethics

The Company has not formally adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer or controller, or persons performing similar functions. Based on the Company’s small size, early development stage and limited financial and human resources, Gemwood did not adopt a written code of ethics before the Merger. We intend to formalize and adopt a written code of ethics as soon as practicable following the Closing Date.

6. EXECUTIVE COMPENSATION

Executive Compensation

The table below sets forth, for the last two fiscal years, the compensation earned by our Chief Executive Officer and the two most highly compensated executive officers who received annual compensation in excess of $100,000.

Name and Principal Position	Year	Annual Salary	Stock Awards ($)(5)	Option Awards ($)(5)	All Other Compensation ($)		Total ($)

Joel A. Balbien(1) Chief Executive Officer	2005	$0	$0	$0	$0		$0

Michael R. Kozlowski(2)	2005	0	23,514	8,053	163,877	(3)	195,444
Chief Executive Officer	2004	196,787	0	0	54,995	(4)	251,782

Philip Lichtenberger	2005	170,604	26,235	8,053	0		204,892
Executive Vice President &	2004	170,604	0	0	22,103	(4)	192,707
Chief Operating Officer

Alan McGrevy(6)	2005	149,949	14,430	8,053	0		172,432
Vice President of Engineering	2004	150,051	0	0	4,949	(4)	155,000

Summary Compensation Table

[1]	Dr. Balbien joined Kreido as Chief Executive Officer in October 2005 and compensation commenced in November 2006.
[2]
Mr. Kozlowski’s employment with Kreido as Chief Executive Officer was terminated in August 2004 and thereafter, Mr. Kozlowski became a consultant to Kreido. Mr. Kozlowski ceased consulting for Kreido in January 2006.

[3]	Consulting fees paid to Mr. Kozlowski.
[4]	“Gross-ups,” or reimbursement for payment of taxes, in the amounts of $17,235 to Mr. Kozlowski, $22,103 to Mr. Lichtenberger and $4,949 to Mr. McGrevy.
[5]
The Company has recorded $64,179 and $24,159 of compensation expense in 2005 relating to stock awards and stock options, respectively, issued to officers. The per share weighted average fair value of stock options expensed for the year ended December 31, 2005 was $0.03 on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions in 2005: expected dividend yield Nil%; expected volatility of 0.01%; risk-free interest rate of 4.13%; and expected life of 10 years.

[6]	Mr. McGrevy became Vice President of Engineering of Kreido in April 2005. Prior to that time, he was the Director of Engineering of Kreido.

Outstanding Equity Awards at Fiscal-Year End

	Option Awards					Stock Awards
Name	No. Securities Under Unexercised Options (#) Exercisable	No. Securities Under Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	No. Shares or Units of Stock Not Vested (#)		Market Value of Shares or Units of Stock Not Vested ($)

Joel A. Balbien	0	0		$0	0	0		$0

Michael R. Kozlowski	53,333	0		0.10	4/1/2015	0		0

Philip Lichtenberger	113,333	126,667	(1)	0.10	4/1/2015	41,396	(2)	4,140

Alan McGrevy	113,333	126,667	(1)	0.10	4/1/2015	41,552	(2)	4,155

[1]
Option was granted on April 1, 2005 and vests in 36 installments as follows: (a) on May 1, 2005, 6,668 shares; (b) in each subsequent month for 34 months, an additional 6,667 shares; and (c) on March 1, 2008 the remaining balance of 6,655 shares.

[2]
The Forfeiture Condition (as defined in the Stock Grant Agreements) lapsed on the date of grant with respect to a portion of the shares and will lapse with respect to an additional 2.2% of the remaining shares each month thereafter.

On October 17, 2003, Kreido agreed to provide Mr. Lichtenberger with 90 days of severance pay if he is terminated without cause. Also, pursuant to Dr. Balbien’s employment agreement which was assumed by the Company at closing, if Dr. Balbien terminates his Employment Agreement, described in more detail below, for Good Reason (as defined in the agreement) or if the Company terminates Dr. Balbien’s employment without Cause (as defined in the agreement), Dr. Balbien is entitled to (i) any earned but unpaid base salary, unpaid bonus previously granted and unused vacation days, (ii) severance pay in the amount of six months of base salary and (iii) continued coverage at our expense under all benefit plans through the scheduled end of his employment.

Employment Agreement

On the Closing Date and in connection with the Merger, the Company assumed the employment agreement between Kreido and Dr. Balbien pursuant to which Dr. Balbien holds the positions of President and Chief Executive Officer. This Employment Agreement has been attached as Exhibits 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Dr. Balbien’s Employment Agreement provides for a term of one year with an annual base salary of $200,000, and a bonus of up to $150,000 payable quarterly, with the first installment of $37,500 payable upon the closing of the Offering. The remaining bonus, or a fraction of it, shall be paid at the end of each subsequent quarter, based on achievement of performance-related financial and operating targets agreed upon by Dr. Balbien and by the Compensation Committee of our Board. Under the terms of the agreement, on the Closing Date, Dr. Balbien was granted non-qualified stock options to purchase an aggregate of 1,205,384 shares of the Company’s Common Stock at an exercise price of $1.35 per share. The term of the option is ten years from the date of grant. The option becomes vested and exercisable in eight (8) quarterly installments of approximately 150,673 shares each, commencing on the quarterly anniversary of the Closing Date. If Dr. Balbien’s employment is terminated for Cause (as defined in the agreement), all the awards, whether or not vested, immediately expire. If Dr. Balbien voluntarily terminates his employment without Good Reason (as defined in the agreement), then all unvested awards immediately expire, and vested awards expire on the later of (i) 90 days after the termination of employment, and (ii) the expiration of the lock-up agreement. If Dr. Balbien’s employment is terminated in connection with a Change of Control (as defined in the agreement), by the Company without Cause or by him for Good Reason, one-half of all unvested installments of the option vest immediately, up to a maximum of options to purchase 301,346 shares, and become effective the date of termination of employment, and remain exercisable up to one year thereafter. Dr. Balbien is eligible to participate in our incentive, savings, retirement and other welfare benefit plans in substantially the same manner and at substantially the same levels as we make such opportunities available to all of our managerial or salaried executive employees. We have agreed to purchase and maintain directors, and officers, liability insurance in the amount of at least $1,000,000 covering our officers and directors, including Dr. Balbien, as soon as practicable after the Closing Date, but in no event later than 30 days after the Closing Date.

Subject to certain notice requirements, either we or Dr. Balbien will be entitled to terminate the agreement at any time. Dr. Balbien may terminate the agreement and his employment for Good Reason and if he does so, or if we terminate the agreement without Cause, we are obligated to pay him (i) any earned but unpaid base salary, unpaid bonus previously granted and unused vacation days, (ii) severance pay in the amount of six months of base salary and (iii) continued coverage at our expense under all benefit plans through the scheduled end of his employment. Dr. Balbien may terminate the agreement and his employment at any time other than for Good Reason by providing at least 90 days’ prior notice to the Company, in which case, we have no further obligation or liability to him except to pay any earned but unpaid base salary and unused vacation days.

Under the agreement, Dr. Balbien is subject to traditional non-competition and employee non-solicitation restrictions while he is employed by the Company and during any period in which he continues to receive his base salary following termination of the agreement.

The Company intends to enter into employment agreements with the other executive officers as soon as practicable after the Closing Date.

Director Compensation

There are currently no compensation arrangements in place for members of the Board of Directors. We expect to establish these arrangements as new members are appointed to the Board of Directors.

2006 Equity Incentive Plan

Before the Closing Date, our Board and the Gemwood Stockholders approved and adopted the 2006 Equity Incentive Plan (the “2006 Plan”). A copy of the 2006 Plan is attached as Exhibit 10.7 to this Current Report on Form 8-K.

As of the Closing Date, a total of 3,850,000 shares of our Common Stock were reserved for issuance under the 2006 Plan, of which awards for 1,205,384 shares were granted. If an incentive award granted under the 2006 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2006 Plan.

Shares issued under the 2006 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity do not reduce the maximum number of shares available under the 2006 Plan. In addition, the number of shares of Common Stock subject to the 2006 Plan, any number of shares subject to any numerical limit in the 2006 Plan and the number of shares and terms of any incentive award shall be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board (or the Board in the absence of such a committee) will administer the 2006 Plan. Subject to the terms of the 2006 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2006 Plan.

Grants

The 2006 Plan authorizes the grant to 2006 Plan participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (the “Code”), and stock appreciation rights, as described below:

·
Options granted under the 2006 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of Common Stock covered by an option cannot be less than the fair market value of the Common Stock on the date of grant unless agreed to otherwise at the time of the grant.

·
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

·
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable and other terms and conditions.

·
The 2006 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of Common Stock to be awarded and the terms applicable to each award, including performance restrictions.

·
Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of

Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR.

Duration, Amendment and Termination

The Board has the power to amend, suspend or terminate the 2006 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year of the date of such change. Unless sooner terminated, the 2006 Plan terminates ten years after it is adopted.

On the Closing Date, options were granted to Dr. Balbien on the following terms:

NAME	# OF SHARES	EXERCISE PRICE	VESTING SCHEDULE	EXPIRATION
Joel A. Balbien	1,205,384	$1.35/share	Eight quarterly installments commencing on the quarterly anniversary of the Closing Date	Ten years from date of grant

7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Directors of Gemwood

Prior to the Closing Date, Gemwood transferred all of its operating assets and liabilities to its wholly-owned subsidiary, Leaseco, and on the Closing Date, split-off Leaseco through the sale of all of the outstanding capital stock of Leaseco. In connection with the Split-Off, 19,444,444 shares of Common Stock held by Mr. Savceda, a former director of Gemwood (prior to the Merger), were surrendered and cancelled without further consideration.

Transactions with Officers, Directors and Principal Shareholders of Kreido

During 2004, 2005 and through October 31, 2006, we entered into a series of financing transactions with the following officers, directors and principal shareholders (the “Related Parties”):

·
STV III SBIC, a limited partnership that, together with its affiliates, Smart Technology Ventures, II, LLC, and Smart Technology Ventures, III, beneficially owns more than 5% of the Company’s issued and outstanding voting securities. Joseph Marks, a member of our Board, is a managing members of STV III SBIC and its affiliates, including STV Advisors. Dr. Joel A. Balbien, who is the Company’s Chief Executive Officer and President and a member of the Company’s Board resigned as a managing member of STV III SBIC and its affiliates as of the Closing Date;

·	Betsy Wood Knapp, the Chairperson of our Board and a beneficial owner of more than 5% of the Company’s issued and outstanding voting securities;

·	David Mandel, a beneficial owner of more than 5% of our issued and outstanding voting securities; and

·	David R. Fuchs, a beneficial owner of more than 5% of our issued and outstanding voting securities.

In the financing transactions entered into during 2004 and through the first seven months of 2005, we issued convertible promissory notes in the following aggregate original principal amount of $3,242,121 to the Related Parties in the following respective aggregate principal amounts:

Related Party	Aggregate Principal Amount

STV III SBIC and affiliates	$1,737,980
Ms. Knapp	594,719
Mr. Mandel	596,588
Mr. Fuchs	312,834

The notes issued during this period bore interest at the rate of 10% per annum and were due on January 31, 2007. As of October 31, 2006, no amount of the original principal had been repaid. The notes, on their terms, were convertible into shares of a class of convertible preferred stock issuable by Kreido.

In the financing transactions that we entered into with the Related Parties in the last five months of 2005 and during the 10-month period ended October 31, 2006, we issued convertible promissory notes in the aggregate original principal amount of $2,720,015 in the following respective aggregate principal amounts:

Related Party	Aggregate Principal Amount

STV III SBIC and affiliates	$1,200,000
Ms. Knapp	400,001
Mr. Mandel	400,013
Mr. Fuchs and related entities	761,668

The notes bore interest at the rate of 12% per annum and are due on January 31, 2007. As of October 31, 2006, no amount of the original principal amount had been repaid. The notes were convertible into shares of a class of convertible preferred stock issuable by Kreido.

In November 2006, the Related Parties agreed to stop accrual of interest on the notes as of October 31, 2006 and convert their convertible notes and accumulated interest from the notes into shares of Kreido’s common stock at the rate of one share for each $1.00 of outstanding principal and accrued interest. The Related Parties received an aggregate of 7,184,891 shares of Kreido common stock which converted into 8,106,375 shares of the Company’s Common Stock in the Merger, at the same exchange rate at which all other common shares of Kreido were converted into shares of the Company’s Common Stock. The number of shares issued to the Related Parties on the Closing Date by virtue of their conversion of the aforementioned notes were as follows:

Related Party	Shares

STV III SBIC and affiliates	3,774,522
Ms. Knapp	1,279,289
Mr. Mandel	1,281,640
Mr. Fuchs	1,305,427

In addition, as part of their purchase of convertible promissory notes, the Related Parties acquired warrants to acquire preferred shares of Kreido. In September and October 2006, the Related Parties agreed to exercise their warrants on a cashless exercise basis and accept shares of Kreido’s common stock upon their exercise at the rate of one share for each $1.54 of value to which the holder is entitled under the warrant. The shares issued to the Related Parties were converted into shares of the Company’s Common Stock at the same exchange rate at which all other common shares of Kreido were converted into shares of the Company’s Common Stock. As a result, upon completion of the Merger, shares of Common Stock were issued to the Related Parties, as follows:

Related Party	Shares

STV III SBIC and affiliates	1,025,249
Ms. Knapp	348,998
Mr. Mandel	349,819
Mr. Fuchs	248,873

In November 2006, Kreido issued promissory notes to certain of the Related Parties as part of the Bridge Financing. These Related Parties agreed to convert this $250,004 of indebtedness into Units in the Offering at the rate of one Unit for each $1.35 of debt. These Related Parties received an aggregate of 185,188 Units, designated as follows:

Related Party	Aggregate Principal Amount	Units in Offering

Y & S Nazarian Revocable Trust	$125,000	92,593
Ms. Knapp	41,667	30,864
Mr. Mandel	41,670	30,867
Mr. Fuchs	41,667	30,864

The Y & S Nazarian Revocable Trust is partner of STV III SBIC and its related entities.

In December 2006, Kreido issued additional promissory notes in the aggregate principal amount of $120,000 to certain Related Parties as part of the Bridge Financing. These Related Parties agreed to have their promissory notes repaid with the proceeds of the Offering.

See “Compensation of Executive Officers” under “Management and Board of Directors” above for information regarding arrangements between Kreido and each of Dr. Balbien and other Related Parties with respect to compensation paid to them since January 1, 2004.

Board Independence

Betsy Wood Knapp, Joel A. Balbien, G.A. Ben Binninger and Joseph Marks currently serve as directors on the Company’s Board. The Board has determined that Ms. Knapp and Mr. Marks are “independent” directors as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules. The Company does not currently have a separately designated audit, nominating or compensation committee. Ms. Knapp and Mr. Marks are “independent” as that term is used relating to the independence standards of an audit committee based on the applicable listing standards of the Nasdaq Stock Market and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

8. DESCRIPTION OF SECURITIES

Authorized Capital Stock

Immediately prior to the Merger, the authorized capital stock of Kreido consisted of 150,000,000 shares of common stock and 100,000,000 shares of preferred stock, no par value, of which 549,474 shares were designated as Series A1 Convertible Preferred Stock and 13,783,783 shares were designated as Series B1 Convertible Preferred Stock.

Following the Merger, the Company’s amended Articles of Incorporation, filed with the Secretary of State of the State of Nevada on November 2, 2006, authorize the issuance of 310,000,000 shares of capital stock, of which there are authorized 300,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of blank-check preferred stock.

Capital Stock Issued and Outstanding

As of the Closing Date, after giving effect to the Transactions, and taking into account the warrants to acquire shares of Common Stock and the grant of options under the 2006 Plan, including the New Options issued to former holders of options to purchase shares of Kreido’s common stock, there were 76,637,038 shares of the Company’s Common Stock issued and outstanding, on a fully diluted basis, including:

·	52,532,202 shares of Common Stock;

·
options to purchase 2,370,367 shares of Common Stock which include options to purchase 1,205,384 shares administered under the 2006 Plan and New Options to purchase 1,164,983 shares administered under the 1997 Program; and

·
Investor Warrants to purchase 18,518,519 shares of Common Stock issued to the investors in the Offering and New Warrants to purchase 571,334 shares of Common Stock issued to former Kreido warrant holders.

Description of Common Stock

The Company is authorized to issue 300,000,000 shares of Common Stock, 52,532,202 of which were issued and outstanding as of the Closing Date. Holders of the Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote and vote together in one class, except as required by applicable law. Holders of the Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of the Common Stock voting for the election of directors can elect all of the directors. Holders of the Common Stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the outstanding shares of the Common Stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of the Common Stock are entitled to share equally on a pro rata basis in all dividends that its Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share of the Common Stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities. Holders of the Common Stock have no preemptive rights and no conversion rights, and there are no redemption provisions applicable to the Common Stock.

In accordance with the Registration Rights Agreement, the Company expects to file within 60 days of the Closing Date, a registration statement (the “Registration Statement”) registering for resale all, or under the terms of the Registration Rights Agreement, some, of the shares of Common Stock underlying the Units (including 18,518,519 shares included in the Units and 18,518,519 shares issuable upon exercise of the Investor Warrants included in the Units) acquired by investors and Bridge Note holders in the Offering consistent with the terms and provisions of the Registration Rights Agreement, attached hereto as Exhibit 10.3. The Company agreed to use commercially reasonable efforts to cause this Registration Statement to become effective no later than 90 days after the date filed (or 120 days if such Registration Statement is subject to a review by the SEC).  The Company also agreed to use commercially reasonable efforts to maintain the effectiveness of this Registration Statement until all of the Common Stock covered by such Registration Statement has been sold or may be sold under Rule 144(k) of the Securities Act. The Company will be liable for penalties under the Registration Rights Agreement payable in shares of its Common Stock as follows:

·
5% of the shares sold in the Offering if the Registration Statement is not filed or does not become effective on the date by which the Company is required to cause it to be filed or to become effective, consistent with the terms and provisions of the Registration Rights Agreement;

·	an additional 5% payable if the Registration Statement is not filed within 90 days after the Closing Date;
·
an additional 5% payable if the Registration Statement is not filed within 120 days after the Closing Date, for a maximum penalty of 15% with respect to the Registration Statement not being filed by the date on which the Company is required to cause it to be filed;

·	an additional 5% payable if effectiveness does not occur within 120 days after filing, if not reviewed by the SEC, or within 150 days after filing, if reviewed by the SEC; and
·
an additional 5% payable if effectiveness does not occur within 150 days after filing, if not reviewed by the SEC, or within 180 days after filing, if reviewed by the SEC, for a maximum penalty of 15% with respect to the Registration Statement not becoming effective by the date on which the Company is required to cause it to become effective.

Description of Preferred Stock

The Company is authorized to issue 10 million shares of “blank check” preferred stock, $0.001 par value per share, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of the Company’s stockholders.

Description of Warrants

After the consummation of Merger and the Offering, on the Closing Date, there were Investor Warrants issued to purchase 18,518,519 shares of Common Stock, held by investors purchasing Units in the Offering. The Investor Warrants gave the holders the right to purchase such shares of Common Stock for a period of five years at an exercise price of $1.85 per share provided that the holder give the Company written notice at least 61 days prior to the intended date of exercise. The Investor Warrants are callable by the Company under certain circumstances.

The Investor Warrants issued in the Offering are callable by the Company under certain circumstances. At the option of the holder, the Investor Warrants may be exercised by cash payment of the exercise price or, in the event that the Registration Statement is not declared effective by the SEC within one year of the Closing Date, by “cashless exercise.” A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the Investor Warrants with a “fair market value” equal to such aggregate exercise price. The Company will not receive additional proceeds if the Investor Warrants are exercised by cashless exercise.

The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

No fractional shares will be issued upon exercise of the Investor Warrants. If, upon exercise of the Investor Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number, the number of shares of Common Stock to be issued to the Investor Warrant holder.

Also outstanding after the consummation of the Merger are New Warrants to purchase 571,334 shares of the Company’s Common Stock. The New Warrants were issued to holders of warrants to purchase an aggregate of 506,389 shares of Kreido’s capital stock prior to the Merger.

Description of Options

Joel A. Balbien, our President and Chief Executive Officer, was granted options to purchase 1,205,384 shares of Common Stock on the Closing Date. Such options were issued pursuant the 2006 Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant. There are also issued and outstanding, New Options to purchase 1,164,983 shares of Common Stock which will be administered under the 2006 Plan, issued to the holders of Kreido options before the Merger.

PART II

1. MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Company’s Common Stock is currently available for trading in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “KRBF.OB.” There is no established trading market for the Common Stock, as it has been traded only on a limited basis.

As of the Closing Date, there were approximately 128 holders of record of shares of the Common Stock.

Trades in the Common Stock may be subject to Rule 15g-9 of the Exchange Act, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in that security are provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of the Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

As of the Closing Date, there were 52,532,202 shares of Common Stock issued and outstanding with an additional 21,460,220 shares of Common Stock issuable upon the exercise of outstanding warrants and options. The 43,782,202 shares of Common Stock issued in connection with the Transactions (including the Common Stock issued to the Kreido Shareholders and the investors in the Offering) are “restricted securities” which may be sold or otherwise transferred only if such shares are first registered under the Securities Act or are exempt from such registration requirements. As discussed elsewhere in this Current Report on Form 8-K, we have agreed to file a registration statement within 60 days of the Closing Date to register up to 37,037,038 shares of Common Stock (including 18,518,519 shares of Common Stock issuable upon exercise of the Investor Warrants).

Dividend Policy

The Company has never declared or paid dividends. The Company intends to retain earnings, if any, to support the development of the business and therefore does not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Company’s Board of Directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

As of the end of fiscal year 2005, Kreido had the following securities authorized for issuance under the 1997 Program.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	1,180,731	$0.26	689,269
Total	1,180,731	$0.26	689,269

[1]	Prior to the Closing, 1,032,555 securities were issuable upon exercise of outstanding options, warrants and rights associated with the 1997 Program.
[2]	As of the Closing Date, the 1997 Program is frozen and no additional securities are available for future issuance.

The 1997 Program provides for grants of incentive stock options and nonqualified stock options. Under the 1997 Program, options may be granted from time to time for an aggregate of no more than 1,870,000 shares of Kreido common stock as determined by Kreido’s board of directors. The options typically vest over a four-year period with 25% vested per year, or in accordance with individual agreements as determined by Kreido’s board of directors.

The 2006 Plan was adopted by the Company in fiscal year 2006.

2. LEGAL PROCEEDINGS

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

3. CHANGES IN ACCOUNTANTS

Before the Merger, the independent registered public accounting firm for Gemwood was De Joya Griffith & Company, LLC (“De Joya Griffith”), and the independent registered public accounting firm for Kreido was Vasquez & Company LLP (“Vasquez & Co.”). Because the above-described transactions were treated as a reverse acquisition for accounting purposes, future historical financial reports filed by the Company will be those of Kreido, the accounting acquirer. Accordingly, the Company’s Board determined to change its independent registered public accounting firm from De Joya Griffith to Vasquez & Co. De Joya Griffith was dismissed as the independent registered public accounting firm of the Company on January 12, 2007 and Vasquez & Co. was engaged as the independent registered public accounting firm of the Company on the same date. As a result of being the auditors of Kreido, Vasquez & Co. consulted with Kreido and the Company regarding the above-described transactions.

The reports of De Joya Griffith on the Company’s financial statements since its inception did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, but did include an explanatory paragraph relating to the Company’s ability to continue as a “going concern.”

In connection with the audit of the Company’s financial statements since inception, and through the date of the dismissal, there were no disagreements with De Joya Griffith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of De Joya Griffith, would have caused De Joya Griffith to make reference to the matter in its reports.

The Company has provided De Joya Griffith with a copy of this Current Report on Form 8-K and has requested De Joya Griffith furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements. A copy of that letter will be filed as an amendment to this Current Report on Form 8-K.

4. RECENT SALES OF UNREGISTERED SECURITIES

Shares Issued by Gemwood

On August 25, 2005, 1,000,000 shares of Common Stock were issued to Victor Manuel Savceda, the officer and director of Gemwood as founders’ shares. On October 25, 2005, an additional 1,000,000 shares were issued to him. The shares were issued in exchange for $0.01 per share, or an aggregate of $20,000. These shares were exempt from registration under Section 4(2) of the Securities Act. The securities were issued to the promoter of Gemwood, a non-US resident.

During February and March 2006, a total of 900,000 shares of Common stock were issued to 42 unaffiliated stockholders at a price of $0.03 per share for the sum of $27,000 in cash. These shares were issued to accredited investors as defined under Regulation D, Rule 501(a) promulgated by the SEC.

Shares Issued by Kreido before the Merger

From January to March 2004, Kreido issued convertible notes payable for a total cash consideration of $850,000 and in connection therewith, Kreido issued detachable warrants to purchase 300,000 shares of Series B1 convertible preferred stock and issued detachable warrants to purchase 62,500 shares of common stock to the convertible note holders. The warrants were exercisable for a period of five years and the convertible notes and warrants were issued to accredited investors as that term is defined under Regulation D, Rule 501(a) promulgated by the SEC.

In April 2004, Kreido issued 1,587,572 shares of new Series B1 convertible preferred stock for total cash consideration of $720,000 and conversion of notes payable of $867,572 (including interest). In connection with this financing, notes that expired in December 2003 were renegotiated and warrants to purchase 95,803 shares of common stock at an exercise price of $0.85 for a period of five years, were issued as part of the financing. These securities were issued to venture capital firms and private investors, all accredited investors, as defined under Regulation D, Rule 501(a) promulgated by the SEC.

Also in April 2004, Kreido issued a total of 1,062,534 shares of restricted common stock to the holders of certain of its stock options, all of which were accredited investors, as defined under Regulation D, Rule 501(a), in exchange for the cancellation of certain stock options.

From June to October 2004, Kreido issued convertible notes payable for a total cash consideration of $1,405,040 and in connection therewith, Kreido issued detachable warrants to purchase 890,290 shares of its Series B1 convertible preferred stock to the convertible note holders. The warrants were exercisable for a period of five years and were issued to accredited investors as that term is defined under Regulation D, Rule 501(a) promulgated by the SEC.

In November 2004, the convertible notes issued from June to October 2004 and the associated interest were cancelled with the issuance of new convertible notes totaling $1,898,302 and in connection therewith, Kreido issued detachable warrants to purchase 1,898,302 shares of its Series B1 convertible preferred stock to the convertible note holders. Additionally, new convertible notes payable for a total cash consideration of $475,000 were issued and Kreido issued detachable warrants to purchase 566,226 shares of its Series B1 convertible preferred stock to the note holders. The warrants were exercisable for a period of five years and were issued to accredited investors as that term is defined under Regulation D, Rule 501(a) promulgated by the SEC.

From January 2005 to October 2006, Kreido issued convertible notes payable for a total cash consideration of $4,253,516, and in connection therewith, Kreido issued warrants to purchase 3,000,595 shares of its Series B1 preferred stock. The warrants were exercisable for a term of five years and were issued to accredited investors as that term is defined under Regulation D, Rule 501(a) promulgated by the SEC.

In November 2006, Kreido issued convertible notes payable for a total cash consideration of $250,004. These notes were cancelled in exchange for Units in the Offering. The notes were issued to accredited investors as that term is defined under Regulation D, Rule 501(a) promulgated by the SEC.

In December 2006, Kreido issued convertible notes payable for a total cash consideration of $120,000. These notes were repaid out of the proceeds of the Offering. The notes were issued to accredited investors as that term is defined under Regulation D, Rule 501(a) promulgated by the SEC.

The transactions described above were exempt from registration under Section 4(2) of the Securities Act. None of the shares were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Shares Issued in Connection with the Offering

On the Closing Date, the Company closed a private offering of 18,518,519 Units of its securities to accredited investors, as defined under Regulation D, Rule 501(a) promulgated by the SEC, raising an aggregate of $25,000,000 in cash and cancelled indebtedness, each Unit consisting of one share of Common Stock and an Investor Warrant to purchase one share of Common Stock for a period of five years at an exercise price of $1.85 per share.

The transactions described above were exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Shares Issued in Connection with the Merger

On the Closing Date and in connection with the Merger, the Kreido Shareholders surrendered all of their issued and outstanding common stock of Kreido and received Common Stock of the Company.

On the Closing Date, all of the issued and outstanding options to purchase shares of Kreido common stock were exchanged for New Options to purchase shares of the Company’s Common Stock, and the holders of warrants to purchase 8,254,307 shares of Kreido’s capital stock prior to the Merger received New Warrants to purchase shares of the Company’s Common Stock in connection with the Merger. In addition, 571,334 and 1,164,983 shares of Common Stock are reserved for issuance upon exercise of the New Warrants and New Options.

The Gemwood Stockholders retained 8,750,000 shares of Common Stock.

Concurrently with the Merger, the Company granted options for the purchase of 1,205,384 shares of Common Stock under the 2006 Plan. The options granted expire ten years after the date of grant, are exercisable at a price of $1.35 per share and vest in eight (8) quarterly installments beginning with the first quarter anniversary after the Closing Date. An additional 2,644,616 shares are reserved for issuance of stock options and other incentive awards pursuant to the 2006 Plan. The 2006 Plan has been attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

The transactions described above were exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former directors and officers (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of the Company.

On the Closing Date, the Company entered into an Indemnity Agreement with each of Betsy Wood Knapp and Joseph Marks by reason of the fact that Ms. Knapp and Mr. Marks are agents of the Company. The Indemnity Agreements provide for indemnification of certain expenses, judgments, fines, and settlement amounts incurred by Ms. Knapp and Mr. Marks in any action or proceeding, including any action by or in the right of the Company arising out of their services to the Company, to any of the Company’s subsidiaries, or to any other company or enterprise to which Ms. Knapp and Mr. Marks provide services at the Company’s request. The Indemnity Agreements provide for the advancement of expenses, make indemnification contingent on Ms. Knapp’s and Mr. Marks’ good faith in acting or failing to act and except the obligation to indemnify for expenses or liabilities paid directly to Ms. Knapp and Mr. Marks by directors’ and officers’ insurance. A copy of the form of Indemnity Agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

PART F/S

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

PART III

1. INDEX TO EXHIBITS

See Item 9.01(d) below, which is incorporated by reference herein.

2. DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03. Change in Fiscal Year.

On the Closing Date and in accordance with the Company’s bylaws, the Company’s Board approved a change in the Company’s fiscal year, such that the Company’s fiscal year end is December 31st. The Company’s former fiscal year end was September 30th. Because the Merger was accounted for as a reverse acquisition and the Company is adopting the fiscal year of the accounting acquirer, Kreido, no transition report is necessary and the Company will begin to file reports based on the reporting periods for a fiscal year ending December 31st, commencing with the period in which the Merger was consummated, which is the quarter ending March 31, 2007.

Item 5.06. Change in Shell Company Status.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the Merger described under Item 2.01 of this Current Report on Form 8-K, the registrant believes that it is no longer a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
(b)	Pro Forma Financial Information.

The financial statements of the Company, which are the financial statements of the financial acquirer, Kreido Laboratories, for the periods and dates indicated below are filed with this report.

Page
Audited Financial Statements
Kreido Laboratories:
Report of Independent Registered Public Accounting Firm.	F-1
Balance Sheets as of December 31, 2004 and 2005.	F-2
Statements of Operations for the period from January 13, 1995 (Inception) to December 31, 2005.	F-3
Statement of Stockholders’ Equity (Capital Deficit) for the period from January 13, 1995 (Inception) to December 31, 2005.	F-4
Statement of Cash Flows for the period from January 13, 1995 (Inception) to December 31, 2005.	F-5 - F-6
Notes to Financial Statements.	F- 7 - F-23

Unaudited Financial Statements:
Kreido Laboratories:
Balance Sheet as of September 30, 2005 and 2006.	F-24
Statements of Operations for period from January 13, 1995 (Inception) to September 30, 2006.	F-25
Statements of Stockholders’ Equity (Capital Deficit) for period from January 13, 1995 (Inception) to September 30, 2006.	F-26
Statements of Cash Flows for period from January 13, 1995 to September 30, 2006.	F-27 - F-28
Notes to the Financial Statements.	F-29 - F-45

Pro Forma Unaudited Consolidated Financial Statements:
Kreido Biofuels, Inc.:
Introductory Statement.	F-46
Pro Forma Consolidated Balance Sheet as of September 30, 2006.	F-47
Pro Forma Consolidated Statement of Operations for the year ended September 30, 2006.	F-48
Notes to Unaudited Consolidated Financial Statements.	F-49

Audited Financial Statements
Kreido Laboratories
(A Development Stage Company)
Years ended December 31, 2005 and 2004
with Report of Independent Auditors

Kreido Laboratories
(A Development Stage Company)
Table of Contents

PAGE
Report of Independent Registered Public Accounting Firm	F-1

Audited Financial Statements
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Stockholders’ Equity (Capital Deficit)	F-4
Statements of Cash Flows	F-5 - F-6
Notes to Financial Statements	F-7 - F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
Kreido Laboratories

We have audited the accompanying balance sheets of Kreido Laboratories, formerly known as Holl Technologies Company (a development stage company), as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity (capital deficit) and cash flows for the years then ended and for the period from January 13, 1995 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kreido Laboratories as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended and for the period from January 13, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully discussed in Note 3 to the financial statements, the Company has incurred significant losses in recent years, has an accumulated deficit of $19,858,748 and a total capital deficit of $2,846,239 at December 31, 2005. It has used all of its available cash in its operating activities in recent years and has a significant working capital deficiency. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in these regards are also discussed in Note 3 to the financial statements. The aforementioned financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Los Angeles, California
October 30, 2006

Registered with Public Company Oversight Board

Member of Private Companies Practice Section & Center for Public Company Audit Firms

Kreido Laboratories
(A Development Stage Company)
Balance Sheets

	December 31
	2005	2004
ASSETS

Current assets
Cash and cash equivalents	$1,002,081	$81,824
Accounts receivable	734	16,957
Total current assets	1,002,815	98,781

Property and equipment - net (Note 4)	252,474	605,139
Patents, less accumulated amortization of $215,639 and
$157,684 in 2005 and 2004, respectively	753,346	729,821
Other assets	5,775	22,978
Total assets	$2,014,410	$1,456,719

LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)

Current liabilities
Current portion of convertible notes payable, net of discount of
$1,171,541 and $570,339 (Note 9)	$4,139,660	$1,509,179
Current portion of capital leases (Note 8)	30,848	69,209
Accounts payable	225,903	181,155
Accrued expenses (Note 9)	435,009	88,422
Total current liabilities	4,831,420	1,847,965

Capital leases, less current portion (Note 8)	29,229	69,591
Total liabilities	4,860,649	1,917,556

Stockholders' equity (capital deficit) (Notes 6 and 10)
Series C convertible preferred stock, no par value. Authorized
8,600,000 shares; no shares issued and outstanding	-	-
Series B convertible preferred stock, no par value. Authorized
200,000 shares; no shares issued and outstanding	-	-
Series A convertible preferred stock, no par value. Authorized
500,000 shares; no shares issued and outstanding	-	-
Series A1 convertible preferred stock, no par value. Authorized
549,474 shares; issued and outstanding 549,474 shares;
liquidation preference $4,945,266	3,628,369	3,628,369
Series B1 convertible preferred stock, no par value. Authorized
13,783,783 shares; issued and outstanding 10,011,355 shares;
liquidation preference $10,011,355	10,011,355	10,011,355
Common stock, no par value. Authorized 150,000,000 shares;
issued and outstanding 720,501 shares	103,200	103,200
Restricted common stock, no par value; issued and outstanding
641,786 shares	64,179	64,179
Additional paid-in capital	3,240,643	2,460,811
Deferred compensation	(35,237)	(68,360)
Deficit accumulated during the development stage	(19,858,748)	(16,660,391)
Net stockholders' equity (capital deficit)	(2,846,239)	(460,837)
Total liabilities and stockholders' equity (capital deficit)	$2,014,410	$1,456,719

See notes to financial statements.

Kreido Laboratories
(A Development Stage Company)
Statements of Operations

			Period from
			January 13,
			1995
	Year Ended	Year Ended	(Inception) to
	December 31,	December 31,	December 31,
	2005	2004	2005

Operating expenses
Research and develoment	$1,913,338	$2,591,099	$14,317,027
General and administrative expenses (Note 11)	630,107	862,273	3,848,041
Loss from operations	(2,543,445)	(3,453,372)	(18,165,068)

Other income (expenses)
Interest expense	(534,269)	(233,640)	(2,253,941)
Interest income	2,827	237	61,076
Other income	178,252	252,528	1,002,264
Loss on sale of property and equipment	(25,759)	-	(65,046)
Loss from retirement of assets	(275,163)	-	(275,163)
Other expenses	-	(21,148)	(154,070)

Loss before income taxes	(3,197,557)	(3,455,395)	(19,849,948)
Income tax expense	800	800	8,800
Net loss	$(3,198,357)	$(3,456,195)	$(19,858,748)

See notes to financial statements.

Kreido Laboratories
(A Development Stage Company)
Statements of Stockholders’ Equity (Capital Deficit)
Period from January 13, 1995 (Inception) to December 31, 2005

	Series C Convertible Preferred Stock		Series B Convertible Preferred Stock		Series A Convertible Preferred Stock		Series A1 Convertible Preferred Stock		Series B1 Convertible Preferred Stock		Common Stock		Restricted Common Stock		Additional Paid-In Capital	Deferred Compensation	Deficit Accumulated During the Development Stage	Stockholders' Equity (Capital Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Issuance of common stock to founders	-	$-	-	$-	-	$-	-	$-	-	$-	750,000	$99,967	-	$-	$-	$-	$-	$99,967
Net loss (unaudited)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(67,507)	(67,507)

Balance, December 31, 1995	-	-	-	-	-	-	-	-	-	-	750,000	99,967	-	-	-	-	(67,507)	32,460
Net loss (unaudited)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(129,975)	(129,975)

Balance, December 31, 1996	-	-	-	-	-	-	-	-	-	-	750,000	99,967	-	-	-	-	(197,482)	(97,515)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(329,352)	(329,352)

Balance, December 31, 1997	-	-	-	-	-	-	-	-	-	-	750,000	99,967	-	-	-	-	(526,834)	(426,867)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(291,711)	(291,711)

Balance, December 31, 1998	-	-	-	-	-	-	-	-	-	-	750,000	99,967	-	-	-	-	(818,545)	(718,578)

Issuance of Series A preferred stock	-	-	-	-	242,561	1,480,425	-	-	-	-	-	-	-	-	217,496	-	-	1,697,921
Stock option issuances	-	-	-	-	-	-	-	-	-	-	-	-	-	-	317,590	(286,892)	-	30,698
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(717,965)	(717,965)

Balance, December 31, 1999	-	-	-	-	242,561	1,480,425	-	-	-	-	750,000	99,967	-	-	535,086	(286,892)	(1,536,510)	292,076

Conversion of notes to Series A preferred stock	-	-	-		106,925	637,378	-	-	-	-	-	-	-	-	-	-	-	637,378
Retirement of common stock	-	-	200,000	1,500,000	-	-	-	-	-	-	(30,073)	-	-	-	-	-	-	1,500,000
Issuance of Series B preferred stock	-	-	-	10,578	-	-	-	-	-	-	-	-	-	-	-	-	-	10,578
Deferred compensation - options/warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	-	100,566	(100,566)	-	-
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	87,590	-	87,590
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,934,715)	(1,934,715)

Balance, December 31, 2000	-	-	200,000	1,510,578	349,486	2,117,803	-	-	-	-	719,927	99,967	-	-	635,652	(299,868)	(3,471,225)	592,907

Common stock grant	-	-	-	-	-	-	-	-	-	-	575	3,234	-	-	-	-	-	3,234
Issuance of warrants in connection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	304,078	-	-	304,078
Deferred compensation options	-	-	-	-	-	-	-	-	-	-	-	-	-	-	259,350	(259,350)	-	-
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	140,601	-	140,601
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,307,882)	(3,307,882)

Balance, December 31, 2001	-	-	200,000	1,510,578	349,486	2,117,803	-	-	-	-	720,502	103,201	-	-	1,199,080	(418,617)	(6,779,107)	(2,267,062)

Issuance of Series C preferred stock	1,995,000	1,995,000	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,995,000
Conversion of notes, accrued interest and accounts payable
to Series C preferred stock	5,255,785	5,255,785	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	5,255,785
Issuance of warrants in connnection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	287,645	-	-	287,645
Deferred compensation options	-	-	-	-	-	-	-	-	-	-	-	-	-	-	60,500	(60,500)	-	-
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	182,882	-	182,882
Repricing of warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	-	130,851	-	-	130,851
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,436,074)	(3,436,074)

Balance, December 31, 2002	7,250,785	7,250,785	200,000	1,510,578	349,486	2,117,803	-	-	-	-	720,502	103,201	-	-	1,678,076	(296,235)	(10,215,181)	2,149,027

Issuance of Series C preferred stock	428,500	428,500	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	428,500
Conversion of notes and accrued interest payable to Series C
preferred stock	744,510	744,510	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	744,510
Issuance of warrants in connection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	73,853	-	-	73,853
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	183,046	-	183,046
Buy back of fractional shares	(12)	(12)	(3)	(3)	(9)	(9)	-	-	-	-	(1)	(1)	-	-	-	-	-	(25)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,989,015)	(2,989,015)

Balance, December 31, 2003	8,423,783	8,423,783	199,997	1,510,575	349,477	2,117,794	-	-	-	-	720,501	103,200	-	-	1,751,929	(113,189)	(13,204,196)	589,896

Issuance of Series B1 preferred stock	-	-	-	-	-	-	-	-	720,000	720,000	-	-	-	-	-	-	-	720,000
Coversion of notes and accrued interest payable to Series B1
preferred stock	-	-	-	-	-	-	-	-	867,572	867,572	-	-	-	-	-	-	-	867,572
Issuance of consulting warrants and warrants in connection
convertible debt	-	-	-	-	-	-	-	-	-		-	-	-	-	708,882	-	-	708,882
Conversion of Series C preferred stock to Series B1 preferred stock	(8,423,783)	(8,423,783)	-	-	-	-	-	-	8,423,783	8,423,783	-	-	-	-	-	-	-	-
Conversion of Series B preferred stock to Series A1 preferred stock	-	-	(199,997)	(1,510,575)	-	-	199,997	1,510,575	-	-	-	-	-	-	-	-	-	-
Coversion of Series A preferred stock to Series A1 preferred stock	-	-	-	-	(349,477)	(2,117,794)	349,477	2,117,794	-	-	-	-	-	-	-	-	-	-
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	109,008	-	109,008
Issuance of restricted stock	-	-	-	-	-	-	-	-	-	-	-	-	641,786	64,179	-	(64,179)	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,456,195)	(3,456,195)

Balance, December 31, 2004	-	-	-	-	-	-	549,474	3,628,369	10,011,355	10,011,355	720,501	103,200	641,786	64,179	2,460,811	(68,360)	(16,660,391)	(460,837)

Issuance of warrants in connection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	760,876	-	-	760,876
Issuance of consulting warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	-	14,903	-	-	14,903
Issuance of stock options	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,053	-	-	4,053
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	33,123	-	33,123
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,198,357)	(3,198,357)

Balance, December 31, 2005	-	$-	-	$-	-	$-	549,474	$3,628,369	10,011,355	$10,011,355	720,501	$103,200	641,786	$64,179	$3,240,643	$(35,237)	$(19,858,748)	$(2,846,239)

See notes to financial statements.

Kreido Laboratories
(A Development Stage Company)
Statements of Cash Flows

			Period from
			January 13,
			1995
	Year Ended	Year Ended	(Inception) to
	December 31,	December 31,	December 31,
	2005	2004	2005

Cash flows from operating activities
Net loss	$(3,198,357)	$(3,456,195) $	(19,858,748)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	195,493	231,368	1,207,077
Loss on disposal of assets	25,759	-	65,046
Loss on retirement of assets	275,163	-	275,163
Noncash stock compensation	37,176	109,008	774,235
Amortization of convertible debt discount	159,674	108,764	917,514
Inducement to convert debt	-	21,148	151,999
Warrants issued to consult	14,903	8,631	40,034
Changes in operating assets and liabilities:
Accounts receivable	16,224	408	(733)
Other assets	17,203	(15,388)	(56,634)
Accounts payable	44,748	(34,416)	255,403
Accrued expenses	346,587	53,943	965,573
Net cash used in operating activities	(2,065,427)	(2,972,729)	(15,264,071)
Cash flows from investing activities
Purchase of property and equipment	(9,566)	(65,894)	(701,911)
Proceeds from sale of assets	85,248	-	85,248
Investments in patent application	(242,957)	(244,404)	(1,137,016)
Net cash used in investing activities	(167,275)	(310,298)	(1,753,679)
Cash flows from financing activities
Procceds from the issuance of Series A convertible
preferred stock	-	-	937,504
Proceeds from the issuance of Series B convertible
preferred stock	-	-	1,500,000
Proceed from the issuance of Series C convertible
preferred stock	-	-	2,423,500
Proceeds from the issuance of Series B1 preferred stock	-	720,000	720,000
Proceeds from the issuance of common stock warrants	-	-	217,496
Proceeds from the issuance of common stock	-	-	-
Proceeds from issuance of long-term debt	3,232,933	2,747,291	13,011,709
Principal repayment of long-term debt and capital leases	(79,974)	(141,483)	(790,353)
Buy back of fractional shares	-	-	(25)
Net cash provided by financing activities	3,152,959	3,325,808	18,019,831
Net increase in cash and cash equivalents	920,257	42,781	1,002,081
Cash and cash equivalents at beginning of period	81,824	39,043	-
Cash and cash equivalents at end of period	$1,002,081	$81,824	$1,002,081

See notes to financial statements.

Kreido Laboratories
(A Development Stage Company)
Statements of Cash Flows

			Period from
			January 13,
			1995
	Year Ended	Year Ended	(Inception) to
	December 31,	December 31,	December 31,
	2005	2004	2005
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$25,794	$35,383 $	326,303
Income taxes	800	800	8,800

Supplemental disclosure of noncash investing and
financing activities
Purchase of property and equipment through capital leases	$-	$ - $	638,023
Additions to machinery and equipment through settlement
of capital lease	-	-	61,437
Additions to patent and property and equipment through
issuance of common stock	-	-	99,967
Conversion of notes payable into Series A preferred stock	-	-	1,180,299
Conversion of notes payable into Series C preferred stock	-	-	5,529,875
Conversion of accounts payable into Series C preferred
stock	-	-	29,500
Conversion of accrued interest into Series C preferred
stock	-	-	440,920
Warrants issued in connection with convertible notes	760,876	596,607	2,006,559
Conversion of Series A preferred stock into Series A1
preferred stock	-	2,117,794	2,117,794
Conversion of Series B preferred stock into Series A1
preferred stock	-	1,510,575	1,510,575
Conversion of Series C preferred stock into Series B1
preferred stock	-	8,423,783	8,423,783
Conversion of notes payable into Series B1 preferred stock	-	850,000	850,000
Conversion of accrued interest into Series B1 preferred stock	-	17,572	17,572
Conversion of accrued interest into notes payable	-	72,072	72,072

See notes to financial statements.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 1         ORGANIZATION

Kreido Laboratories, formerly known as Holl Technologies Company (“Kreido” or “the Company”), was incorporated on January 13, 1995 under the laws of the State of California. Since incorporation, the Company has been engaged in activities required to develop, patent and commercialize its products. The market for these products is developing in parallel to the Company’s activities. The Company considers itself a development stage enterprise because it has not yet earned significant revenue from its commercial products. The Company creates and intends to license innovative chemical and bio-chemical reacting systems.

The Company is the creator of reactor technology that is designed to enhance the manufacturing of a broad range of chemical products. Leveraging its proprietary STT(TM) reactor technology (named for its spinning tube-in-tube design), Kreido partners with clients to deliver cost-effective manufacturing solutions. The Company continues to develop partnerships with a variety of global companies. Committed to the progress of green chemistry, Kreido Laboratories has collaborations with academia, industry, and government agencies like the Environmental Protection Agency (EPA).

The cornerstone of the Company’s technology is its patented STT(TM) (Spinning Tube in Tube) diffusional chemical reacting system, which is both a licensable process and a licensable system. In 2005, the Company demonstrated how the STT™ could make biodiesel from vegetable oil in less than a second with complete conversion and less undesirable by-product. The Company has continued to pursue this activity and has designed a complete commercial biodiesel production factory, demonstrated the factory at the pilot production level, and is now working toward the building of three commercial 30 million gallon per year production plants in the United States.

NOTE 2         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company’s revenues are expected to be derived from licensing its patented processes, leasing its patented equipment to carry out the licensed processes, providing on-going technical support and know-how, and in the future, the sale of biodiesel. Revenues from product sales will be recorded upon shipment. Revenues from technology licensing will be, based upon the nature of the licensing agreement, recorded upon billing due date established by contractual agreement with the customer or over the term of the agreement. For sales arrangements with multiple elements, the Company will allocate the undelivered elements based on the price charged when an element is sold separately. Through the end of 2005, the Company had recognized no significant commercial or licensing revenue. It is anticipated that once the company has built and begins operating the commercial biodiesel production plants, the majority of revenue will be based upon the sale of biodiesel to distributors.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 2         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Depreciation and Amortization

The provision for depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the related assets, generally ranging from five to seven years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or the lease term.

Patents

Capitalized patent costs consist of direct costs associated with obtaining patents. Patent costs are amortized on a straight-line basis over 15 years, which is the expected life.

Research and Development Costs

Research and development costs related to the design, development, demonstration, and testing of reactor technology are charged to expense as incurred.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock-Based Compensation

Stock-based compensation is accounted for under Statement of Financial Accounting Standards No. 123 (SFAS No. 123), Accounting for Stock-Based Compensation. Under SFAS No. 123, entities either recognize the fair value of all stock-based awards as expense over the vesting period or continue to apply the provisions of APB Opinion No. 25 for financial statement purposes and provide pro forma net income disclosures of the SFAS No. 123 treatment of such awards. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma information.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 2         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

If the Company had elected to recognize compensation cost based on the fair value at the date of grant, consistent with the method as prescribed by SFAS No. 123, net loss would have changed to the pro forma amounts indicated below:

	Year ended December 31, 2005	Year ended December 31, 2004	Period from January 13, 1995 (Inception) to December 31, 2005

Net Loss:
As reported	$(3,198,357)	$(3,456,195)	$(19,858,748)
Add: stock-based employee compensation expense included in reported net loss	33,123	63,710	690,952
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards	(66,422)	(122,883)	(965,336)
Pro forma	$(3,231,656)	$(3,515,368)	$(20,133,132)

The fair value of options granted during 2005 and 2004 was determined using a minimum value pricing model with the following assumptions: risk-free interest rates from 3.24% to 4.46%, expected lives of five to ten years and volatility of 0.01%.

Use of Estimates

The Company’s management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and expenses and disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying values reflected in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to the short maturity of these instruments. The carrying value of convertible notes payable and capital leases estimates their fair value based upon current market borrowing rates with similar terms and maturities.

Comprehensive Loss

Except for net loss, the Company has no material components of comprehensive loss, and accordingly, the comprehensive loss is the same as the net loss for all periods presented.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 2         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Effect of New Accounting Pronouncement

In December 2004, SFAS No. 123R, “Share-based Payment” was issued and replaces SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees.”  SFAS 123R requires the measurement of all employee share-based payments, including grants of employee stock options, using a fair-value based model.  Deferred compensation calculated under the fair value method would then be amortized into income over the respective vesting period of the stock option. The accounting provisions of SFAS 123R are effective for reporting periods beginning after June 15, 2005. The Company will adopt the provisions of SFAS No. 123R for the year ended December 31, 2006 (see related disclosure under Stock-Based Compensation).

NOTE 3          LIQUIDITY AND GOING CONCERN ISSUES

The Company is a development stage company, has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.

It currently expects that cash raised from financing will continue to provide sufficient cash to fund its projected operations for the immediately foreseeable future and believes additional financing will be available if and when needed.

If the Company is unable to achieve projected operating results and/or obtain such additional financing if and when needed, management will be required to curtail growth plans and scale back planned development activities. No assurances can be given that the Company will be successful in raising additional financing should such financing be required by future operations.

Subsequent Events

The 2004 financing provided sufficient cash to fund the Company’s operation through June 2006. All previous convertible note due dates have been extended to December 31, 2006. In July, August, September and October 2006, additional notes and warrants were issued under similar terms as the previous notes and warrants to finance on-going monthly activities.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 3          LIQUIDITY AND GOING CONCERN ISSUES (CONTINUED)

Company Financing Plans

In September 2006, the Company engaged the Tompkins Capital Group to assist the Company and a US publicly traded company in connection with a reverse triangular merger and a Private Placement Offering (PPO) to execute the Company’s plan to build three commercial biodiesel production facilities in the United States. The reverse triangular merger and PPO are projected to close in November 2006. In the course of this transaction, it is anticipated that, prior to the merger, all Preferred Stock and convertible notes will convert to Common Stock and payment of all accumulated Preferred stock dividends will be waived. It is anticipated that all outstanding warrants will be converted to Common Stock on a net exercise basis as determined by the Board of Directors in conjunction with the reverse merger.

NOTE 4         PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2005 and 2004 is summarized as follows:

	2005	2004
Furniture and fixtures	$43,472	$52,739
Machinery and equipment	460,654	1,212,387
Office equipment	110,314	106,928
Leasehold improvements	46,710	39,433
Total	661,150	1,411,487
Less accumulated depreciation and amortization	(408,676)	(806,348)
Net book value	$252,474	$605,139

NOTE 5         INCOME TAXES

Income taxes principally consist of minimum franchise taxes for the State of California. At December 31, 2005 and 2004, the Company had available net operating loss carry forwards totaling approximately $14,500,000 and $12,300,000 for federal income tax purposes, and approximately $13,300,000 and $11,100,000 for California state purposes, which expires beginning in tax year 2010. Additionally, at December 31, 2005 and 2004, the Company had state tax credits of approximately $400,000. For federal net operating loss generated before 1997, the carryforward period is 15 years. For federal net operating loss generated after 1997, the carryforward period is 20 years. For California state purposes, Kreido’s net operating losses were classified under Eligible Small Business (ESB). For ESB net operating loss generated from January 1, 1994 through December 31, 1999, the carryforward period is 5 years. For ESB net operating loss generated beginning January 1, 2000, the carryforward period is 10 years.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 5         INCOME TAXES (CONTINUED)

Deferred tax assets consist principally of the tax effect of net operating loss carry forwards. In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carry forwards in future tax returns, the Company has fully reserved its deferred tax assets as of December 31, 2005 and 2004.

In addition, the utilization of net operating loss carry forwards may be limited due to restrictions imposed under applicable federal and state tax laws due to a change in ownership.

NOTE 6         STOCK-BASED COMPENSATION

The Company’s Board of Directors approved the 1997 Stock Incentive Plan (the Plan) during 1997, which provides for grants of incentive stock options and nonqualified stock options. Under the Plan, options may be granted from time to time for an aggregate of no more than 1,870,000 shares of common stock as determined by the Board of Directors. The options typically vest over a four-year period with 25% vested per year, or in accordance with individual agreements as determined by the Board of Directors. The options are exercisable from three to ten years from the date of grant. There were 521,352 options vested at December 31, 2005, of which no options had been exercised.

Summary stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price

Balance at December 31, 2003	1,222,274	$0.96
Granted	310,524	0.16
Exercised	-	-
Cancelled	(1,060,945)	0.08
Balance at December 31, 2004	471,853	0.70
Granted	861,786	0.14
Exercised	-	-
Cancelled	(152,908)	0.96
Balance at December 31, 2005	1,180,731	$0.26

For options granted under the intrinsic-value-based method, the Company recorded $4,053 of deferred compensation as additional paid-in capital based on the difference between the market price of common stock and the option exercise price at the date of grant during 2005. Related compensation expense of $33,123 and $63,710 was recognized in 2005 and 2004, respectively.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 6         STOCK-BASED COMPENSATION (CONTINUED)

The following table summarizes information regarding options outstanding and options exercisable at December 31, 2005:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Outstanding at December 31, 2005	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Exercisable at December 31, 2005	Weighted-Average Exercise Price

$0.10	963,048	$7.9	$0.10	338,172	$0.10
$0.70	3,000	3.7	0.70	3,000	0.70
$0.85	138,648	5.8	0.85	104,145	0.85
$1.00	47,156	4.4	1.00	47,156	1.00
$1.40	22,779	1.8	1.40	22,779	1.40
$2.10	6,100	2.3	2.10	6,100	2.10
	1,180,731	$7.37	$0.26	521,352	$0.41

NOTE 7         COMMITMENTS

Operating Leases

The Company has entered into two operating leases for corporate offices and laboratory space, with termination dates ranging from November 14, 2006 to August 31, 2007. Rent expense for the years ended December 31, 2005 and 2004 was $93,868 and $100,832, respectively.

At December 31, 2005, future minimum payments under these noncancelable lease agreements are as follows:

Year Ending December 31,	Amount
2006	$75,906
2007	35,160
$111,066

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 8         CAPITAL LEASES

The Company has entered into capital leases for various equipment.

At December 31, 2005, future minimum lease payments on these leases are as follows:

Year ending December 31,	Amount
2006	$38,393
2007	36,636
Total lease payments	75,029
Less - interest	14,952
Present value of lease payments	60,077
Less - current portion	30,848
$29,229

Equipment recorded under capital leases totaled $226,169 and $489,143 at December 31, 2005 and 2004, respectively.

NOTE 9         CONVERTIBLE NOTES PAYABLE

During 2001, the Company issued $2,519,296 of unsecured convertible notes payable with interest rate of 9% and due at various dates from January through November 2002. The notes were automatically convertible into the Series of Preferred Stock having the lowest conversion price of Series A, B or C Preferred Stock upon the occurrence of certain events, as defined.

During 2002, the Company secured additional financing of $2,575,000 in convertible notes payable. On April 12, 2002, the Company amended all existing notes to a due date of November 30, 2002 in accordance with a Bridge Financing - Series C Preferred Stock offering. Warrant coverage was provided for extension of existing loans as well as new bridge financing. In December 2002, $4,803,375 of these notes, including accrued interest of $422,910 and accounts payable of $29,500, were converted into Series C Convertible Preferred Stock (Note 10).

The remaining convertible two notes of $170,921 bore interest of 8% per annum and were due December 24, 2003. In April 2004, the balance of these notes, including accrued interest of $20,547 were converted into new notes with interest at 10% per annum and extended the maturity dates to May 31, 2004 and December 31, 2004.

During 2003, the Company issued secured convertible notes for $726,500. On October 1, 2003, the Company amended all the notes issued in 2003 to a due date of November 30, 2003 in accordance with a Bridge Financing - Series C preferred stock second closing. On November 13, 2003, these notes and accrued interest of $18,010 were converted into Series C convertible preferred stock (Note 10).

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 9         CONVERTIBLE NOTES PAYABLE (CONTINUED)

From January to March 2004, the Company issued secured convertible notes for $850,000. These notes bore interest of 10% per annum and were due June 30, 2004. In April 2004 the Company converted these notes, including accrued interest of $17,575 into Series B1 preferred stock (Note 10).

Also in April, notes held by SOG due December 24, 2003 were converted to new convertible notes bearing an interest of 10% per annum for $191,605 due December 31, 2004.

From June to October 2004, the Company issued convertible notes for $1,405,040. These notes bore interest of 10% per annum and were due November 29, 2004. In November 2004 the Company paid off all existing notes and raised additional working funds by issuing new secured convertible notes totaling $2,068,028 bearing an interest of 10% per annum and due July 29, 2005. Some of the new money was held in escrow to be released by the loan holders in January 2005 at their discretion.

From January to October 2005, the Company issued convertible notes totaling $3,232,933. These notes bore interest ranging from 10% to 12% per annum and were due February 28, 2006. Some of the new money was held in escrow to be released by the loan holders in 2006 at their discretion.

The balances of convertible notes payable at December 31, 2005 and 2004 were $5,300,961 and $2,068,028, respectively.

In 2004, the Company issued a no interest unsecured note payable to a former officer in the amount of $17,236. This note was payable in monthly installments of $2,873 and was fully paid in April 2005. In 2005, in conjunction with a consulting contract, the Company issued a new no interest unsecured note payable to this same former officer in the amount of $12,239 payable in full on December 31, 2008 with an initial payment of $2,000. The balance of this note payable at December 31, 2005 was $10,240.

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)

The Company’s Amended and Restated Articles of Incorporation (Articles) authorize the issuance of two classes of shares designated as common stock and preferred stock, each having no par value. The numbers of shares of common stock and preferred stock authorized are 150,000,000 and 100,000,000, respectively. Preferred stock currently consists of Series A1 (549,474 shares designated) and Series B1 (13,783,783 shares designated).

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

Common Stock

Common stockholders are entitled to receive dividends when and if declared by the Board of Directors, to share ratably in the proceeds of any dissolution or winding up of the Company and to vote on certain matters as provided in the Articles. No dividends can be declared or paid to common stockholders unless and until all accrued and unpaid dividends on the Series B1 preferred stock have been paid to Series B1 preferred stockholders. Shares of common stock are subject to transfer restrictions and certain rights of first refusal relating to the securities laws, the bylaws of the Company and, in certain cases, specific agreements with the Company and the preferred stockholders.

Restricted Common Stock

Restricted common stock has all the rights of a common stock but is subject to certain vesting schedules as defined in the individual stock grant agreements.

During 1999, in conjunction with the issuance of convertible notes payable, a shareholder of the Company placed 32,221 shares of common stock in escrow. The shares were subject to forfeiture if the convertible notes were converted into shares of Series A convertible preferred stock. In 2000, the convertible debt was converted into Series A convertible preferred stock. The amount of shares forfeited by the shareholder was reduced to 30,073 shares and 2,148 shares were returned to the shareholder. The value of the shares returned to the shareholder was not material to the financial statements.

In April 2004 the Company issued a total of 1,062,534 shares of restricted common in exchange for the cancellation of certain stock options. Upon the departure of one of the holders, 420,748 shares were cancelled. The total amount of vested shares was 513,469 as of December 31, 2005.

In August 1999, the Company issued 165,000 shares of Series A convertible preferred stock for total cash consideration of $1,155,000. These shares were issued to venture capital firms and private investors. In December 1999, the Company issued an additional 77,561 shares of Series A convertible preferred stock to private investors as consideration for convertible promissory notes payable totaling $542,921.

In August 2000, the Company issued 200,000 shares of Series B convertible preferred stock for total cash consideration of $1,500,000. These shares were issued to venture capital firms and private investors. In addition, throughout 2000, the Company issued an additional 106,916 shares of Series A convertible preferred stock to private investors as consideration for convertible promissory notes payable and accrued interest totaling $637,378.

In December 2002, the Company issued 7,250,785 shares of Series C convertible preferred stock for a total cash consideration of $1,995,000 and conversion of notes payable of $4,803,375, including accrued interest of $422,910 and accounts payable of $29,500. These shares were issued to venture capital firms and private investors.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

In November 2003, the Company issued 1,173,010 shares of Series C convertible preferred stock for a total cash consideration of $428,500 and conversion of notes payable of $744,510, which included accrued interest of $18,010. These shares were issued to venture capital firms and private investors.

On November 26, 2003, the Company’s Board of Directors declared a 10 to 1 reverse stock split of all the Company’s issued and outstanding shares of common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock. The number of shares, warrants and options outstanding and per share data has been restated to reflect the reverse stock split.

In connection with the reverse stock split, the Company repurchased the following split shares of common and convertible stock:

	Number of Shares	Amount
Common Stock	1	$1
Series A	9	9
Series B	3	3
Series C	12	12
	25	$25

In April 2004, the Company converted the outstanding amount of Series A and Series B convertible preferred stock into 549,474 shares of Series A1 convertible preferred stock for total of $3,628,369.

In April 2004, the Company issued 10,011,355 shares of Series B1 convertible preferred stock for total cash consideration of $720,000, conversion of notes payable of $867,572, which included accrued interest of $17,572 and conversion of all the outstanding Series C convertible preferred stock of $8,423,783. These shares were issued to venture capital firms and private investors.

Certain notes that expired in December 2003 were renegotiated in April 2004 and warrants to purchase 95,803 shares of Common at $0.85 were issued as part of the financing. The warrants expire in 5 years.

The rights, preferences and privileges of the Series A1 and Series B1 preferred stock are listed below:

Conversion Rights

Each share of the preferred stock outstanding is convertible, at the option of the holder, into common stock at the rate of one share of common stock for each share of the preferred stock, adjustable for certain dilutive events.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 10     STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

Such conversion will occur automatically upon the closing of a registered public offering of the Company’s common stock that yields aggregate proceeds to the Company of at least $30,000,000 at a per share price of at least $5.

Dividend Rights

Each fiscal year, the holders of shares of Series B1 Preferred Stock are entitled to receive, before any dividends are paid or declared and set aside for the Series A1 Preferred Stock or the Common Stock, out of funds legally available for that purpose, cumulative dividends at a rate of eight percent (8%) per annum, payable in cash only. Such cumulative dividends accrue from the date of issuance and are calculated through the earliest of (I) the conversion of Series B1 Preferred Stock into Common Stock, (ii) the redemption of Series B1 Preferred Stock or (iii) the liquidation, dissolution or winding up of the Company. The holders of the Series B1 Preferred Stock are entitled to participate, on an as-converted basis, in all dividends, whether payable in cash, property or stock, that are declared on any of the Common Stock. Cumulative dividends for Series B1 Preferred Stock as of December 31, 2005 and 2004 were $1,353,864 and $552,956, respectively.

Each fiscal year, the holders of shares of Series A1 Preferred Stock are entitled to receive, before any dividends are paid or declared and set aside for the Common Stock, out of funds legally available for that purpose, cumulative dividends at a rate of eight percent (8%) per annum, payable in cash only. Such cumulative dividends accrue from the date of issuance and are calculated through the earliest of (i) the conversion of Series A1 Preferred Stock into Common Stock, (ii) the redemption of Series A1 Preferred Stock or (iii) the liquidation, dissolution or winding up of the Company. The holders of the Series A1 Preferred Stock are entitled to participate, on an as-converted basis, in all dividends, whether payable in cash, property or stock, that are declared on any of the Common Stock. Cumulative dividends for Series A1 Preferred Stock as of December 31, 2005 and 2004 were $534,267 and $218,209, respectively.

Preference Events

Any transactions or series of related transactions, resulting in the sale of 50% or more of the voting power or assets of the Company and any merger, consolidation or similar transaction will be deemed liquidation, triggering the liquidation preference on the Preferred Stock. In the case of any liquidation involving a merger, consolidation, or similar transaction, accrued but unpaid dividends shall be paid to the extent earned.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

Liquidation Preference

On any liquidation of the Company holders of Series B1 Stock will receive their purchase price per share, plus accrued but unpaid dividends, if any, which liquidation rights shall be senior to the rights of holders of all other classes or series of capital stock of the Company. After the Series B1 Stockholders have received their liquidation preference, the holders of the Series A1 shall receive $9.00 per share, plus accrued but unpaid dividends. Thereafter, any remaining proceeds shall be divided among the holders of the Preferred Stock (on an as converted basis) and the holders of the Company’s Common on a pro-rata basis.

The Company is required to redeem any and all outstanding shares of Convertible Preferred Stock any time prior to the Redemption Deadline, as defined, upon the written request from the holders of at least a majority of the outstanding Convertible Preferred Stock, voting together as a single class on an as-converted basis, to the extent legally permitted, in accordance with the schedule and percentages below:

On or before the fifth anniversary of the Original Issue Date (the "First Redemption Date"), the Company shall redeem 33-1/3% of all shares of Convertible Preferred Stock outstanding on the First Redemption Date (determined on a pro rata basis in accordance with the number of such shares held by each holder thereof). No redemptions of the Series A1 Preferred Stock shall occur unless and until 33-1/3% of all shares of Series B1 Preferred Stock outstanding on the First Redemption Date have been redeemed.

Provided that the Company has fully satisfied the redemption obligations set forth above, on or before the sixth anniversary of the Original Issue Date (the "Second Redemption Date"), the Company shall redeem 50% of all shares of Convertible Preferred Stock outstanding on the Second Redemption Date (determined on a pro rata basis in accordance with the number of such shares held by each holder thereof). No redemptions of the Series A1 Preferred Stock shall occur unless and until 50% of all shares of Series B1 Preferred Stock outstanding on the Second Redemption Date have been redeemed.

Provided that the Company has fully satisfied the redemption obligations set forth above, on or before the seventh anniversary of the Original Issue Date (the "Third Redemption Date"), the Company shall redeem 100% of all shares of Convertible Preferred Stock outstanding on the Third Redemption Date. No redemptions of the Series A1 Preferred Stock shall occur unless and until 100% of all shares of Series B1 Preferred Stock outstanding on the Third Redemption Date have been redeemed.

The price per share to be paid by the Company for the redemption of the Convertible Preferred Stock shall be the then-effective Stated Value of each such share of Convertible Preferred Stock.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)

Voting Rights

Holders of preferred stock are generally entitled to vote together with holders of common stock on matters presented for shareholder action as if such shares were converted to common stock.

Warrants

On November 7, 2000, the Company issued detachable stock purchase warrants to a bank to purchase 2,333 shares of Series B preferred stock at $7.50 per share in connection with an equipment note payable. The warrants expire on November 7, 2007. The fair value of the warrants on the date of issuance of $10,578 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of seven years; no dividends; risk free interest rate of 6.50%; and volatility of 50%. The fair value of the warrants was recorded as debt issuance costs and offset against the Series B convertible preferred stock in the accompanying balance sheet. Debt issuance costs were amortized to interest expense over the term of the note.

In connection with the issuance of convertible notes payable in 2002 (Note 9), the Company issued detachable stock purchase warrants to purchase 371,125 shares of common stock to the note holders. The warrants expire in five years. The fair value of the warrants at the dates of issuance of $287,645 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates of 3.03% to 4.5%; and volatility of 0.01%. The fair value of the warrants was recorded as a discount to the convertible notes and additional paid-in capital in the accompanying balance sheet. This discount was amortized to interest expense upon the conversion of the related notes to Series C convertible preferred stock.

In connection with the issuance of Series C convertible preferred stock in 2002, the Company modified the terms of the existing 779,763 warrants outstanding and adjusted the exercise price to $1.00 per share and the term to six years as an inducement to the note holders to convert. The fair value of the warrants as a result of the modification was $130,851 calculated using the Black-Scholes option pricing model with the following assumptions: contractual life of six years; no dividends; risk free rate of 3.0%; and volatility of 0.01%. The fair value of repriced warrants was recorded as other expense.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 10     STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

In connection with the issuance of convertible notes payable in 2003 (Note 9), the Company issued detachable stock purchase warrants to purchase 213,677 shares of common stock to the note holders. The warrants expire in five years. The fair value of the warrants at the date of issuance of $57,353 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates of 2.97% and volatility of 0.01%. The fair value of the warrants was recorded as a discount to the convertible notes and additional paid-in capital in the accompanying balance sheet. This discount was amortized to interest expense upon the conversion of the related notes to Series C convertible preferred stock.

In 2003, the Company issued 71,250 warrants to purchase common stock and Series C preferred stock to a consultant. The warrants expire in six years. The fair value of the warrants at the date of issuance of $16,500 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates of 2.97% and volatility of $0.01%.

In connection with the issuance of convertible notes payable from January to March 2004 (Note 9), the Company issued detachable stock purchase warrants to purchase 300,000 shares of Series B1 convertible preferred stock and issued detachable stock purchase warrants to purchase 62,500 shares of common stock to the note holders. The warrants were to expire in five years. The fair value of the warrants at the date of issuance of $40,496 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates from 3.03% to 3.58% and volatility of 0.01%. Additionally, convertible debt had a beneficial conversion feature of $42,000. The fair value of the warrants and beneficial conversion feature was recorded as a discount to the convertible notes and additional paid-in capital in the accompanying balance sheet. This discount was amortized to interest expense upon the conversion of the related notes to Series B1 convertible preferred stock.

In connection with the conversion of the notes to Series B1 convertible preferred stock, the Company exchanged existing warrants to purchase 1,057,414 of common and preferred stock into new warrants to purchase common stock at $0.10 per share. The fair value of the new warrants was $21,148 calculated using the Black-Scholes option pricing model with the following assumptions: contractual life of five years; no dividends; risk free rate of 3.58%; and volatility of 0.01%. The fair value of exchanged warrants was recorded as other expense.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 10     STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

In connection with the issuance of convertible notes payable from June to October 2004 (Note 9), the Company issued warrants to purchase 890,289 shares of Series B1 preferred stock and warrants to purchase 1,102,552 shares of default stock. The warrants expire in five years. The fair value of the warrants at the date of issuance of $596,607 was calculated by using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates from 3.40% to 3.72% and volatility of 0.01%.

With the issuance of convertible notes payable from January to October 2005 (Note 9), the Company issued warrants to purchase 2,388,065 shares of Series B1 preferred stock. The warrants expire in five years. The fair value of the warrants at the date of issuance of $760,876 was calculated by using the Black-Scholes option pricing model with the following assumptions: contractual life of five years; no dividends; risk free interest rates from 3.72% to 4.32% and volatility of 0.01%.

The fair value of the warrants was recorded as a discount to the convertible notes and additional paid-in capital in the accompanying balance sheet. This discount is being amortized to interest expense over the term of the related convertible notes. The net unamortized discount at December 31, 2005 and 2004 were $1,171,541 and $570,339, respectively.

In 2005 and 2004, the Company issued 80,950 and 54,200, respectively, warrants to purchase Series B1 preferred stock to three consultants. The warrants expire in five years. The fair value of the warrants at the date of issuance of $14,903 in 2005 and $8,631 in 2004 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates of 3.37% to 4.35% and volatility of 0.01%.

A summary of warrant activity is as follows:

	Number of Options	Weighted Average Exercise Price

Balance at December 31, 2003	1,084,690	$0.98
Granted	3,562,758	0.71
Exercised	-	-
Cancelled	(1,057,414)	1.00
Balance at December 31, 2004	3,590,034	0.73
Granted	3,658,796	1.00
Exercised	-	-
Cancelled	-	-
Balance at December 31, 2005	7,248,830	$0.87

The weighted average exercise price assumes the default preferred strike price will be $1.00.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Years ended December 31, 2005 and 2004

NOTE 11     RELATED PARTY TRANSACTIONS

During 2005 and 2004, law firms, of which certain members are shareholders of the Company, were paid $53,765 and $97,555 for legal services performed on behalf of the Company. As of December 31, 2005 and 2004, amounts due to the law firms were $892 and $0, respectively.

Unaudited Financial Statements
Kreido Laboratories
(A Development Stage Company)
Nine-month periods ended September 30, 2006 and 2005

Kreido Laboratories
(A Development Stage Company)
Table of Contents

PAGE

Unaudited Financial Statements
Balance Sheets	F-24
Statements of Operations	F-25
Statements of Stockholders’ Equity (Capital Deficit)	F-26
Statements of Cash Flows	F-27 - F-28
Notes to Financial Statements	F-29 - F-45

Kreido Laboratories
(A Development Stage Company)
Balance Sheets
(Unaudited)

	September 30
	2006	2005
ASSETS

Current assets
Cash and cash equivalents	$66,263	$100,986
Accounts receivable	508	10,734
Total current assets	66,771	111,720

Property and equipment, net (Note 4)	333,024	273,792
Patents, less accumulated amortization of $274,808 and
$204,430 in 2006 and 2005, respectively	828,012	885,881
Other assets	5,775	5,775
Total assets	$1,233,582	$1,277,168

LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)

Current liabilities
Current portion of convertible notes payable, net of discount of
$1,108,688 and $465,733 (Note 9)	$4,952,524	$3,262,967
Current portion of capital leases (Note 8)	54,453	31,049
Accounts payable	191,960	271,780
Accrued expenses (Note 9)	891,421	304,011
Total current liabilities	6,090,358	3,869,807

Capital leases, less current portion (Note 8)	71,958	38,289
Total liabilities	6,162,316	3,908,096

Stockholders' equity (capital deficit) (Notes 6 and 10)
Series C convertible preferred stock, no par value. Authorized
8,600,000 shares; no shares issued and outstanding	-	-
Series B convertible preferred stock, no par value. Authorized
200,000 shares; no shares issued and outstanding	-	-
Series A convertible preferred stock, no par value. Authorized
500,000 shares; no shares issued and outstanding	-	-
Series A1 convertible preferred stock, no par value. Authorized
549,474 shares; issued and outstanding 549,474 shares;
liquidation preference $4,945,266	3,628,369	3,628,369
Series B1 convertible preferred stock, no par value. Authorized
13,783,783 shares; issued and outstanding 10,011,355 shares;
liquidation preference $10,011,355	10,011,355	10,011,355
Common stock, no par value. Authorized 150,000,000 shares;
issued and outstanding 720,501 shares	103,200	103,200
Restricted common stock, no par value; issued and outstanding
641,786 shares	64,179	64,179
Additional paid-in capital	3,403,667	2,464,337
Deferred compensation	(21,722)	(43,518)
Deficit accumulated during the development stage	(22,117,782)	(18,858,850)
Net stockholders' equity (capital deficit)	(4,928,734)	(2,630,928)
Total liabilities and stockholders' equity (capital deficit)	$1,233,582	$1,277,168

See notes to financial statements.

Kreido Laboratories
(A Development Stage Company)
Statements of Operations
(Unaudited)

			Period from
			January 13,
	Nine Months	Nine Months	1995
	Ended	Ended	(Inception) to
	September 30,	September 30,	September 30,
	2006	2005	2006
Operating expenses
Research and develoment	$1,135,297	$1,424,910	$15,452,324
General and administrative expenses (Note 11)	561,482	478,142	4,409,523
Loss from operations	(1,696,779)	(1,903,052)	(19,861,847)

Other income (expenses)
Interest expense	(652,855)	(345,384)	(2,906,796)
Interest income	2,524	570	63,600
Other income	102,766	182,483	1,105,030
Loss on sale of property and equipment	(13,890)	(11,422)	(78,936)
Loss from retirement of assets	-	(120,847)	(275,163)
Other expenses	-	-	(154,070)

Loss before income taxes	(2,258,234)	(2,197,652)	(22,108,182)
Income tax expense	800	807	9,600
Net loss	$(2,259,034)	$(2,198,459)	$(22,117,782)

See notes to financial statements.

Kreido Laboratories
(A Development Stage Company)
Statements of Stockholders’ Equity (Capital Deficit)
Period from January 13, 1995 (Inception) to September 30, 2006 (Unaudited)

	Series C Convertible Preferred Stock		Series B Convertible Preferred Stock		Series A Convertible Preferred Stock		Series A1 Convertible Preferred Stock		Series B1 Convertible Preferred Stock		Common Stock		Restricted Common Stock		Additional Paid-In Capital	Deferred Compensation	Deficit Accumulated During the Development Stage	Stockholders' Equity (Capital Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Issuance of common stock to founders	-	$-	-	$-	-	$-	-	$-	-	$-	750,000	$99,967	-	$-	$-	$-	$-	$99,967
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(67,507)	(67,507)

Balance, December 31, 1995	-	-	-	-	-	-	-	-	-	-	750,000	99,967	-	-	-	-	(67,507)	32,460
Net loss (unaudited)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(129,975)	(129,975)

Balance, December 31, 1996	-	-	-	-	-	-	-	-	-	-	750,000	99,967	-	-	-	-	(197,482)	(97,515)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(329,352)	(329,352)

Balance, December 31, 1997	-	-	-	-	-	-	-	-	-	-	750,000	99,967	-	-	-	-	(526,834)	(426,867)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(291,711)	(291,711)

Balance, December 31, 1998	-	-	-	-	-	-	-	-	-	-	750,000	99,967	-	-	-	-	(818,545)	(718,578)

Issuance of Series A preferred stock	-	-	-	-	242,561	1,480,425	-	-	-	-	-	-	-	-	217,496	-	-	1,697,921
Stock option issuances	-	-	-	-	-	-	-	-	-	-	-	-	-	-	317,590	(286,892)	-	30,698
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(717,965)	(717,965)

Balance, December 31, 1999	-	-	-	-	242,561	1,480,425	-	-	-	-	750,000	99,967	-	-	535,086	(286,892)	(1,536,510)	292,076

Conversion of notes to Series A preferred stock	-	-	-		106,925	637,378	-	-	-	-	-	-	-	-	-	-	-	637,378
Retirement of common stock	-	-	200,000	1,500,000	-	-	-	-	-	-	(30,073)	-	-	-	-	-	-	1,500,000
Issuance of Series B preferred stock	-	-	-	10,578	-	-	-	-	-	-	-	-	-	-	-	-	-	10,578
Deferred compensation - options/warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	-	100,566	(100,566)	-	-
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	87,590	-	87,590
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,934,715)	(1,934,715)

Balance, December 31, 2000	-	-	200,000	1,510,578	349,486	2,117,803	-	-	-	-	719,927	99,967	-	-	635,652	(299,868)	(3,471,225)	592,907

Common stock grant	-	-	-	-	-	-	-	-	-	-	575	3,234	-	-	-	-	-	3,234
Issuance of warrants in connection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	304,078	-	-	304,078
Deferred compensation options	-	-	-	-	-	-	-	-	-	-	-	-	-	-	259,350	(259,350)	-	-
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	140,601	-	140,601
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,307,882)	(3,307,882)

Balance, December 31, 2001	-	-	200,000	1,510,578	349,486	2,117,803	-	-	-	-	720,502	103,201	-	-	1,199,080	(418,617)	(6,779,107)	(2,267,062)

Issuance of Series C preferred stock	1,995,000	1,995,000	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,995,000
Conversion of notes, accrued interest and accounts payable
to Series C preferred stock	5,255,785	5,255,785	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	5,255,785
Issuance of warrants in connnection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	287,645	-	-	287,645
Deferred compensation options	-	-	-	-	-	-	-	-	-	-	-	-	-	-	60,500	(60,500)	-	-
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	182,882	-	182,882
Repricing of warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	-	130,851	-	-	130,851
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,436,074)	(3,436,074)

Balance, December 31, 2002	7,250,785	7,250,785	200,000	1,510,578	349,486	2,117,803	-	-	-	-	720,502	103,201	-	-	1,678,076	(296,235)	(10,215,181)	2,149,027

Issuance of Series C preferred stock	428,500	428,500	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	428,500
Conversion of notes and accrued interest payable to Series C
preferred stock	744,510	744,510	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	744,510
Issuance of warrants in connection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	73,853	-	-	73,853
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	183,046	-	183,046
Buy back of fractional shares	(12)	(12)	(3)	(3)	(9)	(9)	-	-	-	-	(1)	(1)	-	-	-	-	-	(25)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,989,015)	(2,989,015)

Balance, December 31, 2003	8,423,783	8,423,783	199,997	1,510,575	349,477	2,117,794	-	-	-	-	720,501	103,200	-	-	1,751,929	(113,189)	(13,204,196)	589,896

Issuance of Series B1 preferred stock	-	-	-	-	-	-	-	-	720,000	720,000	-	-	-	-	-	-	-	720,000
Coversion of notes and accrued interest payable to Series B1
preferred stock	-	-	-	-	-	-	-	-	867,572	867,572	-	-	-	-	-	-	-	867,572
Issuance of consulting warrants and warrants in connection
convertible debt	-	-	-	-	-	-	-	-	-		-	-	-	-	708,882	-	-	708,882
Conversion of Series C preferred stock to Series B1 preferred stock	(8,423,783)	(8,423,783)	-	-	-	-	-	-	8,423,783	8,423,783	-	-	-	-	-	-	-	-
Conversion of Series B preferred stock to Series A1 preferred stock	-	-	(199,997)	(1,510,575)	-	-	199,997	1,510,575	-	-	-	-	-	-	-	-	-	-
Coversion of Series A preferred stock to Series A1 preferred stock	-	-	-	-	(349,477)	(2,117,794)	349,477	2,117,794	-	-	-	-	-	-	-	-	-	-
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	109,008	-	109,008
Issuance of restricted stock	-	-	-	-	-	-	-	-	-	-	-	-	641,786	64,179	-	(64,179)	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,456,195)	(3,456,195)

Balance, December 31, 2004	-	-	-	-	-	-	549,474	3,628,369	10,011,355	10,011,355	720,501	103,200	641,786	64,179	2,460,811	(68,360)	(16,660,391)	(460,837)

Issuance of warrants in connection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	760,876	-	-	760,876
Issuance of consulting warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	-	14,903	-	-	14,903
Issuance of stock options	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,053	-	-	4,053
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	33,123	-	33,123
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,198,357)	(3,198,357)

Balance, December 31, 2005	-	-	-	-	-	-	549,474	3,628,369	10,011,355	10,011,355	720,501	103,200	641,786	64,179	3,240,643	(35,237)	(19,858,748)	(2,846,239)

Issuance of warrants in connection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	145,695	-	-	145,695
Issuance of consulting warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	-	16,700	-	-	16,700
Issuance of stock options	-	-	-	-	-	-	-	-	-	-	-	-	-	-	629	-	-	629
Compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	13,515	-	13,515
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,259,034)	(2,259,034)

Balance, September 30, 2006	-	$-	-	$-	-	$-	549,474	$3,628,369	10,011,355	$10,011,355	720,501	$103,200	641,786	$64,179	$3,403,667	$(21,722)	$(22,117,782)	$(4,928,734)

See notes to financial statements.

Kreido Laboratories
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			Period from
			January 13,
	Nine Months	Nine Months	1995
	Ended	Ended	(Inception) to
	September	September	September 30,
	30, 2006	30, 2005	2006

Cash flows from operating activities
Net loss	$(2,259,034)	$(2,198,459)	$(22,117,782)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	127,094	169,618	1,334,171
Loss on disposal of assets	13,890	11,422	78,936
Loss on retirement of assets	-	120,847	275,163
Noncash stock compensation	14,144	28,368	788,379
Amortization of convertible debt discount	208,548	104,606	1,126,062
Inducement to convert debt	-	-	151,999
Warrants issued to consultants	16,700	-	56,734
Changes in operating assets and liabilities:
Accounts receivable	226	6,223	(507)
Other assets	-	17,203	(56,634)
Accounts payable	(33,943)	90,625	221,460
Accrued expenses	456,412	215,589	1,421,985
Net cash used in operating activities	(1,455,963)	(1,433,958)	(16,720,034)
Cash flows from investing activities
Purchase of property and equipment	(24,308)	(6,542)	(726,219)
Proceeds from sale of assets	10,000	82,748	95,248
Investments in patent application	(160,281)	(202,806)	(1,297,297)
Net cash used in investing activities	(174,589)	(126,600)	(1,928,268)
Cash flows from financing activities
Procceds from the issuance of Series A convertible
preferred stock	-	-	937,504
Proceeds from the issuance of Series B convertible
preferred stock	-	-	1,500,000
Proceed from the issuance of Series C convertible
preferred stock	-	-	2,423,500
Proceeds from the issuance of Series B1 preferred stock	-	-	720,000
Proceeds from the issuance of common stock warrants	-	-	217,496
Proceeds from the issuance of common stock	-	-	-
Proceeds from issuance of long-term debt	750,011	1,662,672	13,761,720
Principal repayment of long-term debt and capital leases	(55,277)	(82,952)	(845,630)
Buy back of fractional shares	-	-	(25)
Net cash provided by financing activities	694,734	1,579,720	18,714,565
Net increase in cash and cash equivalents	(935,818)	19,162	66,263
Cash and cash equivalents at beginning of period	1,002,081	81,824	-
Cash and cash equivalents at end of period	$66,263	$100,986	$66,263

See notes to financial statements.

Kreido Laboratories
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			Period from
			January 13,
	Nine Months	Nine Months	1995
	Ended	Ended	(Inception) to
	September	September	September 30,
	30, 2006	30, 2005	2006
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$5,869	$22,208	$332,172
Income taxes	800	800	9,600

Supplemental disclosure of noncash investing and
financing activities
Purchase of property and equipment through capital leases	$121,610	$-	$759,633
Additions to machinery and equipment through settlement
of capital lease	-	-	61,437
Additions to patent and property and equipment through
issuance of common stock	-	-	99,967
Conversion of notes payable into Series A preferred stock	-	-	1,180,299
Conversion of notes payable into Series C preferred stock	-	-	5,529,875
Conversion of accounts payable into Series C preferred
stock	-	-	29,500
Conversion of accrued interest into Series C preferred
stock	-	-	440,920
Warrants issued in connection with convertible notes	145,695	483,124	2,152,254
Conversion of Series A preferred stock into Series A1
preferred stock	-	-	2,117,794
Conversion of Series B preferred stock into Series A1
preferred stock	-	-	1,510,575
Conversion of Series C preferred stock into Series B1
preferred stock	-	-	8,423,783
Conversion of notes payable into Series B1 preferred stock	-	-	850,000
Conversion of accrued interest into Series B1 preferred stock	-	-	17,572
Conversion of accrued interest into notes payable	-	-	72,072

See notes to financial statements.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 1	ORGANIZATION

Kreido Laboratories, formerly known as Holl Technologies Company (“Kreido” or “the Company”), was incorporated on January 13, 1995 under the laws of the State of California. Since incorporation, the Company has been engaged in activities required to develop, patent and commercialize its products. The market for these products is developing in parallel to the Company’s activities. The Company considers itself a development stage enterprise because it has not yet earned significant revenue from its commercial products. The Company creates and intends to license innovative chemical and bio-chemical reacting systems.

The Company is the creator of reactor technology that is designed to enhance the manufacturing of a broad range of chemical products. Leveraging its proprietary STT® reactor technology (named for its spinning tube-in-tube design), Kreido partners with clients to deliver cost-effective manufacturing solutions. The Company continues to develop partnerships with a variety of global companies. Committed to the progress of green chemistry, Kreido Laboratories has collaborations with academia, industry, and government agencies like the Environmental Protection Agency (EPA).

The cornerstone of the Company’s technology is its patented STT® (Spinning Tube in Tube) diffusional chemical reacting system, which is both a licensable process and a licensable system. In 2005, the company demonstrated how the STT® could make biodiesel from vegetable oil in less than a second with complete conversion and less undesirable by-product. The Company has continued to pursue this activity and has designed a complete commercial biodiesel production factory, demonstrated the factory at the pilot production level, and is now working toward the building of three commercial 30 million gallon per year production plants in the United States.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company’s revenues are expected to be derived from licensing its patented processes, leasing its patented equipment to carry out the licensed processes, providing on-going technical support and know-how, and in the future, the sale of biodiesel. Revenues from product sales will be recorded upon shipment. Revenues from technology licensing will be, based upon the nature of the licensing agreement, recorded upon billing due date established by contractual agreement with the customer or over the term of the agreement. For sales arrangements with multiple elements, the Company will allocate the undelivered elements based on the price charged when an element is sold separately. Through the period ended September 30, 2006, the Company had recognized no significant commercial or licensing revenue. It is anticipated that once the company has built and begins operating the commercial biodiesel production plants, the majority of revenue will be based upon the sale of biodiesel to distributors.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Depreciation and Amortization

The provision for depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the related assets, generally ranging from five to seven years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or the lease term.

Patents

Capitalized patent costs consist of direct costs associated with obtaining patents. Patent costs are amortized on a straight-line basis over 15 years, which is the expected life.

Research and Development Costs

Research and development costs related to the design, development, demonstration, and testing of reactor technology are charged to expense as incurred.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for employee stock-based compensation using the intrinsic value method supplemented by pro forma disclosures in accordance with APB 25 and SFAS 123 Accounting for Stock-Based Compensation" ("SFAS 123"). Under the intrinsic value based method, compensation cost is the excess, if any, of he quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock.

Effective January 1, 2006, the Company adopted SFAS 123R using the modified prospective approach and accordingly prior periods have not been restated to reflect the impact of SFAS 123R. Under SFAS 123R, stock-based awards granted prior to its adoption will be expensed over the remaining portion of their vesting period. These awards will be expensed under the straight line amortization method using the same fair value measurements which were used in calculating pro forma stock-based compensation expense under SFAS 123. For stock-based awards granted on or after January 1, 2006, the Company will amortize stock-based compensation expense on a straight-line basis over the requisite service period, which is generally a five-year vesting period.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (continued)

SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Had there been stock-based compensation in 2006, stock-based compensation expense would have been recorded net of estimated forfeitures for the period ended September 30, 2006 such that expense would be recorded only for those stock-based awards that are expected to vest. Previously under APB 25 to the extent awards were forfeited prior to vesting, the corresponding previously recognized expense was reversed in the period of forfeiture.

If the fair value based method under FAS 123 had been applied in measuring stock-based compensation expense for the period ended September 30, 2005, the pro forma on net loss and net loss per share would have been as follows:

	Nine-month period ended September 30, 2005	Period from January 13, 1995 (Inception) to December 31, 2005
	(Unaudited)	(Unaudited)
Net Loss:
As reported	$(2,198,459)	$(18,858,850)
Add: stock-based employee compensation expense included in reported net loss	28,368	686,197
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards	(50,262)	(949,176)
Pro forma	$(2,220,353)	$(19,121,829)

The fair value of options granted during the nine-month periods ended September 30, 2006 and 2005 was determined using a minimum value pricing model with the following assumptions: risk-free interest rates from 3.63% to 5.18%, expected lives of five to ten years and volatility of 0.01%.

Use of Estimates

The Company’s management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and expenses and disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying values reflected in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to the short maturity of these instruments. The carrying value of convertible notes payable and capital leases estimates their fair value based upon current market borrowing rates with similar terms and maturities.

Comprehensive Loss

Except for net loss, the Company has no material components of comprehensive loss, and accordingly, the comprehensive loss is the same as the net loss for all periods presented.

NOTE 3	LIQUIDITY AND GOING CONCERN ISSUES

The Company is a development stage company, has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.

It currently expects that cash raised from financing will continue to provide sufficient cash to fund its projected operations for the immediately foreseeable future and believes additional financing will be available if and when needed.

If the Company is unable to achieve projected operating results and/or obtain such additional financing if and when needed, management will be required to curtail growth plans and scale back planned development activities. No assurances can be given that the Company will be successful in raising additional financing should such financing be required by future operations.

Subsequent Events

The 2004 financing provided sufficient cash to fund the Company’s operation through June 2006. All previous convertible note due dates have been extended to December 31, 2006. In July, August, September and October 2006, additional notes and warrants were issued under similar terms as the previous notes and warrants to finance on-going monthly activities. In November and December 2006, additional notes were issued which could be converted to equity in the Private Placement Offering (See Company Financing Plans) or repaid from the proceeds of the Private Placement Offering. If no Private Placement Offering was completed these notes would revert to the same terms and conditions as the previous notes and warrants. The due date of the previous notes (2004 financing through November 2006) has been extended to January 31, 2007. The December notes are due January 15, 2007.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 3	LIQUIDITY AND GOING CONCERN ISSUES (CONTINUED)

Company Financing Plans

In January 2007, Kreido Biofuels, Inc. (formally known as Gemwood Productions, Inc.), Kreido Acquisition Corp. (the acquisition subsidiary), and Kreido Laboratories (the Company) entered into an agreement and plan of merger and reorganization (the Agreement).

Under the Agreement, acquisition subsidiary merged with and into the Company, with the Company remaining as the surviving entity (the Merger). In connection with the Merger the stockholders of the Company received common stock of the Parent company in exchange for their capital stock of the Company.

Simultaneously with the closing of the Merger, Kreido Biofuels, Inc. completed a private placement offering of 18,518,519 units (Private Placement Offering) of its securities at the purchase price of $1.35 per unit, each unit consisting of one share of common stock of Kreido Biofuels, Inc. and a warrant to purchase one share of common stock at an exercise price of $1.85 per share. The Private Placement Offering raised gross proceeds of $25,000,000, consisting of cash and cancelled indebtedness.

Funds distributed to the Company from the PPO will be less legal fees of approximately $325,000, advisory fees of $400,000, and commission fees of 7% on $5 million of the money raised by brokerage firms (approximately $350,000).

Contemporaneously with the closing of the merger, Kreido Biofuels, Inc. split off its wholly owned subsidiary, Gemwood Leaseco, Inc., through the sale of all the outstanding capital stock, upon the terms and conditions of the split off agreement.

NOTE 4	PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2006 and 2005 is summarized as follows:

	2006	2005
Furniture and fixtures	$43,472	$43,472
Machinery and equipment	602,333	460,654
Office equipment	114,554	110,039
Leasehold improvements	46,710	46,710
Total	807,069	660,875
Less accumulated depreciation and amortization	(474,045)	(387,083)
Net book value	$333,024	$273,792

NOTE 5	INCOME TAXES

Income taxes principally consist of minimum franchise taxes for the State of California. At September 30, 2006 and 2005, the Company had available net operating loss carry forwards totaling approximately $16,800,000 and $14,500,000 for federal income tax purposes, and approximately $15,500,000 and $13,100,000 for California state purposes, which expires beginning in tax year 2010. Additionally, at September 30, 2006 and 2005, the Company had state tax credits of approximately $400,000. For federal net operating loss generated before 1997, the carryforward period is 15 years. For federal net operating loss generated after 1997, the carryforward period is 20 years. For California state purposes, Kreido’s net operating losses were classified under Eligible Small Business (ESB). For ESB net operating loss generated from January 1, 1994 through December 31, 1999, the carryforward period is 5 years. For ESB net operating loss generated beginning January 1, 2000, the carryforward period is 10 years.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 5	INCOME TAXES (CONTINUED)

Deferred tax assets consist principally of the tax effect of net operating loss carry forwards. In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carry forwards in future tax returns, the Company has fully reserved its deferred tax assets as of September 30, 2006 and 2005.

In addition, the utilization of net operating loss carry forwards may be limited due to restrictions imposed under applicable federal and state tax laws due to a change in ownership.

NOTE 6	STOCK-BASED COMPENSATION

The Company’s Board of Directors approved the 1997 Stock Incentive Plan (the Plan) during 1997, which provides for grants of incentive stock options and nonqualified stock options. Under the Plan, options may be granted from time to time for an aggregate of no more than 1,870,000 shares of common stock as determined by the Board of Directors. The options typically vest over a four-year period with 25% vested per year, or in accordance with individual agreements as determined by the Board of Directors. The options are exercisable from three to ten years from the date of grant. There were 752,992 options vested at September 30, 2006, of which no options had been exercised.

Summary stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price

Balance at December 31, 2003	1,222,274	$0.96
Granted	310,524	0.16
Exercised	-	-
Cancelled	(1,060,945)	0.08
Balance at December 31, 2004	471,853	0.70
Granted	861,786	0.14
Exercised	-	-
Cancelled	(152,908)	0.96
Balance at December 31, 2005	1,180,731	$0.26
Granted	40,950	0.10
Exercised	-	-
Cancelled	(199,125)	0.10
Balance at September 30, 2006	1,022,556	$0.14

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 6	STOCK-BASED COMPENSATION (CONTINUED)

The following table summarizes information regarding options outstanding and options exercisable at September 30, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Outstanding at September 30, 2006	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Exercisable at September 30, 2006	Weighted- Average Exercise Price

$0.10	806,081	5.5	$0.10	552,747	$0.10
$0.70	3,000	2.9	0.70	3,000	0.70
$0.85	138,648	4.5	0.85	122,418	0.85
$1.00	45,948	3.7	1.00	45,948	1.00
$1.40	22,779	1.1	1.40	22,779	1.40
$2.10	6,100	1.5	2.10	6,100	2.10
	1,022,556	5.11	$0.28	752,992	$0.34

NOTE 7	COMMITMENTS

Operating Leases

The Company has entered into two operating leases for corporate offices and laboratory space, with termination dates ranging from November 14, 2006 to August 31, 2007. Rent expense for the nine-month periods ended September 30, 2006 and 2005 was $63,164 and $74,365, respectively.

At September 30, 2006, future minimum payments under these noncancelable lease agreements are as follows:

Year Ending December 31,	Amount
2006	$19,893
2007	59,366
$79,259

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 8	CAPITAL LEASES

The Company has entered into capital leases for various equipment.

At September 30, 2006, future minimum lease payments on these leases are as follows:

Amount
Three-month period ending December 31, 2006	$49,725
Year ending December 31, 2007	82,555
Total lease payments	132,280
Less - interest	5,869
Present value of lease payments	126,411
Less - current portion	54,453
$71,958

Equipment recorded under capital leases totaled $126,410 and $69,338 at September 30, 2006 and 2005, respectively.

NOTE 9	CONVERTIBLE NOTES PAYABLE

During 2001, the Company issued $2,519,296 of unsecured convertible notes payable with interest rate of 9% and due at various dates from January through November 2002. The notes were automatically convertible into the Series of Preferred Stock having the lowest conversion price of Series A, B or C Preferred Stock upon the occurrence of certain events, as defined.

During 2002, the Company secured additional financing of $2,575,000 in convertible notes payable. On April 12, 2002, the Company amended all existing notes to a due date of November 30, 2002 in accordance with a Bridge Financing - Series C Preferred Stock offering. Warrant coverage was provided for extension of existing loans as well as new bridge financing. In December 2002, $4,803,375 of these notes, including accrued interest of $422,910 and accounts payable of $29,500, were converted into Series C Convertible Preferred Stock (Note 10).

The remaining convertible two notes of $170,921 bore interest of 8% per annum and were due December 24, 2003. In April 2004, the balance of these notes, including accrued interest of $20,547 were converted into new notes with interest at 10% per annum and extended the maturity dates to May 31, 2004 and December 31, 2004.

During 2003, the Company issued secured convertible notes for $726,500. On October 1, 2003, the Company amended all the notes issued in 2003 to a due date of November 30, 2003 in accordance with a Bridge Financing - Series C preferred stock second closing. On November 13, 2003, these notes and accrued interest of $18,010 were converted into Series C convertible preferred stock (Note 10).

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 9	CONVERTIBLE NOTES PAYABLE (CONTINUED)

From January to March 2004, the Company issued secured convertible notes for $850,000. These notes bore interest of 10% per annum and were due June 30, 2004. In April 2004 the Company converted these notes, including accrued interest of $17,575 into Series B1 preferred stock (Note 10).

Also in April, notes held by SOG due December 24, 2003 were converted to new convertible notes bearing an interest of 10% per annum for $191,605 due December 31, 2004.

From June to October 2004, the Company issued convertible notes for $1,405,040. These notes bore interest of 10% per annum and were due November 29, 2004. In November 2004 the Company paid off all existing notes and raised additional working funds by issuing new secured convertible notes totaling $2,068,028 bearing an interest of 10% per annum and due July 29, 2005. Some of the new money was held in escrow to be released by the loan holders in January 2005 at their discretion.

From January to October 2005, the Company issued convertible notes totaling $3,232,933. These notes bore interest ranging from 10% to 12% per annum and were due February 28, 2006. Some of the new money was held in escrow to be released by the loan holders in 2006 at their discretion.

From July to September 2006, the Company issued convertible notes for $750,012. These notes bear interest of 12% per annum and are due December 31, 2006.

The balances of convertible notes payable at September 30, 2006 and 2005 were $6,050,973 and $3,718,461, respectively.

In 2004, the Company issued a no interest unsecured note payable to a former officer in the amount of $17,236. This note was payable in monthly installments of $2,873 and was fully paid in April 2005. In 2005, in conjunction with a consulting contract, the Company issued a new no interest unsecured note payable to this same former officer in the amount of $12,239 payable in full on December 31, 2008 with an initial payment of $2,000. The balance of this note payable at September 30, 2006 was $10,240.

NOTE 10	STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)

The Company’s Amended and Restated Articles of Incorporation (Articles) authorize the issuance of two classes of shares designated as common stock and preferred stock, each having no par value. The numbers of shares of common stock and preferred stock authorized are 150,000,000 and 100,000,000, respectively. Preferred stock currently consists of Series A1 (549,474 shares designated) and Series B1 (13,783,783 shares designated).

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

Common Stock

Common stockholders are entitled to receive dividends when and if declared by the Board of Directors, to share ratably in the proceeds of any dissolution or winding up of the Company and to vote on certain matters as provided in the Articles. No dividends can be declared or paid to common stockholders unless and until all accrued and unpaid dividends on the Series B1 preferred stock have been paid to Series B1 preferred stockholders. Shares of common stock are subject to transfer restrictions and certain rights of first refusal relating to the securities laws, the bylaws of the Company and, in certain cases, specific agreements with the Company and the preferred stockholders.

Restricted Common Stock

Restricted common stock has all the rights of a common stock but is subject to certain vesting schedules as defined in the individual stock grant agreements.

During 1999, in conjunction with the issuance of convertible notes payable, a shareholder of the Company placed 32,221 shares of common stock in escrow. The shares were subject to forfeiture if the convertible notes were converted into shares of Series A convertible preferred stock. In 2000, the convertible debt was converted into Series A convertible preferred stock. The amount of shares forfeited by the shareholder was reduced to 30,073 shares and 2,148 shares were returned to the shareholder. The value of the shares returned to the shareholder was not material to the financial statements.

In April 2004 the Company issued a total of 1,062,534 shares of restricted common in exchange for the cancellation of certain stock options. Upon the departure of one of the holders, 420,748 shares were cancelled. The total amount of vested shares was 513,469 as of December 31, 2005.

In August 1999, the Company issued 165,000 shares of Series A convertible preferred stock for total cash consideration of $1,155,000. These shares were issued to venture capital firms and private investors. In December 1999, the Company issued an additional 77,561 shares of Series A convertible preferred stock to private investors as consideration for convertible promissory notes payable totaling $542,921.

In August 2000, the Company issued 200,000 shares of Series B convertible preferred stock for total cash consideration of $1,500,000. These shares were issued to venture capital firms and private investors. In addition, throughout 2000, the Company issued an additional 106,916 shares of Series A convertible preferred stock to private investors as consideration for convertible promissory notes payable and accrued interest totaling $637,378.

In December 2002, the Company issued 7,250,785 shares of Series C convertible preferred stock for a total cash consideration of $1,995,000 and conversion of notes payable of $4,803,375, including accrued interest of $422,910 and accounts payable of $29,500. These shares were issued to venture capital firms and private investors.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

In November 2003, the Company issued 1,173,010 shares of Series C convertible preferred stock for a total cash consideration of $428,500 and conversion of notes payable of $744,510, which included accrued interest of $18,010. These shares were issued to venture capital firms and private investors.

On November 26, 2003, the Company’s Board of Directors declared a 10 to 1 reverse stock split of all the Company’s issued and outstanding shares of common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock. The number of shares, warrants and options outstanding and per share data has been restated to reflect the reverse stock split.

In connection with the reverse stock split, the Company repurchased the following split shares of common and convertible stock:

	Number of Shares	Amount
Common Stock	1	$1
Series A	9	9
Series B	3	3
Series C	12	12
	25	$25

In April 2004, the Company converted the outstanding amount of Series A and Series B convertible preferred stock into 549,474 shares of Series A1 convertible preferred stock for total of $3,628,369.

In April 2004, the Company issued 10,011,355 shares of Series B1 convertible preferred stock for total cash consideration of $720,000, conversion of notes payable of $867,572, which included accrued interest of $17,572 and conversion of all the outstanding Series C convertible preferred stock of $8,423,783. These shares were issued to venture capital firms and private investors.

Certain notes that expired in December 2003 were renegotiated in April 2004 and warrants to purchase 95,803 shares of Common at $0.85 were issued as part of the financing. The warrants expire in 5 years.

The rights, preferences and privileges of the Series A1 and Series B1 preferred stock are listed below:

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

Conversion Rights

Each share of the preferred stock outstanding is convertible, at the option of the holder, into common stock at the rate of one share of common stock for each share of the preferred stock, adjustable for certain dilutive events.

Such conversion will occur automatically upon the closing of a registered public offering of the Company’s common stock that yields aggregate proceeds to the Company of at least $30,000,000 at a per share price of at least $5.

Dividend Rights

Each fiscal year, the holders of shares of Series B1 Preferred Stock are entitled to receive, before any dividends are paid or declared and set aside for the Series A1 Preferred Stock or the Common Stock, out of funds legally available for that purpose, cumulative dividends at a rate of eight percent (8%) per annum, payable in cash only. Such cumulative dividends accrue from the date of issuance and are calculated through the earliest of (i) the conversion of Series B1 Preferred Stock into Common Stock, (ii) the redemption of Series B1 Preferred Stock or (iii) the liquidation, dissolution or winding up of the Company. The holders of the Series B1 Preferred Stock are entitled to participate, on an as-converted basis, in all dividends, whether payable in cash, property or stock, that are declared on any of the Common Stock. Cumulative dividends for Series B1 Preferred Stock as of September 30, 2006 and 2005 were $1,954,545 and $1,153,637, respectively.

Each fiscal year, the holders of shares of Series A1 Preferred Stock are entitled to receive, before any dividends are paid or declared and set aside for the Common Stock, out of funds legally available for that purpose, cumulative dividends at a rate of eight percent (8%) per annum, payable in cash only. Such cumulative dividends accrue from the date of issuance and are calculated through the earliest of (I) the conversion of Series A1 Preferred Stock into Common Stock, (ii) the redemption of Series A1 Preferred Stock or (iii) the liquidation, dissolution or winding up of the Company. The holders of the Series A1 Preferred Stock are entitled to participate, on an as-converted basis, in all dividends, whether payable in cash, property or stock, that are declared on any of the Common Stock. Cumulative dividends for Series A1 Preferred Stock as of September 30, 2006 and 2005 were $771,310 and $455,252, respectively.

Preference Events

Any transactions or series of related transactions, resulting in the sale of 50% or more of the voting power or assets of the Company and any merger, consolidation or similar transaction will be deemed liquidation, triggering the liquidation preference on the Preferred Stock. In the case of any liquidation involving a merger, consolidation, or similar transaction, accrued but unpaid dividends shall be paid to the extent earned.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

Liquidation Preference

On any liquidation of the Company holders of Series B1 Stock will receive their purchase price per share, plus accrued but unpaid dividends, if any, which liquidation rights shall be senior to the rights of holders of all other classes or series of capital stock of the Company. After the Series B1 Stockholders have received their liquidation preference, the holders of the Series A1 shall receive $9.00 per share, plus accrued but unpaid dividends. Thereafter, any remaining proceeds shall be divided among the holders of the Preferred Stock (on an as converted basis) and the holders of the Company’s Common on a pro-rata basis.

The Company is required to redeem any and all outstanding shares of Convertible Preferred Stock any time prior to the Redemption Deadline, as defined, upon the written request from the holders of at least a majority of the outstanding Convertible Preferred Stock, voting together as a single class on an as-converted basis, to the extent legally permitted, in accordance with the schedule and percentages below:

On or before the fifth anniversary of the Original Issue Date (the "First Redemption Date"), the Company shall redeem 33-1/3% of all shares of Convertible Preferred Stock outstanding on the First Redemption Date (determined on a pro rata basis in accordance with the number of such shares held by each holder thereof). No redemptions of the Series A1 Preferred Stock shall occur unless and until 33-1/3% of all shares of Series B1 Preferred Stock outstanding on the First Redemption Date have been redeemed.

Provided that the Company has fully satisfied the redemption obligations set forth above, on or before the sixth anniversary of the Original Issue Date (the "Second Redemption Date"), the Company shall redeem 50% of all shares of Convertible Preferred Stock outstanding on the Second Redemption Date (determined on a pro rata basis in accordance with the number of such shares held by each holder thereof). No redemptions of the Series A1 Preferred Stock shall occur unless and until 50% of all shares of Series B1 Preferred Stock outstanding on the Second Redemption Date have been redeemed.

Provided that the Company has fully satisfied the redemption obligations set forth above, on or before the seventh anniversary of the Original Issue Date (the "Third Redemption Date"), the Company shall redeem 100% of all shares of Convertible Preferred Stock outstanding on the Third Redemption Date. No redemptions of the Series A1 Preferred Stock shall occur unless and until 100% of all shares of Series B1 Preferred Stock outstanding on the Third Redemption Date have been redeemed.

The price per share to be paid by the Company for the redemption of the Convertible Preferred Stock shall be the then-effective Stated Value of each such share of Convertible Preferred Stock.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

Voting Rights

Holders of preferred stock are generally entitled to vote together with holders of common stock on matters presented for shareholder action as if such shares were converted to common stock.

Warrants

On November 7, 2000, the Company issued detachable stock purchase warrants to a bank to purchase 2,333 shares of Series B preferred stock at $7.50 per share in connection with an equipment note payable. The warrants expire on November 7, 2007. The fair value of the warrants on the date of issuance of $10,578 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of seven years; no dividends; risk free interest rate of 6.50%; and volatility of 50%. The fair value of the warrants was recorded as debt issuance costs and offset against the Series B convertible preferred stock in the accompanying balance sheet. Debt issuance costs were amortized to interest expense over the term of the note.

In connection with the issuance of convertible notes payable in 2002 (Note 9), the Company issued detachable stock purchase warrants to purchase 371,125 shares of common stock to the note holders. The warrants expire in five years. The fair value of the warrants at the dates of issuance of $287,645 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates of 3.03% to 4.5%; and volatility of 0.01%. The fair value of the warrants was recorded as a discount to the convertible notes and additional paid-in capital in the accompanying balance sheet. This discount was amortized to interest expense upon the conversion of the related notes to Series C convertible preferred stock.

In connection with the issuance of Series C convertible preferred stock in 2002, the Company modified the terms of the existing 779,763 warrants outstanding and adjusted the exercise price to $1.00 per share and the term to six years as an inducement to the note holders to convert. The fair value of the warrants as a result of the modification was $130,851 calculated using the Black-Scholes option pricing model with the following assumptions: contractual life of six years; no dividends; risk free rate of 3.0%; and volatility of 0.01%. The fair value of repriced warrants was recorded as other expense.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

In connection with the issuance of convertible notes payable in 2003 (Note 9), the Company issued detachable stock purchase warrants to purchase 213,677 shares of common stock to the note holders. The warrants expire in five years. The fair value of the warrants at the date of issuance of $57,353 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates of 2.97% and volatility of 0.01%. The fair value of the warrants was recorded as a discount to the convertible notes and additional paid-in capital in the accompanying balance sheet. This discount was amortized to interest expense upon the conversion of the related notes to Series C convertible preferred stock.

In 2003, the Company issued 71,250 warrants to purchase common stock and Series C preferred stock to a consultant. The warrants expire in six years. The fair value of the warrants at the date of issuance of $16,500 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates of 2.97% and volatility of $0.01%.

In connection with the issuance of convertible notes payable from January to March 2004 (Note 9), the Company issued detachable stock purchase warrants to purchase 300,000 shares of Series B1 convertible preferred stock and issued detachable stock purchase warrants to purchase 62,500 shares of common stock to the note holders. The warrants were to expire in five years. The fair value of the warrants at the date of issuance of $40,496 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates from 3.03% to 3.58% and volatility of 0.01%. Additionally, convertible debt had a beneficial conversion feature of $42,000. The fair value of the warrants and beneficial conversion feature was recorded as a discount to the convertible notes and additional paid-in capital in the accompanying balance sheet. This discount was amortized to interest expense upon the conversion of the related notes to Series B1 convertible preferred stock.

In connection with the conversion of the notes to Series B1 convertible preferred stock, the Company exchanged existing warrants to purchase 1,057,414 of common and preferred stock into new warrants to purchase common stock at $0.10 per share. The fair value of the new warrants was $21,148 calculated using the Black-Scholes option pricing model with the following assumptions: contractual life of five years; no dividends; risk free rate of 3.58%; and volatility of 0.01%. The fair value of exchanged warrants was recorded as other expense.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

In connection with the issuance of convertible notes payable from June to October 2004 (Note 9), the Company issued warrants to purchase 890,289 shares of Series B1 preferred stock and warrants to purchase 1,102,552 shares of default stock. The warrants expire in five years. The fair value of the warrants at the date of issuance of $596,607 was calculated by using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates from 3.40% to 3.72% and volatility of 0.01%.

With the issuance of convertible notes payable from January to October 2005 (Note 9), the Company issued warrants to purchase 2,388,065 shares of Series B1 preferred stock. The warrants expire in five years. The fair value of the warrants at the date of issuance of $760,876 was calculated by using the Black-Scholes option pricing model with the following assumptions: contractual life of five years; no dividends; risk free interest rates from 3.72% to 4.32% and volatility of 0.01%.

With the issuance of convertible notes payable from July to September 2006, the Company issued warrants to purchase 375,006 shares of Series B1 preferred stock. The warrants expire in five years. The fair value of the warrants at the date of issuance of $145,695 was calculated by using the Black-Scholes option pricing model with the following assumptions: contractual life of five years; no dividends; risk free interest rates from 4.73% to 5.19% and volatility of 0.01%.

The fair value of the warrants was recorded as a discount to the convertible notes and additional paid-in capital in the accompanying balance sheet. This discount is being amortized to interest expense over the term of the related convertible notes. The net unamortized discount at September 30, 2006 and 2005 were $1,108,688 and $674,945, respectively.

In 2005 and 2004, the Company issued 80,950 and 54,200, respectively, warrants to purchase Series B1 preferred stock to three consultants. The warrants expire in five years. The fair value of the warrants at the date of issuance of $14,903 in 2005 and $8,631 in 2004 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates of 3.37% to 4.35% and volatility of 0.01%.

In 2006, the Company issued 61,103 warrants to purchase Series B1 preferred stock to two consultants. The warrants expire in five years. The fair value of the warrants at the date of issuance of $16,700 was calculated using the Black-Scholes option pricing model and the following assumptions: contractual life of five years; no dividends; risk free interest rates of 4.47% to 5.10% and volatility of 0.01%.

Kreido Laboratories
(A Development Stage Company)
Notes to Financial Statements
Periods ended September 30, 2006 and 2005
(Unaudited)

NOTE 10       STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT) (CONTINUED)

A summary of warrant activity is as follows:

	Number of Options	Weighted Average Exercise Price

Balance at December 31, 2003	1,084,690	$0.98
Granted	3,562,758	0.71
Exercised	-	-
Cancelled	(1,057,414)	1.00
Balance at December 31, 2004	3,590,034	0.73
Granted	3,658,796	1.00
Exercised	-	-
Cancelled	-	-
Balance at December 31, 2005	7,248,830	$0.87
Granted	436,109	1.00
Exercised	-	-
Cancelled	-	-
Balance at September 30, 2006	7,684,939	$0.99

The weighted average exercise price assumes the default preferred strike price will be $1.00.

NOTE 11       RELATED PARTY TRANSACTIONS

For the nine months ended September 30, 2006 and 2005, law firms, of which certain members are shareholders of the Company, were paid $38,507 and $53,192 for legal services performed on behalf of the Company. As of September 30, 2006 and 2005, amounts due to the law firms were $107,107 and $42,640, respectively.

KREIDO BIOFUELS, INC.
AS OF SEPTEMBER 30, 2006
UNAUDITED

INTRODUCTORY STATEMENT

The following unaudited pro forma consolidated financial statements (the “Pro Forma Statements”) give effect to the reverse acquisition of Kreido Biofuels, Inc. (formerly Gemwood Productions, Inc.) (the “Parent”) by Kreido Laboratories, (the “Company”) and are based on the estimates and assumptions set forth herein and in the notes to such statements.

On January 12, 2007, the Parent, Kreido Acquisition Corp. (the acquisition subsidiary of the Parent) and the Company entered into an agreement and plan of merger and reorganization (the “Agreement”). The Agreement provides for the merger (the “Merger”) of the acquisition subsidiary with and into the Company, with the Company remaining as the surviving entity after the Merger, and as a result of which, the stockholders of the Company will receive common stock of the Parent (the “Parent Common Stock”) in exchange for their shares of the capital stock of the Company.

Simultaneously with the closing of the Merger, the Parent will complete a private placement offering the (“Private Placement Offering,” or “PPO,” and together with the Merger, the “Transaction”), of 18,518,519 units of the securities of the Parent at the purchase price of $1.35 per unit (the “PPO Price”), with each unit consisting of one share of the Parent Common stock and a five year warrant to purchase one share of the Parent Common Stock at an exercise price of $1.85 per share.

Contemporaneously with the closing of the Merger, the Parent intends to split off its wholly owned subsidiary, Gemwood Leaseco, Inc. (“Leaseco”) through the sale of all the outstanding capital stock.

The transaction is being accounted for as a reverse acquisition and recapitalization. The Company is the acquirer for accounting purposes.

The following unaudited pro forma financial information gives effect to the above. The unaudited pro forma financial information was prepared from the audited financial statements of the Parent for the fiscal year ended September 30, 2006 included in the Parent’s Form 10-KSB as filed with the Securities and Exchange Commission, the audited financial statements of the Company for the year ended December 31, 2005 and the unaudited financial statements of the Company for the twelve months ended September 30, 2006, which coincide with the fiscal year end of the Parent.

The unaudited pro forma consolidated balance sheet at September 30, 2006 assumes the effects of the Transaction took place on September 30, 2006. The unaudited pro forma consolidated statement of operations for the year ended September 30, 2006 assumes the effects of the Transaction took place on October 1, 2005. The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been consummated at the dates indicated, nor is it necessarily indicative of the future operating results or financial position.

KREIDO BIOFUELS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2006
UNAUDITED

ASSETS

	Kreido Laboratories	Kreido Biofuels, Inc. (formerly Gemwood Productions, Inc.)	Pro Forma Consolidating Entry		Pro Forma Consolidated
Current assets
Cash	$66,262	$10,291	$23,925,000	(6)	$24,001,553
Accounts receivable	508	-	-		508

Total current assets	66,770	10,291	23,925,000		24,002,061

Furniture and equipment	-	6,326	-		6,326
Fixed assets	333,025	-	-		333,025
Intangible assets - patents	828,012	-	-		828,012
Other assets	5,775	500	-		6,275

Total assets	$1,233,582	$17,117	$23,925,000		$25,175,699

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Convertible notes payable	$4,952,525	$-	$(4,952,525	) (1)	$-
Current portion of capital leases	16,293	-	-		16,293
Accounts payable	191,960	500	-		192,460
Advances payable	891,421	-	-		891,421

Total current liabilities	6,052,199	500	(4,952,525)		1,100,174

Capital leases less current portion	110,117	-	-		110,117

Total liabilities	6,162,316	500	(4,952,525)		1,210,291

Stockholders’ equity (deficit)
Series A1 convertible preferred stock, no par value; 549,474 shares authorized; 549,474 issued and outstanding	3,628,369	-	(3,628,369	) (2)	-
Series B1 convertible preferred stock, no par value; 13,783,783 shares authorized; 10,011,355 issued and outstanding	10,011,355	-	(10,011,355	) (3)	-
Common stock, no par value, 150,000,000 shares authorized; 720,501 issued and outstanding	103,200	-	(103,200	) (4)	-
Restricted common stock, no par value, 641,786 issued and outstanding	64,179	-	(64,179	) (4)	-
Common stock, $0.001 par value; 50,000,000 shares authorized; 61,018,519 issued and outstanding	-	2,900	27,000	(5)
			31,119	(6)	61,019
Warrant valuation	-	-	9,272,000	(6)	9,272,000
Additional paid-in capital	3,403,667	44,100	18,732,628	(5)	36,802,276
			14,621,881	(6)
Accumulated deficit	(22,117,781)	(30,383)	-		(22,148,164)
Deferred compensation	(21,723)	-	-		(21,723)

Total stockholders’ deficit	(4,928,734)	16,617	28,877,525		23,965,408

Total liabilities and stockholders’ deficit	$1,233,582	$17,117	$23,925,000		$25,175,699

The accompanying notes are an integral part of these pro forma financial statements

KREIDO BIOFUELS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
UNAUDITED

	Kreido Laboratories	Kreido Biofuels, Inc. (formerly Gemwood Productions, Inc.)	Pro Forma Consolidating Entry	Pro Forma Consolidated

Sales	$-	$-	$-	$-

Cost of goods sold	-	-	-	-

Gross profit	-	-	-	-

Operating expenses
Research and development	1,623,725	-	-	1,623,725
Administrative expenses	713,440	30,383	-	743,823

Loss from operations	(2,337,165)	(30,383)	-	(2,367,548)

Other income (expenses)
Interest expense	(841,740)	-	-	(841,740)
Interest income	4,781	-	-	4,781
Other income	98,535	-	-	98,535
Loss on sale of property and equipment	(28,227)	-	-	(28,227)
Loss on retirement of assets	(154,316)	-	-	(154,316)
Income tax expense	(800)	-	-	(800)

Net loss for the period	$(3,258,932)	$(30,383)	$-	$(3,289,315)

The accompanying notes are an integral part of these pro forma financial statements

KREIDO BIOFUELS, INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2006
UNAUDITED

(1)	Conversion of notes payable into 10,224,177 shares of Kreido Biofuels, Inc. common stock.

(2)	Conversion of Series A1 Preferred Stock into 619,946 shares of Kreido Biofuels, Inc. common stock.

(3)	Conversion of Series B1 Preferred Stock into 12,065,114 shares of Kreido Biofuels, Inc. common stock.

(4)	Exchange of common stock and restricted common stock for 4,090,763 shares of Kreido Biofuels, Inc. common stock.

(5)	Issuance of 27,000,000 shares of Kreido Biofuels, Inc. common stock for all outstanding common stock of Kreido Laboratories.

(6)	Allocation of proceeds of private placement offering of $25,000,000, net of approximately $750,000 in financing costs and $325,000 in legal costs.

(d)	Exhibits.

Exhibit No.	Description	Reference
2.1
Agreement and Plan of Merger and Reorganization, dated as of January 12, 2007, by and among Kreido Biofuels, Inc., a Nevada corporation, Kreido Acquisition Corp., a California corporation and Kreido Laboratories, a California corporation.*

3.1	Amended and Restated Articles of Incorporation of Kreido Biofuels, Inc. (f/k/a Gemwood Productions, Inc.).	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2006 (File No. 333-130606).
3.2	Bylaws of Kreido Biofuels, Inc. (f/k/a Gemwood Productions, Inc.).	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 22, 2005 (File No. 333-130606).
4.1	Form of Investor Warrant of Kreido Biofuels, Inc.*
4.2	Form of Lock-Up Agreement by and between Tompkins Capital Group and each of the officers and directors of Kreido Biofuels, Inc., and certain stockholders of Kreido Laboratories.*
10.1	Escrow Agreement, dated as of January 12, 2007, by and between Kreido Biofuels, Inc., Joel A. Balbien and Gottbetter & Partners, LLP.*
10.2	Form of Subscription Agreement, dated as of January 12, 2007, by and between Kreido Biofuels, Inc. and the investors in the Offering.*
10.3	Form of Registration Rights Agreement, dated as of January 12, 2007, by and between Kreido Biofuels, Inc. and the investors in the Offering.*
10.4	Split-Off Agreement, dated as of January 12, 2007, by and among Kreido Biofuels, Inc., Victor Manuel Savceda, Kreido Laboratories and Gemwood Leaseco, Inc.*
10.5	Employment Agreement, dated November 1, 2006, by and between Kreido Laboratories and Joel A. Balbien.*
10.6	Form of Indemnity Agreement by and between Kreido Biofuels, Inc. and Outside Directors of Kreido Biofuels, Inc.*
10.7	2006 Equity Incentive Plan.*
10.8	Stock Option Agreement by and between Kreido Biofuels, Inc. and Joel A. Balbien dated as of January 12, 2007.*
10.9	Form of Incentive Stock Option Agreement by and between Kreido Biofuels, Inc. and participants under the 2006 Equity Incentive Plan.*
10.10	Form of Non-Qualified Stock Option Agreement by and between Kreido Biofuels, Inc. and participants under the 2006 Equity Incentive Plan.*
21.1	Subsidiaries of Kreido Biofuels, Inc.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreido Biofuels, Inc.

/s/ Joel A. Balbien

Name: Joel A. Balbien
Title: President & Chief Executive Officer

Dated: January 16, 2007

EXHIBIT INDEX

Exhibit No.	Description	Reference
2.1
Agreement and Plan of Merger and Reorganization, dated as of January 12, 2007, by and among Kreido Biofuels, Inc., a Nevada corporation, Kreido Acquisition Corp., a California corporation and Kreido Laboratories, a California corporation.*

3.1	Amended and Restated Articles of Incorporation of Kreido Biofuels, Inc. (f/k/a Gemwood Productions, Inc.).	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2006 (File No. 333-130606).
3.2	Bylaws of Kreido Biofuels, Inc. (f/k/a Gemwood Productions, Inc.).	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 22, 2005 (File No. 333-130606).
4.1	Form of Investor Warrant of Kreido Biofuels, Inc.*
4.2	Form of Lock-Up Agreement by and between Tompkins Capital Group and each of the officers and directors of Kreido Biofuels, Inc., and certain stockholders of Kreido Laboratories.*
10.1	Escrow Agreement, dated as of January 12, 2007, by and between Kreido Biofuels, Inc., Joel A. Balbien and Gottbetter & Partners, LLP.*
10.2	Form of Subscription Agreement, dated as of January 12, 2007, by and between Kreido Biofuels, Inc. and the investors in the Offering.*
10.3	Form of Registration Rights Agreement, dated as of January 12, 2007, by and between Kreido Biofuels, Inc. and the investors in the Offering.*
10.4	Split-Off Agreement, dated as of January 12, 2007, by and among Kreido Biofuels, Inc., Victor Manuel Savceda, Kreido Laboratories and Gemwood Leaseco, Inc.*
10.5	Employment Agreement, dated November 1, 2006, by and between Kreido Laboratories and Joel A. Balbien.*
10.6	Form of Indemnity Agreement by and between Kreido Biofuels, Inc. and Outside Directors of Kreido Biofuels, Inc.*
10.7	2006 Equity Incentive Plan.*
10.8	Stock Option Agreement by and between Kreido Biofuels, Inc. and Joel A. Balbien dated as of January 12, 2007.*
10.9	Form of Incentive Stock Option Agreement by and between Kreido Biofuels, Inc. and participants under the 2006 Equity Incentive Plan.*
10.10	Form of Non-Qualified Stock Option Agreement by and between Kreido Biofuels, Inc. and participants under the 2006 Equity Incentive Plan.*
21.1	Subsidiaries of Kreido Biofuels, Inc.*

*	Filed herewith.